UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

FTI CONSULTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (04-05)
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

500 East Pratt Street, Suite 1400
Baltimore, Maryland 21202
(410) 951-4800

April 21, 2008

Dear Stockholder:

     You are cordially invited to attend the 2008 Annual Meeting of Stockholders of FTI Consulting, Inc. on June 10, 2008, at 9:30 a.m., EDT, at its executive office located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

     Enclosed with this letter is a Notice of the Annual Meeting, a proxy statement, a proxy card and a return envelope. Both the Notice of the Annual Meeting and the proxy statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI Consulting, Inc. At the Annual Meeting, we will ask you to:

  Elect three Class III directors;

  Approve the addition of 1,000,000 shares of common stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan;

  Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  Transact any other business that is properly presented at the Annual Meeting.

     Your vote is important. Whether or not you plan to attend this meeting, we urge you to vote. We invite you to use the convenience of Internet voting at the site indicated on the enclosed proxy card. Alternatively, you are urged to vote by signing, dating and promptly returning the proxy card in the enclosed prepaid return envelope, or follow the instructions provided for voting by telephone. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card. You may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

JACK B. DUNN, IV
President and Chief Executive Officer

FTI CONSULTING, INC.
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Date: June 10, 2008
Time: 9:30 a.m., EDT
Place: FTI Consulting, Inc., Executive Office, 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

Dear Stockholder:

     At the Annual Meeting, we will ask you to:

  Elect three Class III directors;

  Approve the addition of 1,000,000 shares of common stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan;

  Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  Transact any other business that is properly presented at the Annual Meeting.

     The Board of Directors recommends a vote FOR the election of each of the nominees for Class III director, FOR the approval of the addition of 1,000,000 shares of common stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan and FOR the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

     Stockholders of record at the close of business on March 19, 2008, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. We began mailing this Notice of Annual Meeting, the proxy statement and form of proxy to stockholders on or about April 21, 2008. On or about April 21, 2008, we also began sending FTI Consulting, Inc.’s 2007 Annual Report to stockholders of record at the close of business on March 19, 2008.

By Order of the Board of Directors,

JOANNE F. CATANESE
Associate General Counsel and Secretary
April 21, 2008

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

We invite you to utilize the convenience of Internet voting at the site indicated on the enclosed proxy card. Alternatively, we encourage you to vote by completing and signing the enclosed proxy card and returning it in the enclosed envelope as soon as possible, even if you plan to attend the meeting, or follow the instructions provided for voting via telephone. If you have questions about voting your shares, please contact our Corporate Secretary at FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. If you decide to change your vote, you may revoke your proxy in the manner described in the proxy statement, at any time before it is voted.

500 East Pratt Street, Suite 1400
Baltimore, Maryland 21202
(410) 951-4800

April 21, 2008

____________________

PROXY STATEMENT FOR ANNUAL MEETING
____________________

     This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2008 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2008 Annual Meeting will be held on June 10, 2008, at 9:30 a.m., EDT, at FTI Consulting, Inc.’s executive office, located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

     On or about April 21, 2008, we began mailing this proxy statement, accompanying proxy card and FTI Consulting, Inc.’s 2007 Annual Report to stockholders who, according to our records, owned shares of our common stock at the close of business on March 19, 2008.

     Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on June 10, 2008.

     The proxy statement and annual report are available at http://www.fticonsulting.com.

INFORMATION ABOUT THE 2008 ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

     The Board of Directors of FTI Consulting, Inc., a Maryland corporation, is providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on Tuesday, June 10, 2008. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?

     The information in this proxy statement relates to the proposals to be voted on at the 2008 Annual Meeting of Stockholders, the voting process, the nominees for Class III director, our Board and its Committees, the compensation of non-employee directors and our chief executive officer, chief financial officers during 2007, and other three most highly paid executive officers for fiscal 2007, and certain other information we are required to provide to you. We have summarized information in this proxy statement that you should consider in deciding how to vote on the proposals being submitted to a vote of our stockholders at this meeting.

Who is soliciting my proxy?

     We are sending you this proxy statement because our Board of Directors is seeking a proxy to vote your shares of common stock at our 2008 Annual Meeting of Stockholders, because you were a stockholder at the close of business on March 19, 2008, the record date, and are entitled to vote at the meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On or about April 21, 2008, we began mailing this proxy statement to all people who, according to our stockholder records, owned shares of our common stock at the close of business on March 19, 2008.

When and where will we hold the 2008 Annual Meeting of Stockholders?

     Our 2008 Annual Meeting of Stockholders will be held on Tuesday, June 10, 2008 at 9:30 a.m., EDT, at FTI Consulting, Inc.’s executive office, which is located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800.

Who pays the costs of the proxy solicitation?

     We will pay the cost of soliciting proxies. Proxies may be solicited by our directors, officers or employees, in person or by telephone, facsimile or other electronic means or by letter. We may also engage a professional proxy solicitation firm to solicit proxies but have not yet engaged any firm to perform such services. In accordance with the regulations of the Securities and Exchange Commission (“SEC”), and the New York Stock Exchange (“NYSE”), we also will reimburse brokerage firms and other nominees and fiduciaries for their expenses incurred in sending proxy cards and proxy materials to beneficial owners of our common stock as of the record date.

How many votes must be present to hold the 2008 Annual Meeting of Stockholders?

     On March 19, 2008, the record date for the 2008 Annual Meeting of Stockholders, 49,596,310 shares of our common stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present. In deciding whether a quorum is present, abstentions and “broker non-votes” will be counted as shares of common stock that are present at the Annual Meeting.

What items of business will be voted on at the Annual Meeting?

     At the Annual Meeting, we will ask you to:

  Elect three Class III directors;

  Approve the addition of 1,000,000 shares of common stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan;

  Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  Transact any other business that is properly presented at the Annual Meeting.

How do I vote my shares?

     You have one vote for each share of our common stock that you owned of record at the close of business on March 19, 2008. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

     If your common stock is held by a broker/fiduciary/nominee, you will receive instructions from that entity that you must follow in order to have your shares voted. If you hold your shares through an account with a broker/fiduciary/nominee, your ability to vote your shares by telephone or over the Internet depends on its voting procedures. Your broker/fiduciary/nominee may be participating in a program provided through Broadridge Investor Communication Solutions that allows you to vote via telephone and over the Internet. If so, please follow the instructions that your broker/fiduciary/nominee will provide.

     If you hold your shares in your own name as a holder of record you may vote your shares of our common stock at the Annual Meeting as follows:

  How can I vote in person? To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting.

  How can I vote by Internet? We encourage you to use our convenient Internet voting system, which you can access and use whether you live in the United States or elsewhere. The website for Internet voting is printed on the proxy card, which is enclosed. Internet voting is available 24 hours a day until 11:59 p.m., EDT, on June 9, 2008. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, please do NOT return your proxy card.

  How can I vote by mail? To vote by mail, you must complete, sign and return the enclosed proxy card in the accompanying pre-addressed envelope. By completing, signing and returning the proxy card, you will be directing the person or persons designated on the proxy card as your proxies to vote your shares of common stock at the Annual Meeting in accordance with the instructions you give on the proxy card. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

  How can I vote by telephone? If you are a registered “record” stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you may also vote by telephone by calling the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 P.M., EDT, on June 9, 2008. If you vote by telephone, please do NOT return your proxy card.

What does it mean if I received more than one proxy card or instruction form?

     If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker/fiduciary/nominee or you may hold shares in different ways or in multiple names (e.g., joint tenancy, trusts and custodial accounts). Please vote all of your shares.

Will my shares be voted if I do not complete, sign and return my proxy card or instruction form?

     If you are a registered “record” stockholder and do not provide your fully completed proxy by mail or vote by telephone or the Internet, you must attend the Annual Meeting in order to vote.

     If your shares are held in a brokerage account or by another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction form on behalf of your broker/fiduciary/nominee. Brokerage firms and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker/fiduciary/nominee how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker/fiduciary/nominee to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker/fiduciary/nominee that holds your shares, giving you the right to vote the shares at the meeting.

     Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker/fiduciary/nominee, your shares may be voted. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal 1, the election of directors, and Proposal 3, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008, are considered routine matters for which brokers/fiduciaries/nominees may vote in the absence of specific instructions. When a proposal is not considered “routine” and the broker/fiduciary/nominee has not received voting instructions from the beneficial owner of the shares with respect to such proposal; such firm cannot vote the shares on that proposal. Proposal 2, to add 1,000,000 shares to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, is not considered routine and brokerage firms and other nominees/fiduciaries may not vote on this proposal in the absence of specific instructions. Shares of common stock that a broker/fiduciary/nominee is not authorized to vote are counted as “broker non-votes.”

How will my shares of FTI common stock be voted if I do not specify my voting instructions on the proxy card?

     If you sign and return the proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies as follows:

  FOR the election of each of the three nominees for Class III director;

  FOR the addition of 1,000,000 shares of common stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan;

  FOR the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  In accordance with the best judgment of the named proxies on any other matter properly brought before the meeting.

What if I change my mind?

     You may change your vote at any time prior to the vote at the Annual Meeting. You may change your vote in any one of four ways:

  You may notify our Corporate Secretary in writing that you wish to revoke your proxy.

  You may submit a proxy dated later than your original proxy.

  You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of our common stock at the Annual Meeting.

  For shares you hold beneficially or in street name, you may change your vote by submitting a later dated proxy to your broker/nominee/fiduciary, or if you obtained a legal proxy from your broker/nominee/fiduciary giving you the right to vote your shares, by attending the meeting and voting in person.

How many votes will be needed to approve each of this year’s proposals?

Proposal 1: Election of Three Class III Directors	The three nominees for election as Class III directors who receive the highest number of “FOR” votes will be elected as directors. This number is called a “plurality.” If you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your non-votes or withholding of authority and broker non-votes will not count as votes cast either for or against the nominee, and will have no impact on the election of a director.

Proposal 2: Approve the Addition of 1,000,000 Shares of Common Stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan	Under Maryland law, approval of the addition of 1,000,000 shares of common stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. In addition to the requirements of Maryland law, the NYSE requires that Proposal 2 be approved by a majority of votes cast on Proposal 2, provided that the total vote cast on Proposal 2 represents over 50% in interest of all securities entitled to vote on Proposal 2. Under the NYSE shareholder approval requirements, abstentions are treated as votes cast. Accordingly, they will have the effect of a vote against Proposal 2. Because broker non-votes are not counted as votes cast under the NYSE shareholder approval requirements, they could have an impact on satisfaction of the NYSE requirement that the total vote cast on Proposal 2 represents over 50% in interest of all securities entitled to vote on the Proposal.

Proposal 3: Ratify the Appointment of KPMG LLP as FTI Consulting, Inc.’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2008	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 requires a majority of the votes cast at the Annual Meeting be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal and will have no impact on the result of the vote.

How does the Board recommend that I vote?

     Our Board of Directors recommends that you vote your shares:

  FOR the election of each of the three nominees for Class III director;

  FOR the addition of 1,000,000 shares of common stock to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan; and

  FOR the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

How can I obtain FTI’s corporate governance information?

     The FTI home page is www.fticonsulting.com. You may also go directly to http://www.fticonsulting.com/web/about/Governance.html for the following information which is also available in print, with no charge, to any stockholder who requests it by contacting our Corporate Secretary at FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800:

  Policies of the Board, including, its Corporate Governance Guidelines and Categorical Standards of Director Independence;

  Committee Charters for the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee; and

  Other FTI policies, including, our Policy on Conflicts of Interest; Policy on Disclosure Controls; Policy on Ethics and Business Conduct; Policy Statement on Inside Information and Insider Trading; Anti-Corruption Policy, Internal Audit Charter and Whistleblower Policy.

ADDITIONAL INFORMATION

     On April 21, 2008, we began sending our Annual Report to Stockholders for the fiscal year ended December 31, 2007, including our consolidated financial statements, to all stockholders entitled to vote at this Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI.

     You may access this proxy statement and our annual report to stockholders on our website at www.fticonsulting.com and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as well as other information on our website at: http://investor.fticonsulting.com/edgar.cfm. Alternatively, you may request a free copy of the Form 10-K and other periodic reports and materials filed with the SEC by contacting our Corporate Secretary at FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. We will also furnish without charge copies of the exhibits and schedules to the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 if specifically requested.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     We will present the following three proposals at the 2008 Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on the proposal in our best judgment.

PROPOSAL NO. 1 — ELECTION OF THREE CLASS III DIRECTORS

     Our Board of Directors is divided into three classes. We currently have ten directors, with Class I and III each having three directors and Class II having four directors. The members of each class are elected for three-year terms. The terms of each class expire at successive meetings so that stockholders elect one class of directors at each annual meeting. Class III directors will stand for election by stockholders at the 2008 Annual Meeting. The terms of the Class I directors and Class II directors will expire at the annual meetings of stockholders to be held in 2009 and 2010, respectively.

     There are three nominees for election to our Board as Class III directors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons for election as Class III directors at the Meeting:

Mark H. Berey

Jack B. Dunn, IV

Gerard E. Holthaus

     Mark Berey, Jack Dunn and Gerard Holthaus currently are members of Class III of the Board. Messrs. Berey and Holthaus have been directors since 2004 and Mr. Dunn, who is the President and Chief Executive Officer of the Company, has been a director since 1992. See “Information About the Board of Directors and Committees-Nominating and Corporate Governance Committee – Director Nomination Process” for a discussion of the director identification, appointment and nomination process.

     The Board has affirmatively concluded that Messrs. Berey and Holthaus qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. More detailed information about the Board’s determination of director independence is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees — Independence of Directors” and “Information About the Board of Directors and Committees — Nominating and Corporate Governance Committee - Director Nomination Process.”

     Each nominee, if elected, will serve for a three-year term until the annual meeting of stockholders in 2011. We do not know any reason why any nominee would be unable to serve as a director. If any of the nominees cannot serve for any reason (which is not anticipated), the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees designated by the Board. The Board may also decide to leave any such Board seat or seats vacant until a suitable candidate or candidates is identified, or it may decide to reduce the size of the Board. More detailed information about each of the nominees is provided in the section of this proxy statement titled “Information About the Board of Directors and Committees – Information About the Nominees for Class III Director and Other Directors.”

The Board of Directors Unanimously Recommends That You Vote FOR the Election of
All the Nominees as Class III Directors.

PROPOSAL NO. 2 — APPROVE THE ADDITION OF 1,000,000 SHARES OF COMMON STOCK TO THE FTI CONSULTING, INC. 2006 GLOBAL LONG-TERM INCENTIVE PLAN

INTRODUCTION

     The FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan (the “Initial 2006 Plan”) was originally adopted by the stockholders of the Company on June 6, 2006. The Board approved amendments to the 2006 Plan that did not require the approval of stockholders in October 2006 (the “Amended 2006 Plan,” and together with the Initial 2006 Plan, the “2006 Plan”) to limit the amount of cash-based awards that can be granted to an individual in any year, to limit the ability of the administrator to waive, accelerate or otherwise change the vesting or restrictions of an award, in whole or in part, other than outstanding awards for reasons of death, disability, change in control, retirement, or an event of termination (including termination by the Company or an affiliate without cause, termination by grantee for good reason, or settlement or waiver of claims or proceedings arising out of a termination by the Company or an affiliate without cause), and to limit the ability of the administrator to grant more than five percent of annual stock-based awards with vesting periods of less than (i) one-year, in the case of performance-based awards and (ii) three years, in the case of other stock-based awards.

     In order to add 1,000,000 shares of common stock reserved for issuance under the 2006 Plan, stockholder approval of the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan [as Amended and Restated as of June 10, 2008] (the “Restated 2006 Plan”) is required. The Restated 2006 Plan differs from the 2006 Plan only in that the total authorized shares of common stock authorized for issuance under the Restated 2006 Plan will increase to 4,500,000 shares from 3,500,000 shares and the total number of shares of common stock that may be granted as Stock-Based Awards (as hereafter defined) under the Restated 2006 Plan would increase to 2,100,000 shares from 1,100,000 shares. If approval of the Restated 2006 Plan is not obtained at the Annual Meeting, the 2006 Plan will remain in place as it was prior to the Annual Meeting. The Company, however, will be limited in its ability to grant new awards by the number of authorized shares of common stock then available for grant under the plan. On March 31, 2008, the Board authorized submitting the proposal to add 1,000,000 shares of common stock to the Restated 2006 Plan to stockholders for approval.

     KPMG has advised the Company that the Restated 2006 Plan provisions allowing the Board or the administrator, as applicable, discretion whether to adjust Awards for stock dividends, stock splits and reverse stock splits and non-change in control transactions such as spin-offs, split-ups, recapitalizations, mergers, consolidations or share exchanges could result in unintended accounting consequences should any of those events occur. The Company intends to seek Board approval at its May 2008 meeting to amend the Restated 2006 Plan to eliminate such Board discretion. The above changes do not require stockholder approval and Board approval will not be contingent on stockholder approval of the Restated 2006 Plan.

     The authorized stock under the 2006 Plan has primarily been used to fund equity awards to senior managing directors under the Company’s senior managing director incentive compensation program (the “SMD IC Program”), which was adopted in April 2006. If the Company cannot provide the equity benefits called for by SMD IC Program in the form of stock option and restricted stock awards, the terms of the plan require that the Company provide those benefits in cash. We believe that stock options and stock-based equity awards have been, and will continue to be, an important compensation element in attracting, motivating and retaining key employees of the Company. The equity award structure under the SMD IC Program has been designed to motivate and reward senior managing directors and practice group leaders to achieve long term goals by increasing their ownership of FTI, thereby, further aligning their goals with those of our stockholders. The SMD IC Program grants participating senior managing directors who enter into long-term employment agreements with significant up-front stock option and restricted stock awards. In addition, the SMD IC Program provides for the non-discretionary deferral of a portion of the participants’ eligible performance-based annual cash bonus awards in the form of restricted stock, the discretionary deferral of a portion of such award in the form of stock units and additional equity-based incentives to the participants in the forms of (a) restricted stock and stock option awards that match all or a portion of the value of their respective annual non-discretionary and discretionary bonus amounts and (b) additional restricted stock awards based on the improvement of our earnings per share (“EPS”) as reported by us to our stockholders for the applicable award period, determined by applying a 1.0% match for every 1.0% of improvement in our EPS, year over prior year, up to 20%. Currently, 51 of our senior managing directors have entered into employment agreements with an average term of approximately five years, as a condition to their participation in the SMD IC Program. We believe senior professional retention has significantly improved as a result of the SMD IC Program. Since inception, senior managing directors participating in the SMD IC Program have been authorized to receive an aggregate of 403,308 shares of restricted stock and stock options for an aggregate of 1,677,496 shares of common stock. For FTI to continue to benefit from the SMD IC Program, additional shares will need to be authorized under the 2006 Plan to provide continuing incentives to our revenue generating professionals to remain with FTI, and motivate our other professionals to strive to potentially join the program.

     The addition of shares will allow us to continue to drive Company growth by providing equity incentives to our executive officers, non-employee directors, other employees and other individuals who are responsible for our success and growth, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, and link incentives with increases in stockholder value.

     In general, the Restated 2006 Plan empowers FTI to grant stock options and stock appreciation rights, performance-based and cash-based incentives, as well as a limited number of stock-based awards, to executive officers, employees, non-employee directors and individual consultants and service providers of FTI and our subsidiaries. The Restated 2006 Plan will also allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby preserving our ability to receive tax deductions for the awards.

     Without stockholder approval of the addition of 1,000,000 shares of common stock to the Restated 2006 Plan, we may not have sufficient authorized shares of common stock under the 2006 Plan to fund the SMD IC Program, including future years’ equity awards, non-employee director equity awards under our non-employee director compensation plan, and other equity awards that the administrator of the 2006 Plan determines from time to time to be in our best interests to make.

     As of March 19, 2008, 926,071 shares remained available for grant under the 2006 Plan, of which 436,089 shares were available for Stock-Based Awards as described below under “Shares Available; Limitation on Issuance of Stock-Based Awards”. All of the 1,000,000 additional shares of common stock under the Restated 2006 Plan will be available for option and stock appreciation right grants as well as Stock-Based Awards. As of March 19, 2008 and April 9, 2008, the closing price per share of our common stock was $67.11 and $63.89, respectively, as reported on the NYSE. The Initial 2006 Plan was initially adopted by the Board on March 29, 2006 and approved by stockholders on June 6, 2006.

     As of March 19, 2008, 137,890 shares of our common stock remained available to be issued under our 2004 Long-Term Incentive Plan, of which only 60,616 shares remained available to be issued as direct stock grants.

DESCRIPTION OF THE PLAN

Summary

     The following is a summary of the Restated 2006 Plan. The following general summary is qualified in its entirety by the complete text of the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan [as Amended and Restated Effective June 10, 2008] attached to this proxy statement as Appendix A. You may request a copy of the Restated 2006 Plan without charge from the Corporate Secretary of FTI Consulting, Inc. at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800.

Shares Available; Limitation on Issuance of Stock-Based Awards

     If you approve the addition of 1,000,000 shares of common stock to the Restated 2006 Plan, the total number of shares of common stock authorized under the Restated 2006 Plan would increase to 4,500,000, of which an aggregate of 2,100,000 shares would have been available for direct restricted and unrestricted stock awards as well as other stock-based awards, including, without limitation, phantom stock, performance awards and performance units (collectively, “Stock-Based Awards,” and together with stock options and stock appreciation rights, “Awards”), as described below under “Description of the Plan—Types of Awards and Grants.” We believe that generally a Stock-Based Award is more valuable to the grantee than a stock option or stock appreciation right for the same number of shares. The SMD IC Program contemplates the issuance of more Stock-Based Awards than stock option awards.

     The maximum number of shares of our common stock as to which Awards may be granted, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding Awards, may be subject to adjustment in the event of a non-change in control transaction affecting our common stock, or our capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, share exchange or other similar transaction, or a stock dividend, stock split, reverse stock split, issuance of rights or warrants or other similar events. At the Board’s May 2008 meeting, it will consider the Company’s proposal to amend the Restated 2006 Plan to eliminate Board and administrator discretion, as applicable, as to whether or not to make such adjustments to Awards. That change to the Restated 2006 Plan will not require stockholder approval. Shares of common stock that relate to Awards that have been settled in cash, terminate or expire unexercised, or are repurchased, or otherwise forfeited will be restored to the Restated 2006 Plan and thereafter will be available for future Awards; provided, however, that any shares that are repurchased by us in connection with any Award or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Code. The shares of common stock to be issued under the Restated 2006 Plan will come from authorized but unissued shares of our common stock, treasury shares or our open market purchases of our common stock.

Plan Administration; Terms of Awards

     The Restated 2006 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, as administrator, has the sole authority to interpret the Restated 2006 Plan and set the terms of all Awards, including the authority to: (1) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares to be covered by or used for reference purposes for each Award; (4) impose such other terms, limitations, restrictions and conditions upon any Award as the Committee shall deem appropriate; and (5) establish the performance goals and payment terms of performance-based awards. The administrator may modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, neither the administrator nor the Board may reprice, replace or regrant any option granted under the Plan, (i) through cancellation and replacement or regrant with lower priced options, (ii) through exchange, replacement, or buyouts of awarded options with cash, or (iii) by lowering the option exercise price of a previously granted Award, without the prior approval of FTI’s stockholders. In addition, the administrator may not waive, accelerate or otherwise change the vesting or restrictions of an Award, in whole or in part, other than outstanding Awards for reasons of death, disability, change in control, retirement or an event of termination.

No Stock Option and Stock Appreciation Right Reloads, Repricings or Cancellations

     The Restated 2006 Plan does not provide for the automatic reload of stock options once they are exercised. In addition, the repricing of stock options and stock appreciation rights to a lower price is not permitted under the Restated 2006 Plan, without the approval of FTI’s stockholders. This provision applies to both direct repricings, lowering the exercise price of a stock option or value of a stock appreciation right after grant, and indirect repricings, canceling an outstanding stock option or stock appreciation right and granting a replacement stock option with a lower exercise price or stock appreciation right with a lower value, and buying out options or stock appreciation rights for cash, without the prior approval of our stockholders.

Limitation on Individual Awards

     Under the Restated 2006 Plan, the administrator may not grant Awards, in any combination, for more than 750,000 shares to any individual in any calendar year. Such per-individual limit will not be adjusted to reflect any Award (and related shares of common stock) of an individual that has been terminated, surrendered or canceled.

     The maximum dollar award that may be paid to any one individual as cash-based Awards under the Restated 2006 Plan in any year shall not exceed the aggregate amount of $15.0 million.

No Annual “Evergreen” Provision

     The Restated 2006 Plan provides for a fixed allocation of shares of common stock.

No Loans

     The Restated 2006 Plan does not authorize FTI to make loans to plan participants to finance the acquisition of shares.

No Discount Stock Options

     The Restated 2006 Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of a share of our common stock on the date of grant.

Types of Awards and Grants

     Pursuant to written award agreements, and subject to the provisions of the Restated 2006 Plan, the administrator may award stock options (including nonstatutory and incentive stock options), stock appreciation rights, restricted and unrestricted stock, stock and cash-based phantom stock, performance-based awards, other incentive and stock-based awards, and cash-based awards, or any combination thereof as described below:

a.	Stock Options. A stock option represents the right to purchase a share of common stock at a predetermined exercise price. The administrator, in its discretion, may grant nonstatutory stock options or incentive stock options to qualified participants. The administrator will set the terms of each stock option, including the number of shares, exercise price, vesting period, and option duration, but in no event will any option term exceed ten years. All options must have an exercise price at least equal to the closing price of one share of our common stock as reported on the NYSE (or other principal securities exchange on which shares of our common stock are then listed) on the date of grant. The administrator, in its sole discretion, in the applicable award agreement may authorize stock options to be exercised, in whole or in part, by payment in full of the exercise price in cash, or by delivery of previously owned shares of common stock, or through a broker cashless exercise program. The fair market value of one share of our common stock on March 19, 2008, as reported on the NYSE for that day, was $67.11.

b.	Stock Appreciation Rights. The administrator may from time to time grant to eligible participants awards of stock appreciation rights (“SARs”). A SAR entitles the recipient to receive a payment having an aggregate value equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the base price per share specified in the applicable award agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment of the amount payable upon any exercise of a SAR may be made by the delivery of shares of common stock or cash, or any combination of shares of common stock and cash, as determined in the sole discretion of the administrator. If upon settlement of the exercise of a SAR the holder is to receive a portion of such payment in shares of common stock, the number of shares will be determined by dividing such portion by the fair market value of a share of common stock on the exercise date. No fractional shares will be used for such payment and the administrator will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be eliminated. For purposes of counting against the aggregate share limitation of the Restated 2006 Plan, SARs to be settled in shares of common stock will be counted in full, regardless of the number of actual shares issued upon settlement of the SARs.

c.	Stock Awards. Restricted stock is shares of common stock that are awarded to a participant and that are subject to forfeiture or vesting during a pre-established period if certain conditions are met. Unrestricted stock consists of shares of common stock that are not subject to forfeiture or vesting conditions. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered so long as it is subject to forfeiture or has not vested. A holder of restricted stock will generally have all the rights of a holder of shares of common stock, including the right to vote, even during the restricted period. Any dividends with respect to shares of restricted stock that are payable in shares of common stock will be paid in the form of shares of restricted stock, and any cash dividends with respect to shares of restricted stock will be reserved and held by us for the holder and paid upon the satisfaction of applicable vesting conditions.

d.	Phantom Stock. Phantom stock awards, including phantom stock units, restricted stock units and stock units (collectively, “stock units”), are full value awards denominated in stock-equivalent units. The amount and terms of a stock unit award will be set by the administrator pursuant to a written award agreement. Stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes, and will not require a segregation of any of our assets. An award of stock units may be settled in shares of our common stock, in cash, or in a combination of shares of common stock and cash, as determined in the sole discretion of the administrator. Except as otherwise provided in the applicable award agreement, in the sole discretion of the administrator, the holder of stock units will not have any rights of a stockholder with respect to any shares of common stock represented by a stock unit solely as a result of the grant of a stock unit.

e.	Performance Awards. Performance awards are awards of cash, shares of common stock, or a combination of cash and shares of common stock, which become vested or payable upon the satisfaction of pre-determined performance goals over the pre-determined performance period established by the administrator. The performance goals will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization, or EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified goals such as business or operating goals, revenue or other financial goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. The performance period may be one year or longer. Upon completion of a performance period, the administrator will determine whether the performance goals have been met within the established performance period, and certify in writing to the extent such goals have been satisfied.

f.	Other Stock-Based Awards. Other stock-based awards are awards, which are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Other stock-based awards may be denominated in cash, in shares of common stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of common stock, or in any combination of the foregoing and may be paid in shares of common stock or other securities, in cash, or in a combination of shares of common stock or other securities and cash, all as determined in the sole discretion of the administrator. The administrator will set the terms and amounts of other stock-based awards, if any, pursuant to a written award agreement.

g.	Other Cash-Based Awards. The administrator may from time to time grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of our assets, and will be payable in only cash.

Incentive Stock Option Limits

     Three special limits apply to incentive stock options under the Restated 2006 Plan. The first limitation is that treatment of incentive stock options is limited based on when the options first become exercisable; only the first $100,000 of shares of common stock (valued as of the date of grant) that become exercisable under an individual’s incentive stock options in a given year will be eligible to receive incentive stock option tax treatment. The second limitation is that the exercise price must at least equal 100% of the fair market value of the shares on the date of grant of the option. The third limitation is that the exercise price for stockholders holding more than 10% of our outstanding common stock must at least equal 110% of the fair market value of our common stock. The Restated 2006 Plan does not permit the exercise price to be less than the fair market value per share of our common stock on the date of grant for any option.

No Separate Consideration

     We will not receive separate consideration for the granting of Awards under the Restated 2006 Plan, other than related to the services the participants provide.

Change in Control

     The Restated 2006 Plan defines “Change in Control” to mean (1) the acquisition (other than by us) in one or more transactions by any person or entity of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of (A) the then outstanding shares of our securities, or (B) the combined voting power of our then outstanding securities entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of our assets; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving us if immediately after such transaction persons or entities who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons or entities who, immediately prior to such transaction, held the Company Voting Stock. In the applicable award agreement or sub-plan, the administrator may specify a different definition of Change in Control for any Award as the administrator deems necessary or desirable, including, without limitation, for purposes of any Award or sub-plan that constitutes a “nonqualified deferred compensation plan” or that provides for the “deferral of compensation,” as such terms are defined under Code Section 409A, the administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A under any Award or sub-plan, or determining that the sale of assets or securities or the merger, share exchange, consolidation, or other business combination involving less than all of FTI, including a business line, business segment or subsidiary could be deemed a “Change in Control” under one or more award agreements. The administrator may establish the treatment of Awards upon a change in control in the applicable award agreement. Under the Restated 2006 Plan, the administrator may provide that outstanding Awards held by individuals or groups of participants be treated differently than those held by other participants. The administrator may provide that vesting of outstanding Awards to some or all participants will accelerate upon a change in control. If the administrator does not specify a particular treatment of a participant’s Awards on a change in control in the applicable award agreement, under the Restated 2006 Plan, outstanding Awards that are payable in or convertible into common stock will terminate upon the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or its parent. In the event of such termination, (A) the outstanding Awards that will terminate upon the effective time of the change in control will become fully vested immediately before the effective time of the change in control, and (B) the holders of Awards will be permitted, immediately before the change in control, to exercise or convert all or portions of such Awards under the Restated 2006 Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the change in control. The treatment upon a change in control of performance or incentive awards that are not payable in or convertible into common stock will also be determined by the administrator and will be set forth in the applicable award agreement.

Amendments and Termination

     The Board may terminate, amend or modify the Restated 2006 Plan or any portion thereof at any time; provided, however, that without approval of our stockholders, no such amendment or modification will be made that (a) increases the total (i) shares of common stock that may be granted under the Restated 2006 Plan, (ii) shares that may be issued with respect to any Stock-Based Award, or (iii) annual share- or cash-based award limitations applicable to individuals or Awards (except in each case for adjustments to common stock for corporate transactions or other events such as stock splits, reverse stock splits and stock dividends as provided in the Restated 2006 Plan) or (b) is required to be submitted to stockholders for approval under applicable law or the rules of the SEC and/or NYSE (or other principal securities exchange on which shares of our common stock are then listed). Except as otherwise determined by the Board, termination of the Restated 2006 Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. The administrator may take such actions as it deems appropriate to ensure that the Restated 2006 Plan and any Awards may comply with any tax, securities or applicable law. To the extent any provision of the Restated 2006 Plan or any Award, or action by the Board or administrator would subject any participant to liability for interest or additional taxes under Code section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Restated 2006 Plan and any Awards will comply with Section 409A to the extent applicable, and the Restated 2006 Plan and any Awards shall be interpreted and construed on a basis consistent with such intent. The Restated 2006 Plan or any Award may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A.

Vesting; Transferability of Awards

     The administrator or the Board, in its discretion, has the authority to enact terms and conditions with respect to the vesting or exercisability of an Award during and following the end of a recipient’s employment or other relationship with us. Once established, the administrator or the Board may not waive, accelerate or change the vesting or timing of the lapse of restrictions of an Award once established, except that (A) the Board may accelerate vesting terms and conditions of outstanding Awards for reasons of (a) death, (b) disability, (c) change in control, (d) retirement, and (e) an event of termination (including termination without cause, termination for good reason, or settlement or waiver of claims or proceedings arising out of a termination without cause), and (B) no such waiver or acceleration of lapse restrictions will (x) be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted under such Code section, or (y) be made with respect to a performance-based stock Award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code Section 162(m).

     The administrator may not grant more than five percent of the Stock-Based Awards with pro rata vesting periods ending less than, (a) in the case of performance-based stock awards, one-year measured from the date of grant and (b) in the case of all other Stock-Based Awards, three years from the date of grant.

     A participant cannot transfer his or her Awards to another person other than upon death.

Eligibility and 2007 Awards

     As of March 19, 2008, 2,649 employees, including 179 senior managing directors, five practice heads and 17 officers, and eight non-employee directors, a total of 2,657 persons, as well as individual consultants and service providers of FTI and our subsidiaries were eligible to participate in the Restated 2006 Plan. The administrator has the authority to select participants and to determine the amount, type and terms of each Award. The administrator may also grant new Awards to replace outstanding options or other equity-based compensation when we acquire another company and, where appropriate, to mirror the terms of those replaced options or other equity-based compensation awards. We cannot fully determine at this time the type of awards, number of shares subject to awards, exercise prices or dollar values of benefits that will be granted pursuant to the Restated 2006 Plan. The administrator has not granted equity awards contingent on approval of the Restated 2006 Plan. The 2004 Plan and/or the 2006 Plan as currently in effect authorize sufficient shares to fund the equity awards granted in 2008, including the automatic formula stock option awards to Jack Dunn, our President and Chief Executive Officer, first authorized by the Compensation Committee in December 1996, and affirmed in March 2005, that provide for a stock option exercisable for 22,500 shares of common stock of FTI to be granted to Mr. Dunn as of the date following our quarterly and annual public earnings release each year at an exercise price equal to 10% above the closing price per share of our common stock as reported on the NYSE on the day following the date of the applicable earnings release. Prior to stockholder approval of Proposal 2 to add 1,000,000 shares to the Restated 2006 Plan, which is being submitted to stockholders for approval at this Annual Meeting, additional Awards granted by the administrator in 2008 and future years will not exceed the number of shares authorized under the 2006 Plan approved by stockholders in June 2006. Whether or not stockholders approve Proposal 2, the 2006 Plan will continue in effect following this Annual Meeting of stockholders.

     As of the date of this proxy statement, the administrator cannot determine with certainty the Awards, if any, which would be granted in 2008 out of the additional authorized shares of common stock, submitted for approval by stockholders at this meeting. The following table sets forth the aggregate number of stock option and other Awards granted under the 2006 Plan in 2007, to each of our named executive officers (“NEOs”), all executive officers as a group, all directors who are not executive officers as a group, and our non-executive officer employee group. See “Executive Officers and Compensation – Equity Compensation Plans – Grants of Plan Based Awards for Fiscal Year Ended December 31, 2007, for information regarding equity awards granted to our NEOs under our 2004 Plan.

	Stock Awards		Option Awards
Aggregate
Number of
Shares of
Restricted
	Stock,	Aggregated	Aggregate	Weighted
	Restricted	Dollar Value	Number	Average	Aggregate
	Stock Units	of Stock	of Shares	Exercise Price	Dollar Value of
	or Stock	Awards	Underlying	Per Share	Option Award
	Units	($)(1)	Option Awards	($)	($)(1)
Name and Position	(a)	(b)	(c)	(d)	(e)
Jack B. Dunn, IV	26,500	997,460	—	—	—
President and Chief Executive Officer,
Director(2)

Dennis J. Shaughnessy	—	—	—	—	—
Executive Chairman of the Board

Jorge A. Celaya	10,000	392,600	75,000	39.26	1,330,065
Executive Vice President and
Chief Financial Officer(3)

Theodore I. Pincus	—	—	—	—	—
Former Executive Vice President and
Co-Chief Financial Officer

Dominic DiNapoli	—	—	—	—	—
Executive Vice President and Chief
Operating Officer

David G. Bannister	—	—	—	—	—
Executive Vice President –
Corporate Department

Executive Group (17 persons)	146,500	5,655,410	104,242	40.13	1,794,378

Non-Executive Director Group	75,000	2,756,250	9,242	43.07	151,158
(eight persons)

Non-Executive Officer Employee Group	195,498	6,315,368	801,323	31.47	12,425,057
____________________

(1)	Represents the aggregate grant date fair value pursuant to FAS Statement 123(R) of stock and option awards, as applicable, made during the year ended December 31, 2007 to the person or groups indicated. See “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008 for a discussion of the assumptions made in determining FAS Statement 123(R) values.

(2)	Represents a performance-based restricted stock award for 26,500 shares with a grant date of April 23, 2007 to the executive by the Compensation Committee pursuant to our 2006 Plan, which is subject to cliff vesting on April 23, 2010 after final determination that the following company-wide performance goals have been achieved for any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009 based on the Company’s audited financial statements for such year.

Consolidated Revenues:	$1.0 billion or more
EBITDA:	$250.0 million or more (before stock option expense under FAS Statement 123(R))
Revenues Outside of the U.S.:	$150.0 million
Leverage Ratio: Net Debt/EBITDA:	Less than 3.0 : 1

(3)	Represents 10,000 unvested shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of July 9, 2007, which vests in three installments as follows: 3,333 shares on July 9, 2008, 3,333 shares on July 9, 2009 and 3,334 shares on July 9, 2010, such that all shares will be fully vested on July 9, 2010, and an unvested stock option exercisable for 75,000 shares of common stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of July 9, 2007, which vests in five installments as follows: 15,000 shares on July 9, 2008, 15,000 shares on July 9, 2009, 15,000 shares on July 9, 2010, 15,000 shares on July 9, 2011 and 15,000 shares on July 9, 2012, such that the stock option will be fully vested on July 9, 2012.

AWARDS TO EMPLOYEES IN FOREIGN COUNTRIES

     The administrator has the authority to grant Awards to employees of FTI and our subsidiaries who are foreign nationals or employed outside the U.S. on any different terms and conditions than those specified in the Restated 2006 Plan that the administrator, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise to comply with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Restated 2006 Plan. The administrator has delegated to a management committee the authority to establish or approve any sub-plans to the Restated 2006 Plan to comply with foreign laws. The administrator may allocate all or a portion of authorized shares under the Restated 2006 Plan for award pursuant to such sub-plan(s), as it believes to be necessary or appropriate for these purposes without altering the terms of the Restated 2006 Plan in effect for other participants; provided, however, that the administrator, without stockholder approval, may not (a) increase individual share ownership limitations in the Restated 2006 Plan, (b) increase the number of shares available under the Restated 2006 Plan (c) increase the number of shares available for Stock-Based Awards under the Restated 2006 Plan; (d) increase the limitations on cash-based awards under the Restated 2006 Plan, (e) cause the Restated 2006 Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act, or (f) cause the grant of any performance-based award to fail to qualify for an income tax deduction pursuant to Section 162(m) of the Code. Subject to the foregoing, the management committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans. Stock-Based Awards to non-U.S. participants outside of the U.S. will count towards the aggregate 2,100,000 share limitation (assuming stockholder approval of the addition of shares to the Restated 2006 Plan at the 2008 Annual Meeting) for Stock-Based Awards under the Restated 2006 Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide to the U.S. federal income tax consequences of incentive stock options and nonstatutory stock options, which are authorized for grant under the Restated 2006 Plan, under current law. It does not attempt to describe all possible federal or other tax consequences of participation in the Restated 2006 Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the U.S.

Incentive Stock Options

     An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Code Section 422. However, an optionholder may be subject to the alternative minimum tax if the fair market value of our common stock on the date of exercise exceeds the optionholder’s purchase price for the shares. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the optionholder will normally recognize ordinary income in the tax year during which he disqualifying disposition occurs equal to the lesser of the difference between (i) the fair market value of the shares on the date of exercise and the purchase price of such shares, or (ii) the sales price and the purchase of such shares. The optionholder will normally also recognize capital gain equal to the difference, if any, between the sales price and the fair market value of such shares on the exercise date. However, if a loss is recognized on the sale (i.e., the sales price is less than the purchase price of the disposed shares), the optionholder will not recognize any ordinary income and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

     Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonstatutory stock option.

Other Considerations

     The Code allows publicly held corporations to deduct compensation in excess of $1.0 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of Awards under the Restated 2006 Plan that are based on performance goals, and compensation arising from grants of stock options and stock appreciation rights granted at fair market value, to be deductible by us as qualified performance-based compensation not subject to the $1.0 million limitation on deductibility.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3 — RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

     The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s books and accounts for the fiscal year ending December 31, 2008. We are seeking the stockholder ratification of that action.

     KPMG has served as the Company’s independent registered public accounting firm since 2006. Its representative will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2007 and December 31, 2006, and other matters relating to the procurement of services.

     Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our By-Laws or otherwise, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its selection of an independent registered public accounting firm.

     KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board (PCAOB), the Independence Standards Board (ISB) and the SEC governing auditor independence.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

INDEPENDENCE OF DIRECTORS

     For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with us or our subsidiaries, and is not otherwise automatically disqualified by the NYSE independence standards. The Board has established Categorical Standards of Director Independence, which recognize that a director is “independent” if he or she does not have a material relationship with us (directly or as a partner, stockholder or officer of an organization that has a relationship with us). In connection with, and to assist in making, that determination, the Categorical Standards of Director Independence require the Board to consider whether a director meets the following categorical standards: (i) during the past three years, we have not employed the director and have not employed (except in a non-officer capacity) any of his or her immediate family members (as defined under Section 303A of the NYSE corporate governance rules); (ii) (A) neither the director nor any member of his or her immediate family is a current partner of a firm that is our internal or external auditor; (B) the director is not a current employee of a firm that is our internal or external auditor; (C) no immediate family member of a director participates in the audit, assurance or tax compliance (but not tax planning) practice of a firm that is our internal or external auditor; or (D) neither the director nor any member of his or her immediate family within the last three years (but no longer is) a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time; (iii) during the past three years, neither the director nor any of his or her immediate family members has been employed as an executive officer of another company where any of our present executives serve on such other company’s compensation committee; (iv) during the past three years, neither the director nor any of his immediate family members has received more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (v) the director has not served as an executive officer or employee, and none of his or her immediate family members has served as an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues; provided, that, such restriction shall not apply if three years have passed since such payments fell below the threshold; (vi) the director is not an employee, officer, director or trustee of a foundation, university or other non-profit organization to which we give, directly or indirectly, through the provision of services, more than the greater of $1.0 million or 2% of the organization’s consolidated gross revenues in any fiscal year; provided, that, such restriction shall not apply if three years have passed since such charitable contributions by us fell below the threshold; and (vii) the director does not, directly or indirectly, have a material relationship with us considering all facts and circumstances that the Board determines are relevant.

     At its meeting held on February 20, 2008, the Board, upon the recommendations of the Nominating and Corporate Governance Committee, determined that each of the following non-employee directors and nominees for director do not have a direct or indirect material relationship with the Company that would render him or her not independent and satisfies the independence requirements set forth in the Company’s Categorical Standards of Director Independence and Section 303A of the NYSE corporate governance rules. Our Categorical Standards of Director Independence are available on our website at http://www.fticonsulting.com/web/about/Governance.html.

(1)	Brenda J. Bacon	(5)	Gerard E. Holthaus

(2)	Mark H. Berey	(6)	Matthew F. McHugh

(3)	Denis J. Callaghan	(7)	Gary C. Wendt

(4)	James W. Crownover

     In affirmatively finding that Brenda J. Bacon has no direct or indirect material relationship with the Company and is independent, the Board considered that Ms. Bacon is president and chief executive officer of Brandywine Senior Living, a company that is owned by a private equity firm affiliated with Warburg Pincus, which is one of our clients. Sales to Warburg Pincus amount to less than the greater of $1.0 million or 2% of that firm’s consolidated gross revenues during each of 2007, 2006 and 2005. In affirmatively finding that Gerard E. Holthaus has no direct or indirect material relationship with the Company and is independent, the Board considered that Mr. Holthaus is chairman and chief executive officer of Algeco Scotsman. Algeco Scotsman and its subsidiary, Williams Scotsman

International, have engaged FD, a subsidiary of FTI, to provide strategic communications services. Sales to Algeco Scotsman and its subsidiary, Williams Scotsman International, were less than the greater of $1.0 million or 2% of the company’s consolidated gross revenues during 2007. The Company did not provide services to Algeco Scotsman or its subsidiary, Williams Scotsman International, Inc., during 2006 and 2005. In addition, the Board affirmatively found that Mr. Holthaus continues to qualify as an outside director under Section 162(m) of the Code and a non-employee director under Section 16b-3 of the Exchange Act for membership on the Compensation Committee of the Board as the aggregate fees paid by Algeco Scotsman and its subsidiary were less than $120,000.

     Jack B. Dunn, IV and Dennis J. Shaughnessy do not qualify as independent directors because they are executive officers of the Company. The Board has affirmatively determined that George P. Stamas, a partner with Kirkland & Ellis LLP (“Kirkland & Ellis”), is not independent. Although sales by the Company and its subsidiaries to, and purchases by the Company and its subsidiaries from, Kirkland & Ellis, were less than the greater of $1.0 million or 2% of that firm’s revenues during each of 2007, 2006 and 2005, the Board reached its conclusion that Mr. Stamas is not independent based on the nature of the legal services provided by Kirkland & Ellis to the Company and its subsidiaries and anticipated future services.

     In 2006 and during the preceding three years, we have not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organizations gross revenues.

INFORMATION ABOUT THE NOMINEES FOR CLASS III DIRECTOR AND THE OTHER DIRECTORS

     Each of Mark H. Berey, Jack B. Dunn, IV and Gerard E. Holthaus is currently a Class III director. The Class III nominees were recommended for nomination by the Nominating and Corporate Governance Committee, and nominated by the full Board on February 20, 2008. See “Proposal 1 — Election of Three Class III Directors” and “Information About the Board of Directors and Committees — Nominating and Corporate Governance Committee - Director Nomination Process” in this proxy statement for additional information.

     Information about the nominees for Class III director and the other directors is set forth below:

Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Nominees for Election as
Class III Directors

Mark H. Berey	56	2004

Mr. Berey joined Miller Global Properties as an Executive Vice President in February 2008. From September 2007 to Present, Mr. Berey also continues to be President of MHB Ventures LLC, a real estate and hospitality consulting company founded by him. From its formation in 2001 to December 2007, Mr. Berey was Executive Vice President and Chief Financial Officer and a director of Avendra, LLC a procurement company serving the hospitality industry in North America and the Caribbean.

				Audit Committee Nominating and Corporate Governance Committee	None

					Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Nominees for Election as
Class III Directors

Jack B. Dunn, IV	56	1992

Jack B. Dunn, IV has served as our Chief Executive Officer since October 1995 and as a director since 1992. In May 2004, he assumed the position of President, a position he also held from October 1995 to December 1998. He also served as our Chairman of the Board from December 1998 to October 2004. From May 1994 to October 1995, he served as our Chief Operating Officer. Prior to joining us, he was a member of the Board of Directors and a Managing Director of Legg Mason Wood Walker, Incorporated and directed its Baltimore corporate finance and investment banking activities. Mr. Dunn is a limited partner of the Baltimore Orioles L.P.

None	Pepco Holdings, Inc. – Director and a member of its Compensation (Chair) and Corporate Governance/ Nominating Committees

					NexCen Brands, Inc. – Director and member of its Nominating/ Corporate Governance and Compensation Committees

Gerard E. Holthaus	58	2004

Since November 2007, Mr. Holthaus has been Chairman and Chief Executive Officer of Algeco Scotsman, the largest provider of mobile office space and modular buildings throughout the world. From April 1997 to October 2007, Mr. Holthaus was President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. He is a certified public accountant.

				Audit Committee (Chair) Compensation Committee	None

Class I Directors

Denis J. Callaghan	65	2000

Mr. Callaghan retired from Deutsche Bank Securities Inc. in February 2000, where he was the Director of North American Equity Research. Prior to becoming Director of Equity Research in 1992, Mr. Callaghan was responsible for the Insurance and Financial Services Research Groups of Alex. Brown & Sons Incorporated.

				Compensation Committee Nominating and Corporate Governance Committee	None

					Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Class I Directors

Matthew F. McHugh	69	2005

Congressman McHugh, after retiring from Congress, was a senior advisor at The World Bank, acting as senior counselor to the President from May 1993 to June 2005, as an employee until December 2000, and beginning in December 2000 as a consultant. From 1975 through 1992, Congressman McHugh was a U.S. Representative in Congress for the 27th and 28th Congressional Districts of New York. He was also a member of the House Appropriations Committee, from 1978 through 1992, and the House Permanent Select Committee on Intelligence, from 1985 through 1990. In 1991, he was appointed Acting Chairman of the Committee on Standards of Official Conduct.

				Compensation Committee Nominating and Corporate Governance Committee (Chair)	None

Gary C. Wendt	65	2006

From March 2001 to present, Mr. Wendt has been non-executive Chairman of India Value Fund Advisors Private Limited, an advisor to private equity funds. From June 2000 to September 2002, Mr. Wendt served as President and Chief Executive Officer of Conseco, Inc. Mr. Wendt was the Chairman and Chief Executive Officer of GE Capital Services from June 1985 to January 1999. In 1999, Mr. Wendt founded two businesses in India, EXL, a back-office service company that was subsequently sold to a private equity advisor, and GW Capital Advisors, which subsequently became India Value Funds Advisors.

				Audit Committee Compensation Committee (Chair)	None

Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Class I Directors

Brenda J. Bacon	57	2006

Ms. Bacon is President and Chief Executive Officer of Brandywine Senior Living, a company she co-founded in 1996 and which now owns and operates 19 senior living communities in five states. Ms. Bacon became President and Chief Executive Officer in July 2004. From May 2003 to July 2004, Ms. Bacon was its President and Chief Operating Officer. From 1989 to 1993, Ms. Bacon served as Chief of Management and Planning, a cabinet-level position under New Jersey Governor James J. Florio. In this capacity, she oversaw all health care and human services reform efforts and departments, and served as a senior advisor to the Governor. Ms. Bacon currently serves on the Board of the Assisted Living Federation of America and the Executive Board of the American Senior Housing Association.

				Nominating and Corporate Governance Committee	None

					Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Class I Directors

James W. Crownover	64	2006

Mr. Crownover had a 30-year career with McKinsey & Company, Inc. when he retired in 1998. He headed McKinsey’s Southwest practice for many years, and also served as co-head of the firm’s worldwide energy practice. In addition, he served as a member of McKinsey’s Board of Directors. Mr. Crownover also is Chairman of Rice University’s Board of Trustees.

				Audit Committee Nominating and Corporate Governance Committee

Chemtura Corporation –Director and a member of its Organization, Compensation and Governance and Safety, Health and Environment Committees

Weingarten Realty Investors (a REIT) – Director and member of its Audit (Chair) and Governance Committees

Allied Waste Industries, Inc. – Director and a member of its Governance (Chair) and Audit Committees

Dennis J. Shaughnessy	60	1992

Since October 2004, Mr. Shaughnessy has been our executive Chairman of the Board. From 1989 to October 2004, Mr. Shaughnessy was a General Partner of Grotech Capital Group, Inc., a private equity firm. He continues to be a non-voting special general partner of certain partnerships affiliated with Grotech Capital Group. Prior to becoming a General Partner of Grotech Capital Group in 1989, Mr. Shaughnessy was the Chief Executive Officer of CRI International, Inc.

				None	TESSCO Technologies, Inc. – Director and a member of its Compensation and Nominating Committees

Other Public
		Director	Principal Occupation and	Committees	Company
Name	Age	Since	Business Experience	of FTI Board	Directorships
Class I Directors

George P. Stamas	57	1992

Since 2002, Mr. Stamas has been a Partner of the international law firm of Kirkland & Ellis LLP. He is also a Venture Partner of New Enterprise Associates, a venture capital firm. From 1999 to January 2002, Mr. Stamas was Vice Chairman of the Board of Directors of Deutsche Bank Securities Inc. He is a limited partner of the Baltimore Orioles L.P., the Washington Capitals and the Washington Wizards.

				None	NexCen Brands, Inc. – Director

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

     Our policy is that each director should attend all meetings of the Board and each Committee on which he or she serves, unless excused by the Board for reasons of serious illness or extreme hardship. During 2007, the Board held seven regular and five special meetings for a total of 12 meetings, the Audit Committee held five regular and seven special meetings for a total of 12 meetings, the Nominating and Corporate Governance Committee held seven regular meetings, and the Compensation Committee held seven regular and three special meetings for a total of 10 meetings. Each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee(s) for purposes of presenting this information.

     During 2007, each director attended at least 75% of the regular and special meetings of the Board and each Committee on which he or she served held during the time period he and she served as a director, except Mr. Wendt did not attend at least 75% of the Audit Committee meetings due to travel outside of the United States.

Director Attendance at Other Meetings

     Non-management directors met in closed sessions without management three times during 2007. Each of the non-management directors at the applicable time attended all of the closed sessions without management. Independent directors met five times during 2007. Every independent director at the applicable time attended those meetings. The Company’s policy is that all directors should attend the annual meeting of stockholders absent a good reason. All continuing directors attended our 2007 annual meeting of stockholders, except Mr. Holthaus due to travel outside of the United States.

COMMITTEES OF THE BOARD

Committees

     During 2007, our Board of Directors had three standing committees: Audit, Compensation and Nominating and Corporate Governance. The responsibilities and functions of the Audit, Compensation and Nominating and Corporate Governance Committees are described in their respective Charters, which are available on our website at http://www.fticonsulting.com/web/about/Governance.html.

     In addition to the standing Committees, during 2007, the Board convened a special pricing committee, composed of Denis Callahan, Jack Dunn, Gerard Holthaus and Dennis Shaughnessy, to approve and establish the price and underwriting discounts and commissions of our registered public offering of shares of common stock in October 2007. The pricing committee met once in 2007.

     The members of each Committee during 2007 who are currently directors of FTI, a description of the primary functions of each Committee, and the total number of regular and special meetings held by each Committee in 2007, are described below.

Audit Committee

     The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to our Categorical Standards of Director Independence and the rules of the NYSE. The Board has determined that all the members of the Audit Committee are financially literate pursuant to the rules of the NYSE. The Board has determined that Gerard Holthaus, Chair of the Audit Committee, is the Audit Committee Financial Expert within the meaning stipulated by the SEC. The Board has adopted the Charter of the Audit Committee last amended and restated as of December 11, 2006, which was recommended by the Audit Committee and Nominating and Corporate Governance Committee, approved by the Board and adopted by the Audit Committee. A copy of the Charter of the Audit Committee is available on our website at http://www.fticonsulting.com/web/about/Governance.html. The Charter of the Audit Committee is reviewed annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees. The Audit Committee recommends changes to its Charter to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends changes to the Audit Committee Charter to the Board for approval. A copy of the Charter of the Audit Committee has been filed by incorporation by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on February 29, 2008.

Total Number of
Regular and Special
Name of Committee		Committee Meetings
and Members	Functions of the Committee	Held in 2007
Audit Committee: Gerard E. Holthaus (Chair) Mark H. Berey James W. Crownover Gary C. Wendt
  Selects, appoints, oversees, and approves fees of, our independent registered public accounting firm.
  Reviews and discusses the scope of the annual audit and our independent registered public accounting firm’s written communications to the Audit Committee and management.
  Oversees our financial reporting activities, including the annual audit and accounting standards and principles followed by FTI.
  Approves audit and non-audit services by our independent registered public accounting firm and approves and authorizes payment of applicable fees.
  Reviews and discusses our periodic reports filed with the SEC.
  Reviews and discusses our earnings press releases and communications with financial analysts and investors.
  Reviews and oversees our internal audit activities as well as financial, disclosure and internal controls.
  Oversees and monitors our Whistleblower Policy and related reports.
  Oversees and reviews employee conduct relating to compliance with our Policies on Ethics and Business Conduct and Conflicts of Interest, Anti-Corruption Policy and Policy Statement on Inside Information and Insider Trading.
  Reviews and approves related party transactions.
  Performs an annual self-evaluation of the Audit Committee.
  Reviews its Charter and recommends changes.
  Prepares and issues the Report of the Audit Committee in this proxy statement.
12

Compensation Committee

     The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to our Categorical Standards of Director Independence and rules of the NYSE. All of the members of the Compensation Committee qualify as “non-employee” directors under Rule 16b-3 of the Exchange Act and as “outside directors” under Section 162(m) of the Code and qualify to serve on the Compensation Committee of the Board. The Compensation Committee operates under a written Charter, last amended and restated as of December 11, 2006, which was recommended by the Nominating and Corporate Governance Committee, approved by the Board of Directors and adopted by the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website at http://www.fticonsulting.com/web/about/Governance.html. The Charter of the Compensation Committee is reviewed annually, and more frequently as necessary, to address any new, or changes to, rules relating to compensation committees. The Compensation Committee recommends changes to its Charter to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends changes to the Compensation Committee Charter to the Board for approval. A copy of the amended and restated Charter of the Compensation Committee has been filed by incorporation by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on February 29, 2008.

     Our Chief Executive Officer (“CEO”) and Executive Chairman of the Board (“Chairman”) attend substantially all regularly scheduled Compensation Committee meetings but do not attend executive sessions and specially scheduled meetings of the Compensation Committee to which they have not been invited. Other officers and employees of the Company may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the agenda items. None of our NEOs and other non-members of the Compensation Committee vote on matters before the Compensation Committee; however, the Compensation Committee and Board of Directors solicit recommendations from our CEO and Chairman on compensation matters, including as they relate to their own compensation and the compensation of our officers, including our other NEOs. The Compensation Committee also works with our management, including our Executive Vice President – Chief Risk and Compliance Officer, our Senior Vice President – General Counsel and our Corporate Secretary, to set the agenda for each meeting and prepare the meeting materials. Our Corporate Secretary acts as secretary of the Compensation Committee meetings, other than the closed executive sessions and special meetings to which she is not invited. Actions taken in closed or special session are reported by the Chair of the Compensation Committee to our Corporate Secretary who records them in the minutes of the applicable meeting.

     The CEO and Chairman perform individual self-assessments during the fourth quarter and/or first quarter of the year. The Compensation Committee has delegated to the Presiding Director of the Board the responsibility of administering that self-assessment process, reviewing the self-assessments and holding discussions with those executives. The Presiding Director reports the results of the self-assessments to the Chairs of the Compensation Committee and Nominating and Corporate Governance Committee. The Compensation and/or Nominating and Corporate Governance Committee also hold discussions with the CEO and Chairman. The CEO and Chairman will make recommendations to the Compensation Committee regarding their own compensation, but will not be present when final compensation decisions are made. The Compensation Committee considers performance reviews when making compensation decisions. The above performance evaluation procedures were followed in 2007 and 2008.

     The CEO and Chairman (with the assistance of our Executive Vice President – Chief Risk and Compliance Officer, who is also the head of our human resources function) annually (or more often) evaluate the performance of our Chief Financial Officer and other executive officers against long- and short-term performance goals and expectations for those executives. The CEO and Chairman report the results of their performance reviews to the Compensation Committee. The CEO and the Chairman participate in the Compensation Committee’s compensation setting process for the Chief Financial Officer, other NEOs and other senior officers, including, recommending the amounts and forms of cash and equity, long- and short-term, and at-risk compensation that will be paid to them as well as related payment terms. The CEO and Chairman were present at meetings at which 2007 compensation decisions relating to the Chief Financial Officer and other officers, including NEOs, were made. The Compensation Committee did not individually meet with any officers, other than the CEO and Chairman, regarding 2007 compensation decisions.

     The Chief Financial Officer may participate in the Compensation Committee’s compensation-setting process in connection with the establishment of financially-driven performance goals. Management assists the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives and their views on current compensation programs and levels; and by recommending individual performance measures and/or target award levels. For the 2007 plan year, the performance-based goals under the FTI Consulting, Inc. Incentive Compensation Plan in which certain NEOs participated were year-end diluted earnings per share.

     In addition, the Compensation Committee oversees our 401(k) and health, life and welfare benefit plans and administers our equity compensation plans. Our Executive Vice President –Chief Risk and Compliance officer, in his capacity as head of our human resources function, works closely with the Compensation Committee on such compensation and benefit plan matters.

     In the past the Compensation Committee has selectively engaged outside compensation consultants to advise the Committee regarding non-employee compensation issues. However, no outside compensation firms were engaged in 2007.

Total Number of
Regular and Special
Name of Committee		Committee Meetings
and Members	Functions of the Committee	Held in 2007
Compensation Committee: Gary C. Wendt, Chair Denis J. Callaghan Gerard E. Holthaus Matthew F. McHugh
  Reviews and recommends compensation of CEO and Chairman.
  Reviews and recommends compensation of other executive officers.
  Administers our equity-based compensation plans.
  Establishes performance criteria and oversees our executive officer incentive compensation plan.
  Approves awards of stock options and other forms of equity-based compensation under our long-term incentive plans.
  Reviews and recommends non-employee director compensation.
  Reviews and approves employment, consulting and other contracts or arrangements with present and former executive officers.
  Performs annual performance evaluations of our CEO and Chairman in conjunction with the Presiding Director and Nominating and Corporate Governance Committee.
  Advises the Board on our other compensation programs.
  Performs an annual self-evaluation of the Compensation Committee.
  Reviews its Charter and recommends changes.
  Prepares and issues the Compensation Committee Report in this proxy statement.
10

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board and compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. The Nominating and Corporate Governance Committee operates under a written Charter, last amended and restated as of September 17, 2004, which has been approved by the Board and adopted by that Committee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website at http://www.fticonsulting.com/web/about/Governance.html.

The Charter of the Nominating and Corporate Governance Committee is reviewed annually, and more frequently as necessary, to address any new, or changes to, rules relating to nominating and governance committees. The Nominating and Corporate Governance Committee recommends changes to its Charter to the Board for approval. A copy of the Charter of the Nominating and Corporate Governance Committee has been filed by incorporation by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on February 29, 2008.

Total Number of
Regular and Special
Name of Committee		Committee Meetings
and Members	Functions of the Committee	Held in 2007
Nominating and Corporate Governance Committee: Matthew F. McHugh, Chair Brenda J. Bacon Mark H. Berey Denis J. Callaghan James W. Crownover
  Identifies, qualifies and recommends the slate of director nominees for election to our Board.
  Identifies, qualifies and recommends the slate of nominees for appointment to the Committees and as Chairs of the Committees.
  Identifies, qualifies and recommends candidates to fill vacancies occurring between annual stockholder meetings.
  Monitors compliance with, reviews and recommends changes to, our Corporate Governance Guidelines and the Committee Charters.
  Reviews and recommends changes to our other policies and practices relating to corporate governance and responsibility.
  Monitors, reviews and responds to stockholder communications with non-management directors.
  Oversees the process for director education.
  Oversees the process for Board and Committee annual self-evaluations.
  Oversees the process for CEO and Chairman evaluations in conjunction with the Presiding Director and Compensation Committee.
  Responsible for the process relating to succession planning for the CEO, Chairman and other executive officer positions.
  Performs an annual self-evaluation of the Nominating and Corporate Governance Committee.
7

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE - DIRECTOR NOMINATION PROCESS

Identification and Nomination of Candidates as Class III Directors for Election at 2008 Annual Meeting of Stockholders

     Each year the Nominating and Corporate Governance Committee reviews our Categorical Standards of Director Independence and applicable NYSE and SEC governance rules, and works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, our business, operations, long- and short-term plans, applicable legal and listing requirements and other factors they consider relevant. The Nominating and Corporate Governance Committee evaluates existing directors for reelection each year as if they were new candidates. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants. For a description of how the stockholder nomination process works, see “Corporate Governance – Stockholder Nominees for Director” below. The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has sole authority to negotiate the fees and terms of such retention.

     In addition to the Categorical Standards of Director Independence and applicable NYSE and SEC independence standards, the Nominating and Corporate Governance Committee considers other factors it determines to be appropriate to evaluate candidates for nominees as directors. Some of the other factors considered by the Nominating and Corporate Governance Committee include:

(1)	demonstrated strength of character and integrity, credibility and sound judgment;

(2)	managerial experience in a relatively complex organization or experience dealing with complex problems;

(3)	sufficient time to devote to the affairs of FTI;

(4)	public company board or equivalent experience, as well as the number of boards of other public companies on which such candidate sits, which may not exceed three;

(5)	the extent to which the candidate would fill a present need on the Board; and

(6)	any other factors related to the ability and willingness of a candidate to serve, or an existing member of the Board to continue his or her service.

     Jack B. Dunn, IV has been a director since 1992 and Mark H. Berey and Gerard E. Holthaus have been directors since 2004. On February 20, 2008, the Nominating and Corporate Governance Committee resolved to recommend to the Board and the Board nominated Messrs. Berey, Dunn and Holthaus as Class III directors to stand for election by our stockholders at this meeting.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND STOCK OWNERSHIP GUIDELINES

General

     Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive the compensation described below.

     We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may travel on the corporate aircraft to Board events. We do not pay fees for attendance at Board and Committee meetings.

     In 2005, the Board, upon the recommendation of the Compensation Committee, adopted the FTI Consulting, Inc. Non-Employee Director Compensation Plan. Under that plan as in effect through February 20, 2008, non-employee directors were eligible to receive a combination of an (i) annual retainer, which the director could elect to receive in cash, in stock options or in deferred stock units and (ii) an equity award granted on a three year cycle that the director could elect to receive in the form of stock options, shares of restricted stock or deferred restricted stock units. Non-employee directors became eligible to receive the annual retainer payment under that compensation plan starting in 2005. Non-employee directors received a three-year cyclical equity award under that compensation plan as follows: Brenda J. Bacon – December 11, 2006; Mark H. Berey – June 7, 2007; Denis J. Callaghan – July 24, 2006; James W. Crownover – October 25, 2006; Gerard E. Holthaus – June 7, 2007; Matthew F. McHugh – October 26, 2005; George P. Stamas – June 5, 2005; and Gary C. Wendt – June 6, 2006. The plan did not provide for proration or require the director to repay the annual retainer and three-year cyclical equity award if a director only serves a portion of the period covered by the award or does not stand for reelection by stockholders during a year when his or her term is up.

     In setting the terms of non-employee director compensation, the Board and the Compensation Committee considered the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board and its Committees.

     At its February 20, 2008 meeting, the Board approved changes to non-employee director compensation that will go into effect for 2008, as discussed below under “- 2008 Amended Non-Employee Director Compensation Plan.”

2007 Non-Employee Director Compensation

     2007 Annual Retainer

     For the year ended December 31, 2007, non-employee directors received an annual retainer of $50,000. Non-employee directors who served as Chairs of the Compensation Committee and Nominating and Corporate Governance Committee received an additional $5,000 and the Chair of the Audit Committee received an additional $10,000.

     At a director’s election, the annual retainer could be paid in the form of cash or a stock option to purchase a number of shares of our common stock with an equivalent aggregate value to the applicable annual retainer amount determined using the valuation method and assumptions in our latest periodic report filed with the SEC. Each stock option has an exercise price per share equal to the closing price per share of our common stock on the NYSE (or other principal securities exchange on which our shares of common stock are then listed) on the award payment date. Annual retainer payments paid in stock options are vested in full as of the grant date. All such stock options have a ten-year term. Stock options awarded in 2007 were granted pursuant to our 2006 Plan. A non-employee director could elect to defer payment of his or her annual retainer payment. See “– Non-Employee Director Deferred Compensation.”

     2007 Three-Year Cyclical Equity Award

     For the year ended December 31, 2007, Messrs. Berey and Holthaus were entitled to receive equity compensation, which was payable on a three year cycle based on the date and year a director first joined the Company’s Board. As a three-year cyclical equity award, eligible non-employee directors could elect to receive a stock option exercisable for 75,000 shares of common stock at an exercise price equal to the closing price per share of our common stock on the NYSE (or other principal securities exchange on which our shares of common stock are then listed) on the award payment date. Each cyclical stock option will have a term of ten years. Alternatively, the director could elect to receive 37,500 shares of restricted stock. Cyclical stock option and restricted stock awards vest one-twelfth on each three-month anniversary, beginning with the first three month period after the award payment date. Vesting will accelerate upon death, permanent disability or immediately prior to a change in control. Shares of restricted stock and stock options that have not vested upon a director otherwise leaving the Board will be forfeited. Directors will be entitled to vote and receive dividends with respect to shares of restricted stock. Cyclical equity awards made in 2007 were granted pursuant to our 2006 Plan. A non-employee director could elect to defer payment of his or her three year cyclical equity award in the form of restricted stock units. See “– Non-Employee Director Deferred Compensation.”

     Non-Employee Director Deferred Compensation

     Non-employee directors could elect to defer all or a portion of their annual retainer and three-year cyclical equity award. Deferred annual retainers have been designated as a number of stock units determined by dividing (i) the applicable annual retainer payment, by (ii) the closing price per share of our common stock as reported by the NYSE (or such other principal securities exchange on which our common stock is then listed) for the applicable annual retainer payment date. All stock units will be (i) immediately vested, (ii) non-transferable, and (iii) settled in shares of common stock upon the non-employee director’s death, permanent disability or other departure from the Board or upon a change in control.

     Three-year deferred cyclical equity awards have been designated as 37,500 restricted stock units. Restricted stock units will be (i) subject to vesting at the rate of one-twelfth on each three month anniversary, beginning with the first three month period after the award date, (ii) nontransferable, and (iii) settled in shares of common stock. All restricted stock units that have not vested as of the non-employee director’s death, permanent disability or upon a change in control will vest on or immediately prior to such event. Restricted stock units that have not vested upon a director otherwise leaving the Board will be forfeited. Non-employee directors with restricted stock units will have no voting or other rights as a stockholder until shares of our common stock are issued to the holder upon settlement.

     If stock units or restricted stock units are chosen, dividend equivalents will be credited in the form of additional stock units or restricted stock units, should the Board declare and pay dividends on our common stock. Stock units or restricted stock units are awarded pursuant to the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (the “Deferred Compensation Plan”).

Director Summary Compensation Table

     The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2007:

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name of Non-Employee Director	($)(1)	($)(2)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Current Directors:
Brenda J. Bacon	—	339,668	49,981	—	389,649
Mark H. Berey	50,000	259,976	143,493	—	453,469
Denis J. Callaghan	—	—	331,575	—	331,575
James W. Crownover	50,000	333,250	—	—	383,250
Gerard E. Holthaus	60,000	259,976	143,493	—	463,469
Matthew F. McHugh	55,000	330,250	—	—	385,250
George P. Stamas	—	—	259,242	—	259,242
Gary C. Wendt	55,000	324,377	—	—	379,377
____________________

(1)	Includes additional retainer fees in excess of $50,000 per annum that were paid to the Chairs of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee in the amounts of $10,000, $5,000 and $5,000, respectively. On July 24, 2007, per his election, Mr. Callaghan was awarded a stock option exercisable for 3,345 shares of common stock at an exercise price of $38.88 per share with a grant date value of $50,000 in lieu of the $50,000 cash retainer. On June 5, 2007, per his election, Mr. Stamas was awarded a stock option exercisable for 3,398 shares of common stock at an exercise price of $37.39 per share with a grant date value of $50,000 in lieu of the $50,000 cash retainer. On December 11, 2007, per her election, Brenda Bacon was a awarded a stock option exercisable for 2,499 shares of common stock at an exercise price of $56.39 per share with a grant date value of $50,000 in lieu of the $50,000 cash retainer.

(2)	Reflects the aggregate compensation costs recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS Statement 123(R) and may include amounts from awards granted in and prior to 2007. Assumptions used in the calculations of these amounts are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Share-Based Compensation” and “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008.

The grant date fair value of stock awards granted to each non-employee director in 2007 was: Brenda J. Bacon - $0.00; Mark H. Berey - $1,378,125; Denis J. Callaghan - $0.00; James W. Crownover - $0.00; Gerard E. Holthaus - $1,378,125; Matthew F. McHugh - $0.00; George P. Stamas - $0.00 and Gary C. Wendt – $0.00, in each case based on the closing price per share of our common stock as reported by the NYSE for the applicable grant date.

As of December 31, 2007, each director has the following aggregate number of restricted stock, stock unit and restricted stock unit awards: Brenda J. Bacon – 25,000; Mark H. Berey – 31,250; Denis J. Callaghan – 0; James W. Crownover – 37,500; Gerard E. Holthaus – 37,500; Matthew F. McHugh – 12,500; George P. Stamas - 0 and Gary C. Wendt – 37,500, pursuant to the 2006 Plan, the 2004 Plan, or the Deferred Compensation Plan as applicable. These equity awards have been included in the Stock Ownership Table for each director.

(3)	Reflects the aggregate compensation costs recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS Statement 123(R) and may include amounts from awards granted in and prior to 2007. Assumptions used in the calculations of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Share-Based Compensation” and “Note 1 – Description of Business and Significant

Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008.

The aggregate grant date fair value of stock option awards granted to each non-employee director in 2007 was: Brenda J. Bacon - $50,000; Mark H. Berey - $0.00; Denis J. Callaghan - $50,000; James W. Crownover - $0.00; Gerard E. Holthaus - $0.00; Matthew F. McHugh - $0.00; George P. Stamas - $50,000 and Gary C. Wendt - $0.00.

As of December 31, 2007, each director has options outstanding exercisable for the following number of shares of common stock: Brenda J. Bacon – 7,206; Mark H. Berey – 108,000; Denis J. Callaghan – 173,898; James W. Crownover - 0; Gerard E. Holthaus – 110,000; Matthew F. McHugh - 0; George P. Stamas – 90,445 and Gary C. Wendt - 0, pursuant to our 1997 Stock Option Plan, as amended (our 1997 plan), our 2004 Plan or our 2006 Plan, as applicable. These option awards have been included in the Stock Ownership Table for each director to the extent they have vested or will vest within 60 days of March 19, 2008.

(4)	No non-employee director received perquisites or other benefits aggregating more than $10,000 in 2007.

2008 Amended and Restated Non-Employee Director Compensation Plan

     General

     On February 20, 2008, the Board approved amendments to the non-employee director plan starting in 2008. The purpose of the amendments is to equate the annual aggregate value of non-employee compensation payments for 2008 and future years with the intended annual aggregate value of the non-employee compensation package in 2005, which totaled approximately $300,000 per annum based on the price per share of FTI common stock at that time. Since 2005, the price per share of FTI common stock has substantially increased.

     Annual Retainer

     The annual retainer amount payable to non-employee directors has not changed and remains $50,000. Non-employee directors who served as Chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional $5,000 and the Chair of the Audit Committee receives an additional $10,000. Non-employee directors, will be entitled to elect payment of the annual retainer in the form of cash or fully vested stock units. Payment in the form of stock options will not longer be included as an option.

     Annual Equity Award

     To correct the imbalance caused by the increase of FTI’s share price, the Board has changed the three-year cyclical equity payment to an annual equity award and has denominated the value of that payment as a fixed amount of $250,000 (US dollars) per year as opposed to a number of shares of FTI common stock. Non-employee directors will have the choice of receiving the annual equity award in the form of shares of restricted stock or restricted stock units. Payment in the form of stock options will no longer be included as an alternative. The restricted stock and restricted stock units will be nontransferable and will vest in full on the first anniversary of the date of grant. The restricted stock units will be settled in shares of common stock. Vesting of restricted stock and restricted stock units will accelerate upon the non-employee director’s death or permanent disability or immediately prior to a change in control. Restricted stock and restricted stock units that have not vested upon a director otherwise leaving the Board will be forfeited.

     Participation and Payment Dates under the Amended and Restated Non-Employee Director Compensation Plan

     New non-employee directors joining the Board after February 20, 2008, will receive their first annual retainer payment on the date they join the Board and their first annual equity award on the date of the annual meeting of stockholders for the year they join. Beginning in 2008, incumbent non-employee directors will receive the annual retainer payment on the date of the annual meeting of stockholders each year. Each incumbent director will become eligible to receive the annual equity award on the annual stockholder meeting date in the year following his or her name: Matthew H. McHugh and George P. Stamas – 2008, Brenda J. Bacon, Denis J. Callaghan, James W. Crownover and Gary C. Wendt – 2009 and Mark H. Berey and Gerard E. Holthaus – 2010, assuming each is a member of the Board immediately following the meeting of stockholders held in that year. Thereafter, the annual equity award will also be made on the annual stockholders’ meeting date each year; provided that, such director continues as a director immediately following such meeting of stockholders. The annual retainer to incumbent directors will be pro rated for 2008, the annual equity award for the first year that a non-employee director participates in the amended plan will be prorated based on the date that such director would have otherwise received payment under the plan as in effect prior to 2008, and the annual retainer and annual equity award to a new director who joins the Board in 2008 or later will be prorated, depending on when such director first joins the Board.

     Non-Employee Director Deferred Compensation Election Beginning in 2008

     Non-employee directors may continue to elect to defer all or a portion of their annual retainer and equity award. Deferred annual retainers will be designated as a number of stock units determined by dividing (i) the applicable annual retainer payment, by (ii) the closing price per share of our common stock as reported by the NYSE (or such other principal securities exchange on which our common stock is then listed) for the applicable annual retainer payment date. All stock units will be (i) immediately vested, (ii) non-transferable and (iii) settled in shares of common stock.

     Beginning in 2008, each director who elects to defer his or her annual equity payment will receive a number of restricted stock units determined by dividing (i) $250,000 by (ii) the closing price per share reported on the NYSE (or such other principal securities exchange on which our common stock is then listed) for the date of grant. Restricted stock units will be (i) subject to vesting on the first anniversary of the date of grant, (ii) nontransferable and (iii) settled in shares of common stock, to the extent vested. Beginning in 2008 for the 2009 payment year, non-employee directors may elect a payment date for that year’s deferred award in accordance with Rule 409A of the Code. The deferred award will be paid out to the applicable non-employee director or his or her estate on the earlier to occur of (i) the elected payment date (if one has been elected), (ii) the non-employee director’s death, permanent disability or other date that he or she is no longer a director of the Company, and (iii) upon a change in control. Vesting of restricted stock units will accelerate upon the non-employee director’s death or permanent disability or immediately prior to a change in control. Restricted stock units that have not vested upon a director otherwise leaving the Board will be forfeited. Non-employee directors with restricted stock units will have no voting or other rights as a stockholder until shares of our common stock are issued to the holder upon settlement.

     If a director elects to defer his or her annual retainer in the form of stock units and/or annual equity award in the form of restricted stock units, dividend equivalents will be credited in the form of additional stock units or restricted stock units, as applicable, should the Board declare and pay dividends on our common stock. Stock units or restricted stock units are awarded pursuant to the Deferred Compensation Plan.

Non-Employee Director Equity Ownership Guidelines

     We have adopted equity ownership guidelines for non-employee directors. Under these guidelines, non-employee directors are encouraged to attain an investment level in our equity securities having a cumulative value as of the Equity Ownership Compliance Date (as defined below) equal to at least $100,000, which is two times the amount of the base annual retainer. Each non-employee director is encouraged to attain this investment level by the third anniversary of the date the first non-employee director equity compensation award is received by him or her (the “Equity Ownership Compliance Date”). Shares of common stock owned by the non-employee director and shares of common stock held in trust over which the non-employee director has or shares investment and/or voting power are counted towards attaining the investment level. Option holdings, whether or not vested, do not count. However, stock units and restricted stock units, to the extent vested, will be counted towards such director’s equity ownership. All non-employee directors currently have FTI stock holdings that meet or exceed the non-employee director equity ownership guidelines.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

     We have long believed that sound principles of corporate governance are required to build stockholder value. Our corporate governance materials, including Corporate Governance Guidelines, Categorical Standards of Director Independence, Policy on Ethics and Business Conduct, Policy on Conflicts of Interest, Anti-Corruption Policy, Policy Statement on Inside Information and Insider Trading, Policy on Disclosure Controls, Whistleblower Policy, and Committee Charters, can be found on our website at http://www.fticonsulting.com/web/about/Governance.html. We filed by incorporation by reference the latest amended and restated versions of our corporate governance documents and Committee Charters with the SEC on February 29, 2008 as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2007. We filed our Policy on Ethics and Business Conduct, as amended, with the SEC on August 2, 2007 as an exhibit to our Current Report on Form 8-K dated August 1, 2007.

     The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with laws and rules of the SEC, the NYSE or other governmental or applicable regulatory authorities. We will provide printed copies of the corporate governance documents, including, without limitation, the Charters of the Committees, the Corporate Governance Guidelines and the Policy on Ethics and Business Conduct, Policy on Conflicts of Interest and Anti-Corruption Policy to any person, without charge, upon request to our Corporate Secretary at FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800.

     The Board and each Committee conducted their 2007 self-evaluations. The Presiding Director compiled the data and together with the Chairman of the Board and the Chair of each Committee analyzed the information. The Board and each of the Committees discussed its own assessment, and the Board reviewed the assessments of the Board and the Committees to determine whether any revisions to existing practices or policies or new practices or policies were advisable.

PRESIDING DIRECTOR

     Our non-management directors meet in closed (executive) sessions without the presence of management periodically throughout the year. During 2007, our non-management directors (which consist of our independent non-employee directors and Mr. Stamas) met in closed (executive) session three times without management. During 2007, our independent directors met in closed (executive) session five times without management. Gerard Holthaus was reappointed as Interim Presiding Director by the independent directors at the Board meeting held on May 16, 2007. Mr. Holthaus will continue to act as the Presiding Director until his successor has been appointed and deemed qualified.

CODE OF CONDUCT

     Our written Policy on Ethics and Business Conduct (the “Code of Ethics” and together with the Policy on Conflicts of Interest and the Anti-Corruption Policy, the “Ethics Policy”) reflects our longstanding policies. The Ethics Policy applies to financial professionals, including our Chief Financial Officer, Controller and Treasurer, as well as our Chairman, President and CEO, Chief Operating Officer and other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws, including the Foreign Corrupt Practices Act, and other legal requirements, protect company assets, and conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interest, and in accordance with the Ethics Policy. The Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Policy Statement on Inside Information and Insider Trading prohibits insider trading and the disclosure of proprietary information. Our Code of Ethics is publicly available and can be found on our website at http://www.fticonsulting.com/web/about/Governance.html. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chairman, President and CEO, Chief Financial Officer, Chief Operating Officer or Corporate Controller, Corporate Treasurer and any of our other officers, financial professionals and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website, in our Annual Report on Form 10-K or in a report filed with the SEC on Form 8-K.

STOCKHOLDER NOMINEES FOR DIRECTOR

     We did not receive any notices of stockholder nominees for director prior to the deadline for 2008 nominations described in our 2007 proxy statement. Under our By-Laws, nominations for director may be made by a stockholder who is a stockholder of record on the date of the annual meeting and who delivers notice along with the additional information and materials required by our By-Laws, including: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors by the SEC’s proxy rules and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of our capital stock owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by the SEC’s proxy rules. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. Under our By-Laws a stockholder must deliver notice of nominees for director to our Corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

     For the annual meeting of stockholders in 2009, we must receive this notice no earlier than December 22, 2008 and no later than January 21, 2009. You may obtain a copy of our By-Laws, without charge, or submit a nominee for director, by writing to our Corporate Secretary, c/o FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. (410) 951-4800. We filed a copy of our By-Laws with the SEC on November 9, 2004 as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

     Our Whistleblower Policy covers communications with the non-management directors. It is available on our website at http://www.fticonsulting.com/web/about/Governance.html. Stockholders, employees and other interested persons can communicate with an individual director, the Chair of the Audit Committee, the Presiding Director or the non-management directors as a group, using the EthicsPoint system, which allows interested persons to place confidential and anonymous reports by either telephone or the Internet, without divulging their names or other personal information. The reporting website can be accessed from any Internet-enabled computer at www.ethicspoint.com. Telephone reports can be placed by calling toll free (866) 294-3576. EthicsPoint will send reports to designated recipients within FTI, which includes our Senior Vice President and General Counsel, Associate General Counsel and Secretary, and Executive Vice President and Chief Risk and Compliance Officer. If interested persons do not feel comfortable using the EthicsPoint system, they may communicate with non-management directors by telephone to our General Counsel at (410) 951-4800, by mail to FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, or by e-mail to eric.miller@fticonsulting.com. The designated recipients will forward interested party communications, depending upon the subject matter, to the Chair of the Audit Committee, Chair of the Nominating and Corporate Governance Committee, the Presiding Director, or other appropriate person who is responsible for ensuring that the interested person’s concerns are investigated and appropriately addressed. The designated recipient(s) of the reports will not filter the communications. Communications to non-management directors relating to our business will be retained for seven-years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were 49,596,310 shares of our common stock issued and outstanding on March 19, 2008, the record date of the 2008 Annual Meeting of Stockholders. The following table shows the beneficial ownership of our common stock as of March 19, 2008, by:

  each of the NEOs;

  each person known to own beneficially more than 5% of our outstanding common stock;

  each of our directors;

  each of our other executive officers; and

  all of our executive officers and directors as a group.

     The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

     Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Number of Shares	Percentage of Shares
Name of Beneficial Owner(1)	Beneficially Owned	Beneficially Owned (%)
Jack B. Dunn, IV(2)	488,354	*
Dennis J. Shaughnessy(3)	266,763	*
Dominic DiNapoli(4)	328,606	*
Jorge A. Celaya(5)	10,000	*
John A. MacColl(6)	34,028	*
David G. Bannister(7)	113,991	*
Cathy M. Freeman(8)	5,000	*
Curt A. H. Jeschke, Jr.(9)	18,333	*
Theodore I. Pincus(10)	57,833
Brenda J. Bacon(11)	44,706	*
Mark H. Berey(12)	146,000	*
Denis J. Callaghan(13)	199,223	*
James W. Crownover(14)	22,350	*
Gerard E. Holthaus(15)	119,375	*
Matthew F. McHugh(16)	29,350	*
Eric B. Miller(17)	40,233	*
George P. Stamas(18)	99,558	*
Gary C. Wendt(19)	60,325	*
FMR Corp.	4,666,528	9.42%
82 Devonshire Street
Boston, MA 02109(20)
All directors and executive officers as a group (17 persons)	2,026,195	3.98%

____________________
*	Less than 1%.

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

(2)	Includes 53,106 shares of restricted stock with a grant date of September 23, 2004, which will vest and become nonforfeitable as to one-fifth on each anniversary of such date, such that 100% of such restricted shares will be vested and nonforfeitable on September 24, 2009, of which 21,243 shares remain restricted and subject to forfeiture. Includes a performance-based award of 10,000 shares of restricted stock with a grant date of October 24, 2006 and a performance-based award of 26,500 shares of restricted stock with a grant date of April 23, 2007 that are subject to forfeiture until they vest. The October 24, 2006 award would vest as of December 31, 2009 and the April 23, 2007 award would vest April 23, 2010, provided that the requisite performance goals have been attained as of any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009. Includes 350,930 shares of common stock issuable upon the exercise of stock options, 18,000 shares of common stock over which Mr. Dunn and his spouse share voting and investment power, and 450 shares of common stock over which Mr. Dunn and his son share voting and investment power.

(3)	Includes 152,517 shares of restricted stock with a grant date of October 18, 2004, which will vest and become nonforfeitable as to one-tenth on each anniversary of such date, such that 100% of such restricted shares be will be vested and nonforfeitable on October 18, 2014, of which 106,763 shares remain restricted and subject to forfeiture. Includes a performance-based award of 50,000 shares of restricted stock with a grant date of October 24, 2006 that is subject to forfeiture until it vests, which would be as of December 31, 2009, provided that the requisite performance goals have been attained as of any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009. Includes 110,000 shares of our common stock issuable upon exercise of stock options, of which 60,000 shares remain unexercised from a stock option awarded to Mr. Shaughnessy in his capacity as a non-employee director before he joined us as an executive officer.

(4)	Includes 125,000 shares of restricted stock with a grant date of November 1, 2005, which will vest and become nonforfeitable as to one-ninth on December 31, 2006 and one-ninth on each anniversary of such date, such that 100% of such restricted shares will be vested and nonforfeitable on December 31, 2014, of which 97,223 shares remain restricted and subject to forfeiture. Includes 6,000 shares of restricted stock with a grant date of February 29, 2008, which will vest and become non-forfeitable as to one-third on each anniversary of the date of grant, such that 100% will be vested and nonforfeitable on March 1, 2011. Includes 217,500 shares of our common stock issuable upon exercise of stock options.

(5)	Includes 10,000 shares of restricted stock with a grant date of July 9, 2007, which will vest and become nonforfeitable as to one-third on each anniversary of the date of grant, such that 100% will be vested and nonforfeitable on July 9, 2010.

(6)	Includes 20,226 shares of our common stock issuable upon exercise of stock options. Includes 10,000 shares of restricted stock with a grant date of January 9, 2006, which will vest and become nonforfeitable as to one-third on each anniversary of such date, such that 100% of such restricted shares will be vested and nonforfeitable on January 9, 2009, of which 3,334 shares remain restricted and subject to forfeiture.

(7)	Includes 75,000 of our common stock issuable upon exercise of options. Includes a performance-based award of 25,000 shares of restricted stock with a grant date of October 24, 2006 that is subject to forfeiture until it vests, which would be as of December 31, 2009, provided that the requisite performance goals have been attained as of any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009. Includes 6,000 shares of restricted stock with a grant date of February 29, 2008, which will vest and become non-forfeitable as to one-third on each anniversary of the date of grant, such that 100% will be vested and nonforfeitable on March 1, 2011.

(8)	Includes 5,000 shares of restricted stock with a grant date of November 12, 2007, which will vest and become nonforfeitable as to one-half on the second anniversary and one-half on the third anniversary of the date of grant, such that 100% will be vested and nonforfeitable on November 12, 2010.

(9)	Includes 18,333 shares of our common stock issuable upon exercise of options.

(10)	Includes 53,333 shares of our common stock issuable upon exercise of stock options.

(11)	Includes 37,500 shares of restricted stock with a grant date of December 11, 2006, which will vest and become nonforfeitable as to one-twelfth on each three-month period beginning on the first three-month period after such date of grant, such that 100% of such restricted shares will be vested and nonforfeitable on December 11, 2009, of which 21,875 shares remain restricted and subject to forfeiture. Includes 7,206 shares of our common stock issuable upon exercise of options.

(12)	Includes 37,500 shares of restricted stock with a grant date of June 7, 2007, which will vest and become nonforfeitable as to one-twelfth on each three-month period beginning on the first three-month period after such date of grant, such that 100% of such restricted shares will be vested and nonforfeitable on June 7, 2010, of which 28,125 shares remain restricted and subject to forfeiture. Includes 108,000 shares of our common stock issuable upon exercise of stock options.

(13)	Includes 186,398 shares of our common stock issuable upon exercise of stock options.

(14)	Includes 18,750 shares of our common stock issuable upon settlement of vested restricted stock units issued under our Deferred Compensation Plan for Key Employees and Non-Employee Directors (our Deferred Compensation Plan), of which 18,750 restricted stock units remain unvested and subject to forfeiture. Upon a termination event under the plan, Mr. Crownover will receive one share of our common stock for each vested restricted stock unit in his account.

(15)	Includes 110,000 shares of our common stock issuable upon exercise of stock options. Includes 9,375 shares of our common tock issuable upon settlement of vested restricted stock units issued under our Deferred Compensation Plan, of which 28,125 restricted stock units remain unvested and subject to forfeiture. Upon a termination event under the plan, Mr. Holthaus will receive one share of our common stock for each vested restricted stock unit in his account.

(16)	Includes 29,350 shares of restricted stock with a grant date of October 26, 2005, which will vest and become nonforfeitable as to one-twelfth on each three-month period beginning on the first three-month period after such date of grant, such that 100% of such restricted shares will be vested and nonforfeitable on October 26, 2008, of which 6,250 shares remain restricted and subject to forfeiture.

(17)	Includes 6,900 shares of restricted stock with a grant date of June 6, 2006, which will vest and become nonforfeitable as to one-third on each anniversary of such date, such that 100% of such restricted shares will be vested and nonforfeitable on June 6, 2009, of which 6,667 shares remain restricted and subject to forfeiture. Includes 30,000 shares of restricted stock with a grant date of July 31, 2007, which will vest and become nonforfeitable as to one-fifth on each anniversary of such date, such that 100% of such restricted shares will be vested and nonforfeitable on July 31, 2012, of which all shares remain restricted and subject to forfeiture. Includes 3,333 shares issuable on exercise of stock options.

(18)	Includes 2,863 shares of our common stock over which Mr. Stamas and his spouse share voting and investment power and 96,695 shares of our common stock issuable upon exercise of stock options.

(19)	Includes 21,875 shares of our common stock issuable upon settlement of vested restricted stock units issued under our Deferred Compensation Plan, of which 15,625 restricted stock units remain unvested and subject to forfeiture. Upon a termination event under the plan, Mr. Wendt will receive one share of our common stock for each vested restricted stock unit in his account.

(20)	Based on Schedule 13G filed on February 13, 2008. The reporting person reported sole voting power with respect to 330,300 shares of common stock and sole dispositive power with respect to 4,666,528 shares of common stock. These securities are owned by various investment funds affiliated with FMR Corp., which have the right to direct the voting and disposition of shares of our common stock and the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock. For purposes of the reporting requirements of the Exchange Act, FMR Corp. is deemed to be a beneficial owner of such securities. The number of shares of Common Stock of FTI Consulting Inc owned by the investment companies at December 31, 2007 included 415,814 shares of Common Stock resulting from the assumed conversion of $12,995,000 principal amount of FTI Consulting 3.75% Convertible Notes due July 15, 2012 (31.998 shares of Common Stock for each $1,000 principal amount of debenture).

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

      We have set forth below information about each of our executive officers who is not also a director:

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
Dominic DiNapoli	53	2004	Executive Vice President and Chief Operating Officer	Mr. DiNapoli has been an Executive Vice President and our Chief Operating Officer since February 2004. From August 2002 to February 2004, Mr. DiNapoli was a Senior Managing Director in our corporate finance/restructuring practice. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services (BRS) practice.

David G. Bannister	52	2005	Executive Vice President— Corporate Development	Mr. Bannister joined us as Senior Vice President—Business Development in May 2005 and he assumed the position of Executive Vice President–Corporate Development in June 2006. From 1998 to 2004, Mr. Bannister was a General Partner of Grotech Capital Group. From 1983 to 1998, Mr. Bannister was employed in the investment banking division of Alex Brown & Sons Incorporated holding the position of Managing Director when he left in 1998. Mr. Bannister is a director of Landstar System, Inc., the Chairman of its Audit Committee and a member of other committees.

Jorge A. Celaya	42	2007	Executive Vice President and Chief Financial Officer	Mr. Celaya has been Executive Vice President and Chief Financial Officer since July 2007. Mr. Celaya served as Executive Vice President, Chief Financial Officer and a member of the Executive Committee of Sitel Corporation, a global provider of BPO services, from October 2003 to February 2007 when it was merged in a take-private transaction. From March 2007 to July 2007, Mr. Celaya performed M&A consulting. From 1990 to October 2003, Mr. Celaya was employed by Schlumberger Limited in various operating and senior corporate financial management positions, including service in Europe and Latin America. Beginning in May 2002 to August 2003, Mr. Celaya was Chief Financial Officer of NPTest, Inc., a semiconductor sector company and Schlumberger spin-off.

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
John A. MacColl	59	2006	Executive Vice President and Chief Risk and Compliance Officer	Mr. MacColl has been an Executive Vice President and our Chief Risk Officer since January 2006. In August 2007, Mr. MacColl assumed the position of Chief Compliance Officer. From January 2006 to February 2008, he also held the position of Chief Legal Officer. From April 2004 to April 2005, Mr. MacColl was Vice Chairman of St. Paul Travelers, a position he held with its predecessor, The St. Paul Companies, Inc. from May 2002 to April 2004. From May 1999 to August 2004, he also held the position of General Counsel. Mr. MacColl joined the St. Paul Companies in 1998, following the company’s merger with USF&G Corporation, where he served as Executive Vice President of Human Resources and General Counsel. From April 2005 to January 2006, Mr. MacColl pursued personal business interests.

Cathy M. Freeman	51	2007	Senior Vice President, Controller and Chief Accounting Officer	Ms. Freeman joined FTI as its Senior Vice President, Controller and Chief Accounting Officer in November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation. From August 2001 to March 2004, Ms. Freeman was Vice President and Corporate Controller of World Kitchen, Inc., and from 1983 to March 2001, held various finance and accounting positions with Fort James Corporation. During Ms. Freeman’s term as an officer of World Kitchen, Inc., World Kitchen, Inc. filed for Chapter 11 bankruptcy protection.

Eric B. Miller	48	2006	Senior Vice President and General Counsel	Mr. Miller joined us in May 2006 and was elected Senior Vice President and General Counsel in June 2006 and assumed the chief legal officer role in February 2008. From 1995 to May 2006, Mr. Miller was a Partner with DLA Piper.

Curt A.H. Jeschke, Jr.	57	2004	Vice President— Internal Audit	Mr. Jeschke joined us as Vice President—Internal Audit in May 2004. From November 1998 through June 2003, he was Senior Vice President and Chief Financial Officer of Renaissance Aircraft LLC, a manufacturer of general aviation aircraft. He managed his family’s real estate business from July 2003 to May 2004.

     Our executive officers are appointed by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of written employment agreements that we have with some of them.

COMPENSATION DISCUSSION AND ANALYSIS

     The following discussion of NEO compensation contains descriptions of various employment related agreements and employee compensation plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the agreements and plans that we have filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008. You may request copies of the agreements and plans filed with the SEC, free of charge, by contacting our Corporate Secretary, at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone no. 410-951-4800. Exhibits and schedules to the agreements and plans will not be provided unless specifically requested. See “Committees of the Board-Compensation Committee” for a discussion of the role that the Compensation Committee plays in setting NEO compensation.

      The following discussion also contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements. Important factors known to the Company that could cause such material differences are identified and discussed from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure the Company makes in reports to the SEC.

The Compensation Committee

     All our NEOs (named executive officers) are elected to their positions by the Board. For 2007, our NEOs were Jack B. Dunn, IV, President and CEO, Dennis J. Shaughnessy, Chairman of the Board, Dominic DiNapoli, Executive Vice President and Chief Operating Officer and David G. Bannister, Executive Vice President – Corporate Development. In addition, FTI had two Chief Financial Officers during the year, Theodore I. Pincus served as Executive Vice President and Chief Financial Officer until July 2007 when Jorge A. Celaya joined FTI as Executive Vice President and Co-Chief Financial Officer. Mr. Pincus served as Co-Chief Financial Officer with Mr. Celaya until November 2007 when Mr. Celaya alone assumed the Chief Financial Officer position.

     The Compensation Committee is responsible for setting the compensation of our NEOs. It reviews and approves corporate and individual goals for our CEO and Chairman and reviews the goals of the other NEOs. It sets the compensation of our CEO and the Chairman. The Compensation Committee also reviews the recommendations of the CEO and Chairman regarding the compensation of other NEOs and approves the compensation of those officers. See “Committees of the Board-Compensation Committee” for a discussion of the powers of the Compensation Committee and the role the CEO and Chairman play in compensation decisions.

Primary Objectives of Our Compensation Program

     The primary objectives of the compensation program for our NEOs are to:

  motivate, attract and retain highly qualified and experienced executives;

  align the interests of our NEOs with those of our stockholders by rewarding our NEOs for the achievement of strategic goals that successfully drive our operations and enhance stockholder value;

  provide incentives for the creation of long-term stockholder value;

  reward for corporate performance; and

  reward individual performance.

Design of Our Compensation Program

     The compensation program for our NEOs is intended to reward performance by:

  maintaining base salary at a competitive market level;

  evaluating performance on both an individual and company-wide basis reflecting our progress in meeting short-term and long-term growth objectives based on revenue, EBITDA (earnings before interest, taxes, depreciation and amortization), earnings per share or other financial targets;

  linking short-term compensation to individual performance goals set at the beginning of the year;

  balancing short-term and long-term goals by delivering compensation through short-term and long-term incentives;

  delivering a mix of fixed and at-risk compensation; and

  using equity-based awards that are linked to stockholder value.

     In designing the compensation program and in determining NEO compensation, we also considered the following factors:

  our size and complexity;

  our projected growth and expansion into other businesses;

  our long-term strategic goals;

  our operating and financial performance compared with targeted goals;

  current compensation levels;

  the level of responsibility, experience and longevity of our executive officers; and

  the competition for strong senior executives.

Use of Other Company or Peer Group Data in 2007

     The Compensation Committee did not hire a compensation expert, identify a peer group or review what other companies pay NEOs with comparable positions in connection with its 2007 compensation decisions. In deciding not to consider other company or peer group data, the Compensation Committee considered that with the acquisition of FD by FTI in October 2006 no other company offers all of the same services as FTI and so none are directly comparable; the reported outlooks by other companies offering one or more comparable services were significantly different than or below the expectations of FTI; and general business factors, such as the recent deterioration in the credit markets, negatively impacting investment banking and financial service businesses that were considered as compensation model comparables in 2006, were expected to have an opposite (positive) impact on FTI’s business in 2007.

Employment Agreements, Termination of Employment and Change in Control Arrangements

     As we discuss more fully in “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments,” we have employment agreements with Messrs. Dunn, Pincus, Shaughnessy and DiNapoli. The employment agreements include annual base salary terms that provide that specified annual salary levels cannot be reduced. They also contain provisions relating to transition payments, termination and change in control events and payments, non-competition and non-solicitation requirements, and maintenance of the confidentiality of our proprietary information and trade secrets. We do not have long-term employment agreements with Messrs. Bannister and Celaya, but Mr. Celaya’s written offer letter contains certain terms relating to his continuing employment.

     Decisions to enter into employment agreements and the terms of those agreements were based on the facts and circumstances at the time and arm’s length negotiations with the applicable NEO. With respect to Messrs. Dunn and Pincus, their employment agreements date back to 2002 with several modifications over time. Prior to becoming our Chairman in October 2004, Mr. Shaughnessy had been a director of the Company since 1992. The Board believed it was good corporate governance to separate the chairman and chief executive officer roles, both of which had been held by Mr. Dunn. The terms of Mr. Shaughnessy’s employment agreement were based on arm’s length negotiations. Prior to becoming our Chief Operating Officer in 2004, Mr. DiNapoli was the practice leader of our Corporate Finance/Restructuring segment, where he was employed pursuant to a written contract. From February 2004 to November 2005, Mr. DiNapoli continued to be employed under the terms of that employment agreement. In November 2005, the Compensation Committee authorized entering into a new long-term employment agreement with Mr. DiNapoli reflecting his new responsibilities. The terms of the new employment agreement were negotiated at arm’s length with the expectation that Mr. DiNapoli’s compensation would not be substantially reduced below the level he earned as a practice leader. Mr. Bannister joined us in May 2005 and Mr. Celaya joined us in July 2007 pursuant to the terms of written offer letters. The Compensation Committee authorized the hiring of Mr. Bannister and Mr. Celaya but did not pursue long-term written employment arrangements. Each of Mr. Bannister’s and Mr. Celaya’s offer letter contains certain substantive terms relating to his employment, including, rights to benefits, rights to participate in executive equity and incentive compensation plans, incorporation of the definitions of “cause” and “good reason” from the employment agreements of the other named executives, or additional rights upon termination of employment by the Company without “cause” or termination by the executive with “good reason” following or in anticipation of a “change in control.”

     As discussed more fully in “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments,” we provide NEOs with payments and benefits related to certain termination of employment events, including in connection with a “change in control”, termination by us without “cause” and termination by the NEO with “good reason.” These protections limit our ability to downwardly adjust compensation, including base salaries, to relocate or to change responsibilities, without triggering the right of the affected NEO to receive termination payments and benefits. These termination protection payments and benefits are viewed as an important component of the total compensation to each of our NEOs. In our view, having these protections helps to maintain our NEOs’ objectivity in decision-making and provides another vehicle to align the interests of our NEOs with the interests of our stockholders. Termination payments serve as a deterrent to the NEO voluntarily leaving the Company’s employ and serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company and not to use or disclose proprietary information of the Company. The Compensation Committee did not take the termination protection payments and benefits into account in making decisions with respect to other elements of NEO compensation as all or some of these payments and benefits may never be triggered.

Deductibility of NEO Compensation

     Section 162(m) of the Code limits the deductibility of compensation in excess of $1.0 million paid to our CEO and our four other highest-paid executive officers unless certain specific and detailed criteria are satisfied. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Compensation Committee considers Section 162(m) when making compensation decisions but other considerations, such as providing our NEOs with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. The Compensation Committee has and expects to continue to authorize payment of compensation to NEOs outside the limits of 162(m). In 2007, we paid total base salary compensation to each of our CEO and Chief Operating Officer in excess of the deductibility limits of Section 162(m).

NEO Compensation

     We pay our NEO’s an annual base salary, and we also put a significant portion of the executive’s compensation at risk through the use of annual cash bonus and equity awards, by tying those elements to Company and/or individual performance for the year and longer periods of time. The elements of compensation paid to our NEOs are intended to reward performance as follows:

  Base Salary. Base salary is a fixed annual rate of pay received by the NEO. Base salary rewards the NEO for his or her day-to-day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities. The complexity and growth of the Company’s businesses are also considered when setting annual base compensation. The Compensation Committee reviews the base salary of the CEO and Chairman at least annually and sometimes more often. The Compensation Committee also considers the CEO’s and Chairman’s recommendations regarding the base salary of other NEOs. The Compensation Committee will adjust base salary on a case by case basis after considering the NEOs responsibilities and whether those responsibilities have increased or decreased, corporate performance, the results of annual individual performance evaluations as measured against the subjective performance criteria established for the NEO, the NEO’s employment contract terms, if applicable, and the NEO’s total compensation package. See “— The FTI Consulting, Inc. Incentive Compensation Plan,” for a discussion of performance factors considered by the Compensation Committee when setting NEO compensation for 2007. The Compensation Committee does not assign relative weights to the items it considers nor does it assign relative weights to each subjective criteria considered to evaluate the individual performance of an NEO.

  Cash Incentive Compensation. Cash incentive compensation or bonus is an amount of cash compensation in addition to base salary that is intended to reward the NEO for meeting or exceeding company-wide objective and individual subjective goals established each year by the Compensation Committee. As a result a substantial portion of a NEO’s annual cash bonus is at risk. For 2007, an individual’s cash bonus targets were established to exceed his base annual salary at the median and higher ranges of the performance goals set by the Compensation Committee. The cash bonus rewards NEOs for organization-wide performance as measured against publicly disclosed financial goals for the year, and individual performance as measured against individual performance goals set by the Compensation Committee for the CEO and Chairman and set by the CEO and approved by the Compensation Committee for the other NEOs. Cash incentive compensation set by the Compensation Committee is designed to meet the requirements of Section 162(m) of the Code to allow the Company to receive a deduction for that compensation; therefore, individual performance can only be considered to reduce but not increase an individual’s bonus payment.

  Stock Options and Restricted Stock. Stock options and restricted stock link a NEO’s compensation to stockholder return and value. Stock options and restricted stock reward increased stock price and provides a strong incentive for the NEO to remain with the Company. The Compensation Committee is the administrator of our long-term equity plans and determines the type, number of shares, other terms and timing of equity awards granted to NEOs. The Compensation Committee primarily uses equity awards to provide continuing incentives that will keep NEOs engaged and vested with the interests of stockholders. The Compensation Committee generally but not specifically considers corporate performance, stock price and individual responsibilities and performance to determine whether to make an award, when to make an award and what kind and how many equity incentives to grant to an NEO. No weights are assigned to specific aspects of performance.

  LTIP Awards. LTIP awards represent stock option and restricted stock awards that vest upon meeting specified performance goals. Performance-based awards link a NEO’s compensation to financial metrics that are important to the Company and stockholders. Performance-based awards reward long-term financial goals established internally for the Company such as long-term improvement of revenue, EBITDA, financial ratios and business mix. The Compensation Committee primarily uses performance-based equity awards to provide continuing incentives to NEOs to drive the long-term performance of the Company. No weights are assigned to specific aspects of performance.

  Sign-on or Retention Payments. We may provide contractual or other incentive payment opportunities, including sign-on or retention bonuses, which may be in the form of cash and/or equity, to new officers who join us or, in some cases, officers who enter into new employment arrangements with us. These payments are designed to reward individuals for joining or continuing to stay with the Company.

  Other benefits and perquisites. We provide our NEOs with substantially the same benefits that we provide to employees generally, including medical and dental insurance, a life insurance benefit and the opportunity to participate in the Company’s 401(k) savings plan and employee stock purchase plan. In addition, the Company provides NEOs with certain perquisites designed to facilitate their ability to perform their duties and maintain and develop client relations, including, an automobile or automobile allowance, a corporate aircraft to facilitate security when traveling, and club memberships that are primarily used for client entertainment.

     Historically, the Compensation Committee and the Company have not used a formula to allocate among cash and non-cash, short and long-term, and fixed and at-risk compensation and has subjectively made decisions as to the form of compensation, amount of compensation and timing of compensation after considering the periodic financial results of the Company and their subjective assessment of the applicable NEO’s performance.

     2007 Base Salary Adjustments

     The Compensation Committee considers adjustments to annual base compensation each year but not necessarily at the same time each year. The Compensation Committee discusses its annual base salary levels directly with the CEO and Chairman and considers the recommendations of the CEO with respect to the annual base salary levels of the other NEOs. See “Executive Officers and Compensation – Summary Compensation Table” for the base salaries paid to the NEOs for 2006 and 2007.

     At its April 2007 meeting, the Compensation Committee met with Mr. Dunn and after discussions increased his annual base salary to $1,375,000 from $1,250,000 retroactive to January 1, 2007. The Compensation Committee determined that the increase was deserved and warranted in light of Mr. Dunn’s direction during 2006 that resulted in the Company’s adding through acquisitions, new service offerings, such as strategic communications, investigative services and construction management services, and expanding globally in Europe, Asia and Latin America and his mandate to direct the much larger and complex organization in 2007. The Compensation Committee also considered the increased complexity of our businesses and organizational structure.

     In lieu of a current base salary increase for Mr. Shaughnessy, the Compensation Committee increased his post-full-time employment transition payment as described under “— 2007 Chairman Compensation Adjustments” below.

     Mr. DiNapoli, our Chief Operating Officer, has the highest annual base salary of all executive officers. His annual base salary of $2,000,000 was established by contract in November 2005 through arms-length negotiations. The Compensation Committee concluded that his salary was competitive and did not warrant an increase at this time.

     Mr. Bannister was not an NEO in 2006. At its February 2007 meeting, the Compensation Committee increased Mr. Bannister’s base annual salary to $500,000 from $400,000. This annual base salary change was a merit increase in light of Mr. Bannister’s position as head of corporate development and the acquisitions he was instrumental in identifying, negotiating, closing and integrating in 2006 and the Company’s anticipated growth prospects in 2007.

     Mr. Celaya joined the Company in July 2007. His annual base salary of $550,000 per year was established through arm’s length negotiations and was approved by the Compensation Committee. The Compensation Committee believes Mr. Celaya’s annual base salary level is competitive for a chief financial officer upon his first joining a company of the size and complexity of FTI.

     Mr. Pincus was the Company’s Chief Financial Officer from 1996 to 2007. In 2006, Mr. Pincus agreed to continue as the Company’s Chief Financial Officer beyond his full-time employment expiration date at a salary of $650,000 per annum. After Mr. Celaya’s hiring, Mr. Pincus continued as Co-Chief Financial Officer of the Company until November 2007. In consideration of Mr. Pincus’ intention of leaving the position of Chief Financial Officer in 2007, the Compensation Committee determined that a base annual salary increase was not warranted.

     2007 Chairman Compensation Adjustments

     At its April 2007 meeting, the Compensation Committee met with Mr. Shaughnessy. Mr. Shaughnessy’s full-time employment under his current employment agreement is set to expire in October 2009. Under the terms of his employment agreement, upon termination, Mr. Shaughnessy will go from being a full-time employee to part-time status providing the Company with 500 hours of service each year for five years. At Mr. Shaughnessy’s request, the Compensation Committee did not increase his annual base salary but increased the base salary he will receive each year as a part-time employee during his transition period to $400,000 from $200,000. The Compensation Committee agreed to adjust Mr. Shaughnessy’s compensation in accordance with his request to better reflect the value of the services the Company expects Mr. Shaughnessy to provide during his transition period.

     The FTI Consulting, Inc. Incentive Compensation Plan

     On June 6, 2006, our stockholders approved our Incentive Compensation Plan, as amended and restated (the “Incentive Plan”). Annual cash incentive compensation is intended to focus and reward individuals based on measures identified as having a positive impact on our annual business results and that are aligned with the interests of our stockholders. The Incentive Plan requires that the Compensation Committee designate those executive officers who will participate for any year and establish performance goals and maximum dollar amounts to be paid to each plan participant if the performance goals have been achieved. In conjunction with a NEO’s equity incentives, annual cash incentive compensation is intended to tie a potentially large portion of such officer’s total compensation to that year’s financial performance and place it at-risk.

     As set forth in the Incentive Plan, the Compensation may choose from a range of defined objective performance measures: earnings before interest, taxes, depreciation and amortization, or EBITDA, stock price, earnings per share, earnings per share before stock option expense, net earnings, operating or other earnings, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, and market share or strategic business criteria consisting of one or more objectives meeting specified revenue goals, market penetration goals, geographic business expansion goals, or goals relating to acquisitions or strategic partnerships. The incentive compensation measures are objective measures that reflect our operating results for the year for which the performance goals are established. The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our business and financial plan for the year. When establishing performance goals for a plan year, the Compensation Committee reviews and discusses our business and financial plans for that year and their key underlying assumptions, expectations under then-existing and anticipated market conditions and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the plan year as well as individual payment maximums at each performance goal level for the participants in the plan. As permitted under the Incentive Plan, the Compensation Committee may establish subjective criteria that it may consider to reduce but not increase an award.

     In the case of the NEOs whose overall annual cash compensation may, in some instances, exceed $1,000,000, performance goals and payment maximums have been established by the Compensation Committee no later than 90 days following our fiscal year end, or by March 30 of each year, to ensure that their award payouts that are solely attributable to and dependent upon satisfaction of a performance goal will be fully deductible under the federal tax laws. Under our Incentive Plan, payments based on the prior year’s performance must be made (if earned) by no later than March 15th of each year.

     On March 23, 2007, the Compensation Committee of the Board of Directors of FTI approved the participants, performance goals and individual maximum cash target bonus levels for 2007 under FTI’s Incentive Plan. The Compensation Committee designated our CEO, Chairman, Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Risk and Compliance Officer and Executive Vice President – Corporate Development as the only participants for fiscal year 2007. The executive officers designated as 2007 participants in the Incentive Plan do not necessarily correlate to those executive officers who are NEOs. Our Chief Financial Officers during 2007 did not participate in the Incentive Plan. Jorge Celaya did not participate in the Incentive Plan because he was not employed by the Company in March 2007 when the Compensation Committee established the participants, performance goals and individual targets for 2007. Mr. Pincus was not designated a participant in the Incentive Plan for 2007 because he was expected to leave the position of Chief Financial Officer in 2007.

     When establishing performance goals for 2007, the Compensation Committee reviewed and discussed FTI’s business and financial plans for 2007, company expectations, anticipated market conditions, FTI’s published financial guidance and the recommendations of the CEO and Chairman. For fiscal year 2007, the Compensation Committee approved a range of performance goals based on company-wide earnings per share (determined in accordance with Generally Accepted Accounting Principles) (“EPS”) as the objective performance goals.

     The Chair of the Compensation Committee proposed maximum cash bonus targets for the participants to FTI’s CEO and Chairman, who then commented and proposed revised targets, which were ultimately accepted and approved by the Compensation Committee substantially in line with their recommendations. The maximum cash awards under the Incentive Plan for executives vary at each EPS level established as an objective performance goal. The maximum target awards were not set by formula.

     The 2007 performance goals and individual target bonus awards established for executives who are NEOs for the year ended December 31, 2007 are as follows:

	Earnings Per Share
		Threshold
	Threshold	for Other
	for COO	Participants							Maximum
	$1.00	$1.49	$1.65	$1.75	$1.85	$1.90	$1.95	$2.00	$2.05
	($)	($)	($)	($)	($)	($)	($)	($)	($)
Participants
Jack B. Dunn, IV	—	500,000	1,200,000	1,325,000	1,475,000	1,575,000	1,675,000	1,750,000	1,850,000
President and Chief
Executive Officer

Dennis J. Shaughnessy	—	500,000	1,200,000	1,325,000	1,475,000	1,575,000	1,675,000	1,750,000	1,850,000
Chairman of the Board

Dominic DiNapoli	500,000	500,000	500,000	500,000	500,000	600,000	700,000	800,000	800,000
Executive Vice
President and Chief
Operating Officer

David G. Bannister	—	250,000	500,000	625,000	775,000	875,000	975,000	1,050,000	1,150,000
Executive Vice President
— Corporate Development

     As permitted under the Incentive Plan and Section 162(m) of the Code, the Compensation Committee approved subjective company-wide and individual  performance criteria relating to the performance of each participant that may be considered by the Compensation Committee in it sole discretion, if it so chooses, to reduce but not increase maximum target awards once an EPS target has been achieved. The criteria set for the CEO and Chairman were general in nature and related to the achievement of internal quarterly financial benchmarks as well as progress on branding, employee policies, global expansion and acquisition initiatives, succession planning, strategic data collection and analysis, and improving the efficiency of the meetings of the Board and its Committees. The quarterly financial benchmarks did not constitute guidance or projections but were established as benchmarks against which to measure progress. The Compensation Committee set first, second, third and fourth quarterly benchmarks of (a) EPS of $0.33, $0.43, $0.45 and $0.64, respectively, (b) EBITDA of $42 million, $49 million, $50 million and $65 million, respectively, (c) revenues of $219 million, $229 million, $232 million and $250 million, respectively, and (d) operating cash flow of (negative $50 million), $29 million, $11 million and $103 million, respectively, as well as a leverage ratio at December 31, 2007 of 2.50.

     The Compensation Committee agreed with individual subjective performance goals set by the CEO and Chairman for the other participants, which the Compensation Committee considered when setting actual bonus amounts awarded in 2008 for the 2007 plan year. The individual goals of the other participants were general, broad and reinforced the goals set for the CEO and Chairman. The subjective performance goals of the Chief Operating Officer were to improve practice group revenue and profitability, employee utilization, employee recruitment, client development and budget forecasting and to promote global expansion and acquisitions. The subjective performance goals of the Corporate Development officer were to identify and explore acquisition and global expansion opportunities, successfully integrate acquisitions, update long-term strategic plans, expand client relationships, improve client development tools, improve budgeting and forecasting tools and develop investor relations. The Compensation Committee did not assign weights to each subjective criteria but advised each participant that the failure to meet such participant’s individual performance goals could result in a reduction of such participant’s maximum target bonus.

     The Company reported fully diluted EPS of $2.00 for the year ended December 31, 2007 in its Annual Report on Form 10-K filed with the SEC on February 29, 2008. On February 19, 2008, the Compensation Committee certified that the EPS performance goal of $2.00 was met and approved cash bonuses payments to the NEOs for 2007 under the Incentive Plan. The Compensation Committee also approved the cash bonus amount payable outside of the Incentive Plan to Mr. Celaya for 2007. The CEO, Chairman and Chief Operating Officer received the maximum individual target cash payments designated for each of them for achieving the EPS performance goal of $2.00, without reduction. The Compensation Committee found that the CEO, Chairman and Chief Operating Officer met the general subjective goals set for each of them. In addition, the Compensation Committee found that the quarterly financial goals were substantially met, since, quarterly EPS reported for the Company for each of the first, second and third quarters of 2007 and total EPS for 2007 was higher although the fourth quarter was $0.04 lower, and actual operating cash flow reported by FTI was slightly lower, than the quarterly subjective goals set by the Compensation Committee for 2007. The 2007 bonus payment awarded to the Chief Development officer under the Incentive Plan was less than his maximum target award at the EPS performance goal of $2.00; however, he was awarded 6,000 shares of restricted stock on February 19, 2008 with a grant date of February 29, 2008, which were intended as 2007 equity bonus compensation to reward his performance for the year ended December 31, 2007 and which equate to a cash bonus and grant date fair equity value of all 2007 bonus payments of $1,181,000 as of February 29, 2008

     The written offer letter entered into by Mr. Celaya provided for a target annualized bonus opportunity of $550,000 and a maximum annualized bonus opportunity of $750,000. Upon the advice and recommendation of the CEO, the Compensation Committee found that Mr. Celaya should be paid the maximum bonus opportunity prorated for the six months that he was with FTI in 2007. The CEO reported that Mr. Celaya had contributed to the long-term growth prospects of the Company by attracting and hiring professionals in the accounting group with the experience and skills necessary to manage a much larger global organization and integrate acquisitions, by improving the procedures and documentation in the accounting department and by overseeing the timely filing of the Company’s third quarter and year end periodic reports with the SEC.

     Mr. Pincus did not participate in the Incentive Compensation Plan for 2007. The Compensation Committee did not award Mr. Pincus a bonus for 2007 as Mr. Pincus was not an executive officer of the Company as of December 31, 2007.

     The 2007 annual cash bonuses paid to the NEOs are as follows:

	Performance
	Goal – EPS	Individual Cash Incentive
Participant	($)	Compensation Payments
Jack B. Dunn, IV	2.00	$1,750,000	(1)
Dennis J. Shaughnessy	2.00	$1,750,000	(1)
Dominic DiNapoli	2.00	$800,000	(1) (2)
David G. Bannister	2.00	$800,000	(1) (2)
Jorge A. Celaya		$375,000	(3)
____________________

(1)

The 2007 cash bonus awards to Messrs. Dunn, Shaughnessy, DiNapoli and Bannister were paid pursuant to the FTI Incentive Compensation Plan upon attainment of the company-wide EPS performance goal of $2.00, which was established by the Compensation Committee in March 2007 within the time period and in accordance with the conditions of Section 162(m) of the Code.

(2)

Upon management’s recommendation, on February 19, 2008,the Compensation Committee awarded outside of the Incentive Plan, 6,000 shares of restricted stock under the 2006 Plan to each of Messrs. DiNapoli and Bannister with a grant date of February 29, 2008 and a market value of $381,000 (based on a closing price of $63.50 per share as reported on the NYSE for February 29, 2008). The restricted shares will vest as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011. These restricted stock awards to Messrs. DiNapoli and Bannister were intended as equity bonus compensation to reward their performance for the year ended December 31, 2007. The aggregate cash bonus and grant date fair value of the restricted stock bonus for the year ended December 31, 2007 awarded to each of Mr. DiNapoli and Mr. Bannister equates to $1,181,000 as of February 29, 2008.

(3)

Mr. Celaya joined the Company on July 9, 2007 and did not participate in the FTI Incentive Compensation Plan for the year ended December 31, 2007. His 2007 cash bonus represents a pro rata portion of the maximum annualized bonus opportunity provided for in his offer letter for the period that he was employed by the Company in 2007.

     On March 26, 2008, the Compensation Committee approved the participants, range of performance goals and individual maximum cash target bonus levels for 2008 under FTI’s Incentive Plan within the deadline for establishing such terms under Section 162(m) of the Code. The Compensation Committee designated our CEO, Chairman, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer, Executive Vice President – Corporate Development and Senior Vice President and General Counsel as the only participants for the year ending December 31, 2008. The 2008 participants in the Incentive Compensation Plan will not necessarily correlate with those executive officers who are NEOs for 2008. The performance goals for 2008 are based on a range of company-wide earnings per share, subject to adjustment in certain circumstances, for the year ending December 31, 2008. The 2008 performance goals require the Company to meet or improve its 2008 year end earnings per share in comparison to the actual earnings per share reported by the Company for the year ended December 31, 2007. The Compensation Committee believes that it is probable that a 2008 performance goal at the low end of the range will be achieved. The 2008 performance goals at the high end of the range are appropriately aggressive and would require significant improvement of FTI’s financial results for 2008 over 2007. If the Compensation Committee determines that an objective performance goal has been achieved, each of the participants for 2008 would be entitled to receive the corresponding target incentive compensation amount, subject to reduction in the Compensation Committee’s discretion based on certain subjective individual and company performance criteria.

     2007 Equity Compensation

     Equity incentives are used as a mechanism to link compensation with increases in stockholder value. The Compensation Committee believes that the use of equity incentives aligns the interests of NEOs with long-term stockholder value better than cash alone. The Compensation Committee on the recommendation of the CEO also uses equity awards upon hiring of an officer or employee to immediately link the interests of that person with the Company’s interests and those of our stockholders.

     Since 1996, Mr. Dunn, our CEO, has received a quarterly grant of a performance-based stock option exercisable for 22,500 shares of common stock. The grant is automatic and made and priced the day following the publication of our quarterly and annual earnings press release. Each grant of options is made at an exercise price per share equal to 110% of the closing price per share of our common stock for the date of grant. Each option becomes fully exercisable upon an increase of 25% in the market value of a share of our common stock from the date of grant but not earlier than one year after the date of grant, and becomes exercisable eight years from the date of grant if the market value does not reach the target value. The Compensation Committee believes that these awards directly align with and keep our CEO focused on long-term increases in stockholder value. Mr. Dunn received these stock option awards in 2007 and for the first quarter of 2008.

     In connection with his hiring and as provided for in his offer letter, in July 2007 the Compensation Committee awarded Mr. Celaya a stock option exercisable for 75,000 shares of common stock exercisable at the closing price per share of FTI’s common stock on the date of grant, which will vest 20% per year on the first through fifth anniversaries of the date of grant, and 10,000 shares of restricted stock, which will vest 33.33% on the first anniversary, 33.33% on the second anniversary and 33.34% on the third anniversary of the date of grant.

     Except as described under “— 2007 LTIP Compensation,” the Compensation Committee did not approve any other equity awards to NEOs in 2007. The Compensation Committee believes that the significant performance-based and time vesting equity awards to the Chairman and Chief Development officer approved in October 2006 provided sufficient incentives to them to remain with and drive the long term growth of the Company through 2007 to meet the performance goals described under “–2007 LTIP Compensation” below. Our Chief Operating Officer did not receive performance-based and other equity awards in 2007 because he is the highest paid NEO of the Company and in November 2005, in connection with his new employment agreement, he received a stock option award for 100,000 shares of common stock subject to pro rata vesting over three years beginning on the first anniversary of the date of grant and a restricted stock award for 125,000 shares subject to vesting over nine years and two months, which the Compensation Committee believes sufficiently aligns his interests with our long-term success and the interests of stockholders.

     Upon the recommendation of management, on February 19, 2008, the Compensation Committee awarded 6,000 shares of restricted stock under the 2006 Plan to each of Messrs. DiNapoli and Bannister with a grant date of February 29, 2008 and a market value of $381,000 (based on a closing price of $63.50 per share as reported on the

NYSE for February 29, 2008). The restricted shares will vest as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011. These restricted stock awards to Messrs. DiNapoli and Bannister are intended to reward their performance for the year ended December 31, 2007.

     See “Executive Officers and Compensation — Equity Compensation Plans — Grants of Plan Based Awards for Fiscal Year Ended December 31, 2007” for additional information, including grant date fair values, of all equity awards made to our NEOs in 2007.

     2007 LTIP Compensation

     At its April 23, 2007 meeting, the Compensation Committee awarded Mr. Dunn 26,500 shares of restricted stock under the 2006 Plan to vest on April 23, 2010, subject to satisfaction of the performance conditions (described below) set by the Compensation Committee in connection with the performance-based equity awards granted to certain NEOs, including our CEO, Chairman and Chief Development officer on October 24, 2006. The Compensation Committee made this award in order to provide further incentives to Mr. Dunn to continue to drive long-term growth of the Company while aligning his interests with those of stockholders.

     The performance-based equity awards to our CEO, Chairman and Chief Development officer granted by the Compensation Committee on October 24, 2006 are subject to cliff vesting as of December 31, 2009 after final determination that the performance goals have been achieved for any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009 based on the Company’s audited financial statements for such year. The performance goals were set by the Compensation Committee based on the then remaining three years under our five year strategic plan. In this way the NEOs who receive performance-based awards, have strong incentives to remain with the Company, are motivated to focus on our long-term strategic goals and receive compensation that directly correlates to their success in expanding and managing our business to meet those goals.

     In order for the performance-based equity awards to vest, the following performance goals must be achieved:

Consolidated Revenues:	$1.0 billion or more

EBITDA:	$ 250.0 million or more (before stock option
expense under FAS Statement 123(R))

Revenues Outside of the U.S.:	$150.0 million

Leverage Ratio: Net Debt/EBITDA:	Less than 3.0 to 1

     As of December 31, 2007, all of the above performance goals, except the EBITDA performance goal, were met.

     Employee Stock Purchase Plan

     Our employee stock purchase plan for U.S. employees (our ESPP) is designed to encourage stock ownership by our employees. All employees working more than 20 hours a week, including NEOs, are eligible to participate in our ESPP. All employees participate on the same terms. No participant is permitted to acquire more than $25,000 worth of shares of our common stock during each calendar year. In 2007, our Chief Development officer participated in the ESPP.

     Sign-On Payments

     No NEO received a cash sign-on payment or retention payment in 2007.

     Benefits and Perquisites

     NEOs receive a variety of benefits, including the following benefits that are available to all full-time employees:

  medical, dental, vision, prescription drug and mental health services (employee shares cost);

  pre-tax health and dependent care flexible spending accounts;

  parking and transit reimbursement accounts;

  group life insurance and AD&D coverage and supplemental life and AD&D insurance coverage (employee shares cost);

  life and AD&D coverage for spouses and dependents;

  Short-Term disability insurance coverage for illnesses lasting no more than 90 days;

  long-term disability insurance coverage equal to 60% of base salary with the benefit capped at $300,000;

  parental leave;

  family and medical leave;

  emergency travel services;

  health advocacy services;

  travel insurance;

  401(k) match; and

  workers’ compensation insurance.

     Additional benefits and perquisites that are provided to one or more NEOs include:

  company supplied automobile or car allowance;

  club membership(s);

  supplemental life and AD&D insurance; and

  supplemental long-term disability insurance.

     We are parties to a Charter and Management Services Agreement with Sentient LLC (f/k/a Summit Jet, LLC) (“Sentient”), a FAA Part 135 air carrier, whereby Sentient provides the crew and maintains, manages and operates our corporate leased aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When not in use by the Company for business travel, Sentient may charter the aircraft. In February 2006, upon the recommendation of the Compensation Committee, the Board approved an internal Corporate Aircraft Policy to govern the use and administration of the aircraft, including the personal use of the aircraft by authorized NEOs and their family members and other invitees. Authorized NEOs are permitted to directly charter the aircraft from Sentient for personal use. The hourly charter fee per in flight travel hour for personal charters by authorized NEOs is currently $1,800, which is less than the amount third parities would pay to charter the aircraft. During 2007, the cost per hour for an executive to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. In the event that a family member or other invitee travels on the aircraft when a NEO is using it for a business purpose, if the person is a family member, the related officer or non-employee director is imputed taxable income relating to that person’s travel. If the invitee is a third party, we issue a Form 1099 to such invitee for the taxable income imputed to such third party. The taxable income is imputed at a rate equivalent to the Standard Industry Fare Level formula calculation (SIFL), or such other calculation as may be required under applicable rules and regulations of the Internal Revenue Service, for the NEO and each family member or other invitee over the age of two.

     Retirement Benefits

     We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan, which is the same benefit provided to all our full-time employees. NEOs are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the Code.

     We provide a medical program that provides health, dental, vision and prescription benefits to our NEOs and their spouses and dependents after termination of employment at a level substantially the same as that provided prior to termination. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

     For a description of the perquisites received by the NEOs in 2007, see “Executive Officers and Compensation – Summary Compensation Table.”

Total Compensation Comparisons

     The following table compares each component of a NEO’s compensation described in “Executive Officers and Compensation — Summary Compensation Table” as a percentage of his total compensation for the year ended December 31, 2007:

			Non-Equity
			Incentive Plan		Option	All Other
	Base Salary	Bonus	Compensation	Stock Awards	Awards	Compensation
Name and Principal Position	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% or Total)
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(2)	(g)
Jack B. Dunn, IV	22.98	—	29.30	8.51	38.40	0.81
Jorge A. Celaya	30.42	44.93	—	7.50	15.24	1.91
Theodore I. Pincus	80.25	—	—	—	15.54	4.21
Dennis J. Shaughnessy	23.20	—	40.61	16.18	18.85	1.16
Dominic DiNapoli	58.20	—	22.84	10.41	7.90	0.65
David G. Bannister	30.42	—	37.43	9.30	28.61	1.35
____________________

(1)	The percentages in column (c) include the discretionary cash bonus payable outside of the Incentive Plan to Mr. Celaya our Chief Financial Officer in 2007. See “– Cash Incentive Compensation.”

(2)

The percentages in columns (e) and (f) were derived based on the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS Statement 123(R), which may include amounts from awards granted in years prior to 2007. See “Executive Officers and Compensation-Summary Compensation Table.” These amounts are different than the grant date fair values that were considered by the Compensation Committee when making equity awards in 2007. See “— NEO Compensation — 2007 Equity Compensation” and “Executive Officers and Compensation — Equity Compensation Plans - Grants of Plan Based Awards for Fiscal Year Ended December 31, 2007.”

Timing of Equity Grants

     Equity awards to our NEOs, other officers and employees have been awarded under our 1997 Plan, 2004 Plan and 2006 Plan. Our plans are administered by the Compensation Committee. As administrator, the Compensation Committee has the authority, in its sole and absolute discretion, to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards, and establish programs for granting awards. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management. Our CEO, Chairman or Chief Operating Officer recommends to the Compensation Committee the identities of the officers and employees to receive awards, the type of award, the number of shares subject to an award and other terms of an award, including vesting terms and the life of such award. In general, our stock option awards have a ten year exercise term.

     The 2004 Plan and 2006 Plan by their terms prohibit below-market equity grants. The plans also limit aggregate annual individual equity awards to 750,000 shares of our common stock. We do not adjust that limit for terminated, surrendered and cancelled awards.

     Stock option and stock-based awards, including restricted stock awards, are only effective as of the later of the date (i) the Compensation Committee takes action to approve the grant and (ii) all conditions to the award have been met in accordance with FAS Statement 123(R). In some cases, the Compensation Committee will grant awards that are contingent, which contingencies may include commencement of employment or the execution of new written employment documents with us.

     All option awards are made at an exercise price equal to or exceeding the “fair market value” of our common stock on the date of grant. Our 2004 Plan and 2006 Plan define “fair market value” as the closing price per share, reported on the NYSE (or other exchange on which our shares of common stock are then listed) or if no sales of our common stock are reported on the NYSE (or such other exchange) for that date, the closing price per share for the last previous day for which sales of our common stock were reported on the NYSE (or such other exchange).

     The Compensation Committee does not time equity awards to NEOs (or other employees) to correspond to the release of material public information, including earnings announcements. However, by their terms, our CEO’s automatic quarterly and year end stock option awards, which are made the day after each quarter and annual date that our earnings press releases are published, are timed to allow dissemination of our quarterly and year-end earnings announcements prior to the award dates. On February 19, 2008 the Compensation Committee authorized grants of 6,000 shares of restricted stock to each of David Bannister and Dominic DiNapoli, which were intended as 2007 bonus compensation to reward them for their performance for the year ended December 31, 2007. In the case of those awards, the Compensation Committee designated the grant date to be the day following the Company’s public earnings release for the year-ended December 31, 2007, in light of the imminent release of that material information to the public and in consideration of the Compensation Committee’s intention to reward Messrs. Bannister and DiNapoli for their 2007 performance.

     The Compensation Committee does not follow a set schedule for making equity grants under the plans. Throughout the year, as our CEO or Chairman believes grants are merited, he will make recommendations for equity awards to the Compensation Committee for approval. The Compensation Committee may also make equity awards on its own initiative. The timing of awards is influenced by new hires and promotions throughout the year and timing of annual bonus payments that may be in the form of equity. Typically, equity awards are approved at regularly scheduled or special meetings of the Compensation Committee but the Compensation Committee may also approve equity awards by unanimous written consent of the members.

     The equity awards to our NEOs are also subject to contractual transition, termination and change in control provisions. See “Executive Officers and Compensation – Employment Agreements and Potential Termination and Change in Control Payments.”

Stock Ownership Guidelines and Return of Incentive Compensation by NEOs

     Our NEOs are stockholders of the Company. See “Security Ownership of Certain Beneficial Owners and Management.” We do not currently have stock ownership guidelines for our NEOs. We have stock ownership guidelines for our non-employee directors. See “Information About the Board of Directors and Committees – Compensation of Non-Employee Directors and Stock Ownership Guidelines.” We have not adopted policies to address that incentive compensation may be provided to certain officers, including NEOs, based on financial results that may become the subject of a significant restatement of our financial statements.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Gary C. Wendt (Chair)
Denis J. Callaghan
Gerard E. Holthaus
Matthew F. McHugh

SUMMARY COMPENSATION TABLE

     We have set forth below the total compensation paid or earned by our President and Chief Executive Officer, each person who served as our Chief Financial Officer and the three other most highly compensated persons who were serving as our executive officers on December 31, 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)(1)	($)(2)	($)(3)	($)(1)	($)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jack B. Dunn, IV,	2007	1,375,000	—	508,689	2,293,872	1,750,000	—	44,589	5,972,150
President and Chief	2006	1,250,000	750,000	216,534	1,030,662	—	—	43,739	3,290,935
Executive Officer

Jorge A. Celaya(5)	2007	253,846	375,000	62,567	127,192	—	—	15,944	834,549
Executive Vice
President and Chief
Financial Officer

Theodore I. Pincus,(6)	2007	650,000	—	—	125,902	—	—	34,064	809,966
Executive Vice	2006	650,000	350,000	—	135,004	—	—	31,913	1,166,917
President and Chief
Financial Officer

Dennis J. Shaughnessy,	2007	1,000,000	—	697,325	812,317	1,750,000	—	49,862	4,309,504
Executive Chairman	2006	1,000,000	750,000	382,692	570,326	—	—	44,371	2,747,389
of the Board

Dominic DiNapoli,	2007	2,000,000	—	364,447 (7)	276,792	800,000	—	22,666	3,463,905
Executive Vice	2006	2,000,000	—	312,973	412,614	500,000	—	38,278	3,263,865
President and Chief
Operating Officer

David G. Bannister,	2007	500,000	—	198,752 (7)	611,359	800,000	—	28,913	2,139,024
Executive Vice	2006	355,385	400,000	41,352	286,171	—	—	22,338	1,105,246
President -
Corporate Development
____________________

(1)

All cash compensation is presented in columns (c), (d) and (g) above. Column (d) includes cash bonus payments that were paid in 2007 and 2008 on account of a NEO’s performance in 2006 and 2007, respectively, which were not paid pursuant to our Incentive Plan. Cash bonus payments pursuant to our Incentive Plan that were paid in 2007 and 2008 on account of the 2006 and 2007 plan year, respectively, which are intended to qualify as deductible under Section 162(m) of the Code, are included in column (g). The numbers in column (g) reflect the actual cash bonus awards paid to a NEO in 2007 and 2008 upon attainment of a performance goal for 2006 and 2007, respectively, established by the Compensation Committee pursuant to the Incentive Plan.

(2)

The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, in accordance with FAS Statement 123(R), of stock awards pursuant to our stockholder approved equity plans, including our 1997 Plan, 2004 Plan and 2006 Plan, and may include amounts from awards granted in years prior to 2006 and 2007, respectively. Assumptions used in the calculations of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Share-Based Compensation” and “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements

of the Company in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 13, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008.

(3)

The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with FAS Statement 123(R), of option awards pursuant to our stockholder approved equity plans, including our 1997 Plan, 2004 Plan and 2006 Plan, and may include amounts from awards granted in years prior to 2006 and 2007. Assumptions used in the calculation of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Share-Based Compensation” and “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 13, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008. Options allow the grantee to purchase shares of our common stock at the closing price per share of our common stock as reported on the NYSE on the date of grant.

(4)	The following table presents an itemization of the amounts included in column (i):

			Company
			Paid
		Company	Premiums	Premiums		Personal	Club Dues,
		401(k)	on Portable	on Other	Company	Use of	Memberships
		Matching	Life	Insurance	Car/Auto	Corporate	and Season
		Contribution	Insurance	Policies	Allowance	Aircraft	Tickets	Total
Name	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Jack B. Dunn, IV	2007	6,750	1,000	—	24,589	—	12,250	44,589
	2006	6,600	827	—	23,317	995	12,000	43,739

Jorge A. Celaya(5)	2007	6,750	—	—	9,194	—	—	15,944

Theodore I. Pincus	2007	6,750	1,070	1,507	24,737	—	—	34,064
	2006	6,600	884	2,155	22,274	—	—	31,913

Dennis J. Shaughnessy	2007	6,750	686	11,001	21,240	9,260	925	49,862
	2006	6,600	568	10,824	21,240	2,357	2,782	44,371

Dominic DiNapoli	2007	6,750	331	—	15,300	—	285	22,666
	2006	6,600	279	—	16,899	—	14,500	38,278

David G. Bannister	2007	6,750	319	—	15,970	5,874	—	28,913
	2006	6,600	319	—	15,419	—	—	22,338
____________________

(1)	The amount in column (d) reflects premiums paid by us for a portable life insurance benefit not generally provided to our employees.

(2)	The amount in column (e) reflects premium payments for additional liability coverage and long-term disability coverage that are not generally provided to other executive officers.

(3)

We are parties to a Charter and Management Services Agreement with Sentient, a FAA Part 135 air carrier, whereby Sentient provides the crew and maintains, manages and operates our aircraft to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When the aircraft is not in use for business purposes, Sentient may charter the aircraft. The NEOs are permitted to directly charter the corporate aircraft from Sentient for personal use. In 2006 and 2007, the hourly leasing fee per in flight travel hour for personal charters by corporate executives and non-employee directors was $1,800, which is lower than the hourly charter fee charged to third parties. During 2006 and 2007, the cost per hour for a NEO to personally charter the aircraft has equaled or exceeded the aggregate marginal operating cost of the aircraft. In the event that a family member or other invitee travels on the aircraft when a

NEO or non-employee director is using it for a business purpose, if the person is a family member, the related NEO or non-employee director is imputed taxable income relating to that person’s travel. If the invitee is a third party, we issue a Form 1099 to such invitee for the taxable income imputed to such third party. The taxable income is imputed at a rate equivalent to the Standard Industry Fare Level formula calculation (SIFL), or such other calculation as may be required under applicable rules and regulations of the Internal Revenue Service, for the executive or non-employee director and each family member or other invitee over the age of two. The amounts in column (g) include the SIFL imputed to the applicable NEO for use by invitees.

(4)

The amount in column (h) reflects the annual fees for memberships to golf clubs that are primarily used for client entertainment purposes by certain of the NEOs as well as other employees. The golf club memberships require us to designate individuals as members. Mr. Dunn is designated as a member of one club. Mr. Shaughnessy is designated as a member of two clubs and Mr. DiNapoli is designated as a member of one club. Due to the billing cycle of the relevant club, 2007 dues for Mr. Shaughnessy and Mr. DiNapoli in the amounts of $2,782 and $6,955, respectively, were paid by the Company in 2006 instead of 2007. The amounts in column (h) do not reflect deposits paid by us on account of the golf club memberships in the aggregate net amount of $705,000 as of December 31, 2007. We purchase season tickets to the Baltimore Orioles for client entertainment purposes. Mr. Dunn is a limited partner of the Baltimore Orioles. Those tickets are not for Mr. Dunn’s personal use.

(5)

Jorge Celaya joined FTI on July 9, 2007 and held the position of Executive Vice President and Co-Chief Financial Officer until November 2007 when he assumed the position of sole Chief Financial Officer. This table includes payments to Mr. Celaya for the portion of 2007 that he was employed by FTI and the payments to him have not been annualized to reflect a full 12 months.

(6)

Theodore Pincus held the position of Chief Financial Officer or Co-Chief Financial Officer until November 2007 when Mr. Celaya assumed the position of sole Chief Financial Officer of the Company. Mr. Pincus continues to be employed by the Company and was an executive vice president until December 31, 2007. This table includes payments to Mr. Pincus through December 31, 2007.

(7)

Upon the recommendation of management, on February 19, 2008, the Compensation Committee awarded outside of the Incentive Plan, 6,000 shares of restricted stock under the 2006 Plan to each of Messrs. DiNapoli and Bannister with a grant date of February 29, 2008 and a market value of $381,000 as of that date (based on a closing price of $63.50 per share as reported on the NYSE for February 29, 2008). The restricted shares will vest as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011. These restricted stock awards to Messrs. DiNapoli and Bannister were intended as equity bonus compensation to reward their performance for the year ended December 31, 2007. The aggregate cash bonus and grant date fair value of the restricted stock bonus for the year ended December 31, 2007 awarded to each of Mr. DiNapoli and Mr. Bannister equates to $1,181,000 as of February 29, 2008.

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2007

     The following table provides information on performance-based cash incentive awards pursuant to our Incentive Plan and performance-based and non-performance-based stock option and restricted stock awards granted in 2007 to each NEO. There can be no assurance that the cash or grant date fair value of the stock and stock option awards will ever be realized. The dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS Statement 123(R) is shown in “- Summary Compensation Table.”

									All Other
									Stock			Grant
									Awards:	All Other		Date Fair
									Number	Awards:	Exercise	Value
			Estimated Future Payouts			Estimated Future Payouts			of Shares	Number of	or Base	of Stock
			Under Non-Equity Incentive			Under Equity Incentive Plan			of Stock	Securities	Price of	and
			Plan Awards(1)			Awards(2)			or Stock	Underlying	Option	Option
	Grant	Compensation	Threshold	Threshold	Maximum	Threshold	Target	Maximum	Units(2)	Options(2)	Awards	Awards(3)
Name	Date	Committee	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	Approval Date	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jack B. Dunn, IV		03/23/07	500,000	1,475,000	1,850,000	—	—	—
	04/23/07(4)	—	—	—	—	—	—	—	26,500	—	—	997,460
	02/16/07(5)	—	—	—	—	—	—	—		22,500	36.40	288,673
	05/02/07(5)	—	—	—	—	—	—	—		22,500	41.15	323,611
	08/06/07(5)	—	—	—	—	—	—	—		22,500	53.52	629,467
	11/01/07(5)	—	—	—	—	—	—	—		22,500	59.25	459,988

Jorge A. Celaya	07/09/07(6)	—	—	—	—	—	—	—	—	75,000	39.26	1,330,065
	07/09/07(7)	—	—	—	—	—	—	—	10,000	—	—	392,600

Theodore I. Pincus	—	—	—	—	—	—	—	—	—	—	—	—

Dennis J. Shaughnessy	—	03/23/07	500,000	1,475,000	1,850,000	—	—	—	—	—	—	—

Dominic DiNapoli(8)	—	03/23/07	100,000	500,000	800,000	—	—	—	—	—	—	—

David G. Bannister(8)	—	03/23/07	250,000	775,000	1,150,000	—	—	—	—	—	—	—
____________________

(1)

On March 23, 2007, the Compensation Committee set the performance goals under our Incentive Plan for the plan year ended December 31, 2007 as disclosed in the table under the heading “- Compensation Discussion and Analysis – Cash Incentive Compensation.” On February 19, 2008, the Compensation Committee certified that the EPS performance goal of $2.00 per share under the Incentive Plan was and approved the following cash bonus payments under the Incentive Plan:

	Performance	Individual Incentive
Participant	Criteria – EPS ($)	Compensation Payments
Jack B. Dunn, IV	2.00	$1,750,000
Dennis J. Shaughnessy	2.00	$1,750,000
Dominic DiNapoli	2.00	$800,000
David G. Bannister	2.00	$800,000

The Compensation Committee did not designate Messrs. Celaya and Pincus as participants in the Incentive Plan for 2007. Mr. Celaya was not designated because he did not join the Company until July 2007. Mr. Pincus was not designated because he was expected to leave the position of Chief Financial Officer by the end of 2007.

(2)

Equity awards to the NEOs awarded in 2007 were awarded pursuant to our 2006 Plan, except that the stock option awards to Mr. Dunn with grant dates of February 16, 2007, May 2, 2007, August 6, 2007 and November 1, 2007 were awarded pursuant to our 2004 Plan.

(3)

Column (l) represents the aggregate grant date fair value of each grant of shares of restricted stock and stock options made to a NEO during the year ended December 31, 2007. See “Note 1 – Description of Business and Significant Accounting Policies – Share-Based Compensation Expense” and “Note 2 – Share-Based Compensation” to the Consolidated Financial Statements of the Company in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008 for a discussion of the assumptions made in determining FAS Statement 123(R) values. The Company uses the Black-Scholes method of valuation to value stock option grants in 2007, except that the Company used the Lattice model in 2007 to value the quarterly and annual automatic stock option awards to Mr. Dunn. The Lattice values of the automatic quarterly and year end stock option awards made to Mr. Dunn on February 16, 2007 was $288,673, May 2, 2007 was $323,611, August 6, 2007 was $629,467 and November 1, 2007 was $459,988. The Black-Scholes value of the stock option award made to the Mr. Celaya on July 9, 2007 was $1,330,065. The grant date fair value of restricted stock to the NEOs were determined by multiplying the number of shares subject to the applicable award by the closing price per share of our common stock as reported for the date of grant, which was $39.26 per share for the grant made to Mr. Celaya on July 9, 2007 and $37.80 per share for the grant made to Mr. Dunn on April 23, 2007. Options allow the grantee to purchase shares of our common stock at the closing price per share of our common stock as reported on the NYSE on the date of grant, except in the case of Mr. Dunn’s quarterly and annual automatic awards, which will be exercisable at 110% of the closing price per share of our common stock as reported on the NYSE on each date of grant. There can be no assurance that a NEO will ever exercise the stock options awarded to him in 2007 (in which case no value will be realized by the executive) nor is there any assurance that the values of such stock options and the shares of restricted stock will equal their FAS Statement 123(R) values.

(4)

Represents performance-based restricted stock awarded to the executive by the Compensation Committee pursuant to the 2006 Plan with a grant date of April 23, 2007, which is subject to cliff vesting on April 23, 2010 after final determination that the following company-wide performance goals have been achieved for any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009, based on the Company’s audited financial statements for such year:

Consolidated Revenues:	$1.0 billion or more
EBITDA:	$250.0 million or more (before stock option expense under FAS Statement 123(R))
Revenues Outside of the U.S.:	$150.0 million
Leverage Ratio: Net Debt/EBITDA:	Less than 3.0 : 1
(5)

Represents stock options awarded to the executive pursuant to a standing quarterly and year-end grant of stock options as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity-based plans in effect from time to time. Each quarterly grant is for 22,500 shares of our common stock (which number may be adjusted for stock splits, stock dividends and similar events pursuant to the applicable equity-based plan). The award is made automatically as of the day following the publication of each of our quarterly and year end earnings press releases at an exercise price equal to 110% of the closing price per share of our common stock as reported on the NYSE (or other principal exchange on which our common stock is then listed) on the date of the award. Each option award will become fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the date of the award, or eight years from the date of the award if the market value does not reach the target value. The 2007 quarterly automatic stock option awards to Mr. Dunn were granted under our 2004 Plan.

(6)

Represents a stock option exercisable for 75,000 shares of common stock awarded to the executive by the Compensation Committee pursuant to the 2006 Plan on July 9, 2007, which vests in five installments as follows: 15,000 shares on July 9, 2008, 15,000 shares with a grant date of July 9, 2009, 15,000 shares on July 9, 2010, 15,000 shares on July 9, 2011 and 15,000 shares on July 9, 2012, such that the stock option will be fully vested on July 9, 2012, and is exercisable at the closing price per share of our common stock as reported on the NYSE on the date of grant.

(7)

Represents 10,000 unvested shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of  July 9, 2007, which vest in three installments as follows: 3,333 shares on July 9, 2008, 3,333 shares on July 9, 2009 and 3,334 shares on July 9, 2010, such that all shares will be fully vested on July 9, 2010.

(8)

Upon the recommendation of management, on February 19, 2008, the Compensation Committee awarded outside of the Incentive Plan, 6,000 shares of restricted stock under the 2006 Plan to each of Messrs. DiNapoli and Bannister with a grant date of February 29, 2008 and a market value of $381,000 (based on a closing price of $63.50 per share as reported on the NYSE for February 29, 2008). The restricted shares will vest as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011, such that all shares will be fully vested on March 1, 2011. These restricted stock awards to Messrs. DiNapoli and Bannister were intended as equity bonus compensation to reward their performance for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

     The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock held by our NEOs on December 31, 2007:

Option Awards	Stock Awards
Equity	Equity
Incentive	Incentive
Plan	Plan
Awards:	Awards:
Equity	Number	Market
Incentive	of	or Payout
Plan	Unearned	Value of
Awards:	Market	Shares,	Unearned
Number of	Number of	Number of	Number	Value	Units or	Shares,
Securities	Securities	Securities	of Shares	Shares or	Other	Units or
Underlying	Underlying	Underlying	or Units of	Units of	Rights	Other
Unexercised	Unexercised	Unexercised	Option	Stock that	Stock that	that	Rights that
Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($/Sh)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jack B. Dunn, IV	—	—	—	—	—	21,243(1)	1,309,419(2)	—	—
—	—	—	—	—	—	—	36,500(3)	2,249,860(2)
22,500	(4)	—	—	31.91	02/15/16	—	—	—	—
22,500	(4)	—	—	30.83	05/02/16	—	—	—	—
—	—	20,000	(5)	26.45	10/24/16	—	—	—	—
3,750	(6)	—	—	26.45	10/24/16	—	—	—	—
—	40,000	(6)	—	26.45	10/24/16	—	—	—	—
22,500	(4)	—	—	30.77	11/01/16	—	—	—	—
22,500	(4)	—	—	28.86	11/01/15	—	—	—	—
22,500	(4)	—	—	29.48	03/03/13	—	—	—	—
22,500	(4)	—	—	33.25	04/25/13	—	—	—	—
18,651	(4)	—	—	28.58	07/25/12	—	—	—	—
22,500	(4)	—	—	30.50	11/01/12	—	—	—	—
126,029	(7)	—	—	27.60	11/05/12	—	—	—	—
—	22.500	(4)	—	36.40	02/16/17	—	—	—	—
—	22.500	(4)	—	41.15	05/02/17	—	—	—	—
—	22.500	(4)	—	53.52	08/06/17	—	—	—	—
—	—	22.500	(4)	59.25	11/01/17	—	—	—	—

Jorge A. Celaya	—	—	—	—	—	10,000(8)	616,400(2)	—	—
—	75,000	(9)	—	39.26	07/09/17	—	—	—	—

Theodore I. Pincus	8,333	(10)	—	—	26.45	10/24/16	—	—	—	—
—	16,667	(10)	—	26.45	10/24/16	—	—	—	—
45,000	(11)	—	—	27.60	11/05/12	—	—	—	—

	Option Awards							Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
					Equity					Number	Market
					Incentive					of	or Payout
					Plan					Unearned	Value of
					Awards:				Market	Shares,	Unearned
	Number of		Number of		Number of			Number	Value	Units or	Shares,
	Securities		Securities		Securities			of Shares	Shares or	Other	Units or
	Underlying		Underlying		Underlying			or Units of	Units of	Rights	Other
	Unexercised		Unexercised		Unexercised	Option		Stock that	Stock that	that	Rights that
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($/Sh)	Date	(#)	($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dennis J. Shaughnessy	—		—		—	—	—	106,763(12)	6,580,871(2)	—	—
	—		—		—	—	—	—	—	50,000(5)	3,082,000(2)
	50,000	(13)	—		—	26.45	10/24/16	—	—	—	—
	—		100,000	(13)	—	26.45	10/24/16	—	—	—	—
	—		—		50,000 (5)	26.45	10/24/16	—	—	—	—
	60,000	(14)	—		—	21.33	06/05/12	—	—	—	—

Dominic DiNapoli(15)	—		—		—	—	—	97,223(16)	5,992,826(2)	—	—
	67,500	(17)	—		—	24.28	08/30/12	—	—	—	—
	50,000	(18)	—		—	16.59	03/12/14	—	—	—	—
	100,000	(19)	—		—	26.24	11/01/15	—	—	—	—

David G. Bannister (15)	—		—		—	—	—	—	—	25,000(5)	1,541,000(2)
	50,000	(20)	—		—	21.99	05/31/15	—	—	—	—
	—		25,000	(20)	—	21.99	05/31/15	—	—	—	—
	25,000	(21)	—		—	26.45	10/24/16	—	—	—	—
	—		50,000	(21)	—	26.45	10/24/16	—	—	—	—
	—		—		25,000 (5)	26.45	10/24/16	—	—	—	—
____________________

(1)

Represents the unvested portion of a restricted stock award to the executive granted by our Compensation Committee pursuant to our 2004 Plan for 53,106 shares of our common stock with a grant date of September 23, 2004, which vests over five years as follows: 10,621 shares on September 23, 2005, 10,621 shares on September 23, 2006, 10,621 shares on September 23, 2007, 10,621 shares on September 23, 2008 and 10,622 shares on September 23, 2009, such that the restricted stock will be fully vested on September 23, 2009.

(2)

The closing price of our common stock reported by the NYSE for December 29, 2007 was $61.64 per share. Determined by multiplying $61.64 by the number of shares of restricted stock that have not yet vested.

(3)

Represents a performance-based restricted stock award to the executive for 10,000 shares with a grant date of October 24, 2006 and a performance-based restricted stock award to the executive for 26,500 shares with a grant date of April 23, 2007 granted by the Compensation Committee pursuant to our 2006 Plan. The grant on October 24, 2006 is subject to cliff vesting as of December 31, 2009 and the grant on April 23, 2007 is subject to cliff vesting on April 23, 2010, in each case after final determination that the following company-wide performance goals have been achieved for any fiscal year ending December 31, 2007, December 31, 2008 or December 31, 2009 based on the Company’s audited financial statements for such year.

Consolidated Revenues:	$1.0 billion or more
EBITDA:	$250.0 million or more (before stock option expense under FAS Statement 123(R))
Revenues Outside of the U.S.:	$150.0 million
Leverage Ratio: Net Debt/EBITDA:	Less than 3.0 : 1

(4)

Represents unvested stock option awards to the executive pursuant to a standing quarterly and year-end grant of stock options as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity-based plans in effect from time to time. Each quarterly grant is for 22,500 shares of our common stock (which number may be adjusted for stock splits, stock dividends and similar events pursuant to the applicable equity-based plan). The award is made automatically as of the day following the publication of each of our quarterly and year end earnings press releases at an exercise price equal to 110% of the closing price per share of our common stock as reported on the NYSE (or other principal exchange on which our common stock is then listed) on the date of the award. Each option award will become fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the date of the award, or eight years from the date of the award if the market value does not reach the target value. The awards in column (b) represent stock options granted pursuant to our 2004 Plan for which the applicable market conditions have been achieved as of December 31, 2007 and which have been outstanding more than one-year. As of December 31, 2007, the awards below vested as follows:

Grant Date	Fully Vested Date	Expiration Date
02/15/06	02/15/07	02/15/16
05/02/06	05/02/07	05/02/16
11/01/06	11/01/07	11/01/16
11/01/05	02/15/07	11/01/15
03/03/03	04/11/07	03/03/13
04/25/03	04/25/07	04/25/13
07/25/02	02/15/07	07/25/12
11/01/02	04/11/07	11/01/12

The awards to the executive in column (c) represent stock options granted pursuant to our 2004 Plan for which the applicable market conditions have been achieved as of December 31, 2007 but such awards have not been outstanding one year and, therefore, have not vested. The awards to the executive in column (d) represent stock options granted pursuant to our 2004 Plan for which the applicable market conditions have not yet been achieved and, therefore, the award has not vested.

(5)

Represents an unvested performance-based restricted stock and/or stock option, as applicable, awarded to the executive by the Compensation Committee pursuant to our 2006 Plan, which is subject to cliff vesting as of December 31, 2009 after final determination that the company-wide performance goals described in footnote (3) above have been achieved.

(6)

Represents the unvested portion of a stock option awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006 for 60,000 shares, which vests in three installments as follows: 20,000 on October 24, 2007, 20,000 on October 24, 2008 and 20,000 on October 24, 2009, such that the option will be fully vested on October 24, 2009.

(7)

Represents a vested and unexercised stock option awarded to the executive by the Compensation Committee pursuant to our 1997 Plan with a grant date of November 5, 2002 for 126,029 shares, which vested in three installments as follows: 36,029 on November 5, 2002, 45,000 on November 5, 2003 and 45,000 on November 5, 2004, such that the option was fully vested on November 5, 2004.

(8)

Represents 10,000 unvested shares of restricted stock awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of July 9, 2007, which vest in three installments as follows: 3,333 shares on July 9, 2008, 3,333 shares on July 9, 2009 and 3,334 shares on July 9, 2010, such that all shares will be fully vested on July 9, 2010.

(9)

Represents an unvested stock option awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of July 9, 2007 for 75,000 shares, which vests in five installments as follows: 15,000 shares on July 9, 2008, 15,000 shares on July 9, 2009, 15,000 shares on July 9, 2010, 15,000 shares on July 9, 2011 and 15,000 shares on July 9, 2012, such that the stock option will be fully vested on July 9, 2012.

(10)

Represents a vested and unvested stock option awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of  October 24, 2006 for 25,000 shares, which vests in three installments as follows: 8,333 shares on October, 24, 2007, 8,333 shares on October 24, 2008 and 8,334 shares on October 24, 2009, such that the stock option will be fully vested on October 24, 2009. Mr. Pincus became a part-time employee of the Company effective April 1, 2008 and pursuant to his transition agreement, equity awards granted to him will continue to vest during his period of part-time employment.

(11)

Represents a vested stock option awarded to the executive by the Compensation Committee pursuant to our 1997 Plan with a grant date of  November 5, 2002 for 45,000 shares, which vested in three installments as follows: 15,000 shares on November 5, 2002, 15,000 shares on November 5, 2003 and 15,000 shares on November 5, 2004, such that the stock option will be fully vested on November 5, 2004. The stock option will continue to be exercisable during the period that Mr. Pincus is a part-time employee of the Company.

(12)

Represents the unvested portion of shares of restricted stock awarded to the executive by our Compensation Committee pursuant to our 2004 Plan for 152,517 shares of our common stock with a grant date of October 18, 2004, which vests in ten installments as follows: 15,252 shares on October 18, 2005, 15,251 shares on October 18, 2006, 15,251 shares on October 18, 2007, 15,251 shares on October 18, 2008, 15,252 shares on October 18, 2009, 15,252 shares on October 18, 2010, 15,252 shares on October 18, 2011, 15,252 shares on October 18, 2012, 15,252 shares on October 18, 2013 and 15,252 shares on October 18, 2014, such that the shares of restricted stock will be fully vested and nonforfeitable on October 18, 2014.

(13)

Represents a vested and unexercised stock option awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006 for 150,000 shares, which vests in three installments as follows: 50,000 shares on October 24, 2007, 50,000 shares on October 24, 2008 and 50,000 shares on October 24, 2009, such that the stock option will be fully vested on October 24, 2009.

(14)

Prior to October 18, 2004, the executive was a non-employee director of the Company. In that capacity, he received non-employee director’s compensation in the form of an automatic formula stock option award for 135,000 shares of common stock under our 1997 Plan with a grant date of June 5, 2002, which vested in three installments as follows: 45,000 shares on June 5, 2003, 45,000 shares on June 5, 2004 and 45,000 shares on June 5, 2005, such that the stock option was fully vested on June 5, 2005.

(15)

Upon the recommendation of management, on February 19, 2008, the Compensation Committee awarded outside of the Incentive Plan, 6,000 shares of restricted stock under our 2006 Plan to each of Messrs. DiNapoli and Bannister with a grant date of February 29, 2008 and a market value of $381,000 (based on a closing price of $63.50 per share as reported on the NYSE for February 29, 2008). The restricted shares will vest as follows: 33.33% on March 1, 2009, 33.33% on March 1, 2010 and 33.34% on March 1, 2011, such that the restricted shares will be fully vested on March 1, 2011. These restricted stock awards to Messrs. DiNapoli and Bannister were intended as equity bonus compensation to reward their performance for the year ended December 31, 2007.

(16)

Represents the unvested portion of restricted stock awarded to the executive by our Compensation Committee pursuant to our 2004 Plan for 125,000 shares of our common stock with a grant date of November 1, 2005, which vests in nine installments as follows: 13,888 shares on December 31, 2006, 13,889 shares on December 31, 2007, 13,889 shares on December 31, 2008, 13,889 shares on December 31, 2009, 13,889 shares on December 31, 2010, 13,889 shares on December 31, 2011, 13,889 shares on December 31, 2012, 13,889 shares on December 31, 2013, 13,889 shares on December 31, 2014, such that the restricted stock will be fully vested on December 31, 2014.

(17)

Represents a vested and unexercised stock option awarded to the executive by the Compensation Committee pursuant to our 1997 Plan with a grant date of August 30, 2002 for 67,500 shares, which vested in three installments as follows: 22,500 shares on August 30, 2003, 22,500 shares on August 30, 2004 and 22,500 shares on August 30, 2005, such that the stock option was fully vested on August 30, 2005.

(18)

Represents a vested and unexercised stock option awarded to the executive by the Compensation Committee pursuant to our 1997 Plan with a grant date of March 12, 2004 for 50,000 shares, which vested in three installments as follows: 16,666 shares on March 12, 2005, 16,667 shares on March 12, 2006 and 16,667 shares on March 12, 2007, such that such option was fully vested on March 12, 2007.

(19)	Represents a vested and unexercised stock option awarded to the executive by the Compensation Committee pursuant to our 2004 Plan with a grant date of November 1, 2005 for 100,000 shares, which vested in three installments as follows: 33,333 shares on November 1, 2005, 33,333 shares on November 1, 2006 and 33,334 shares on November 1, 2007, such that the option was fully vested on November 1, 2007.

(20)	Represents the vested and unexercised and unvested portions of a stock option awarded to the executive by the Compensation Committee pursuant to our 2004 Plan with a grant date of May 31, 2005 for 75,000 shares, which vests in three installments as follows: 25,000 shares on May 31, 2006, 25,000 shares on May 31, 2007 and 25,000 shares on May 31, 2008, such that the option will be fully vested on May 31, 2008.

(21)	Represents the vested and unexercised and unvested portions of a stock option awarded to the executive by the Compensation Committee pursuant to our 2006 Plan with a grant date of October 24, 2006 for 75,000 shares, which vests in three installments as follows: 25,000 shares on October 24, 2007, 25,000 shares on October 24, 2008 and 25,000 shares on October 24, 2009, such that the stock option will be fully vested on October 24, 2009.

Option Exercises and Stock Vested

     The following table shows the number of shares of our common stock acquired during the fiscal year ended December 31, 2007 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
	Number	Value	Number	Value
	of Shares	Realized	of Shares	Realized
	Acquired on	Upon	Acquired	on
	Exercise	Exercise	on Vesting	Vesting
Name of Executive Officer	(#)	($)	(#)	($)
(a)	(b)	(c)(1)	(d)	(e)(2)
Jack B. Dunn, IV:
Options	315,428	9,496,396	—	—
Stock	—	—	10,621 (3)	544,326

Jorge A. Celaya
Options	—	—	—	—
Stock	—	—	—	—

Theodore I. Pincus:
Options	126,250	3,577,020	—	—
Stock	—	—	—	—

Dennis J. Shaughnessy:
Options	275,000	10,638,007	—	—
Stock	—	—	15,251 (4)	839,568

Dominic DiNapoli:
Options	—	—	—	—
Stock	—	—	27,777 (5)	1,238,038

David G. Bannister:
Options	—	—	—	—
Stock	—	—	—	—
____________________

(1)	The value realized upon the exercise of stock options is computed by multiplying (A) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option by (B) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (A) the market value of the shares of common stock at the exercise date by (B) the number of restricted share that vested on that date.

(3)	On September 23, 2004, the Compensation Committee awarded to Mr. Dunn 53,106 shares of restricted stock pursuant to our 2004 Plan that vest in five installments as follows: 10,621 shares on September 23, 2005, 10,621 shares on September 23, 2006, 10,621 shares on September 23, 2007, 10,621 shares on September 23, 2008 and 10,622 shares on September 23, 2009, such that the restricted stock will be fully vested on September 23, 2009. Upon vesting of 10,621 shares of restricted stock on September 23, 2007, upon instructions from Mr. Dunn, the Company withheld 4,676 shares to pay federal withholding taxes on account of that vesting event, such that the net number of shares delivered to Mr. Dunn was 5,945.

(4)	On October 18, 2004, the Compensation Committee awarded to Mr. Shaughnessy 152,517 shares of restricted stock pursuant to our 2004 Plan that vest in ten installments as follows: 15,252 shares on October 18, 2005, 15,251 shares on October 18, 2006, 15,251 shares on October 18, 2007, 15,251 shares on October 18, 2008, 15,252 shares on October 18, 2009, 15,252 shares on October 18, 2010, 15,252 shares on October 18, 2011, 15,252 shares on October 18, 2012, 15,252 shares on October 18, 2013 and 15,252 shares on October 18, 2014, such that the shares of restricted stock will be fully vested and nonforfeitable on October 18, 2014. Upon the vesting of 15,251 shares of restricted stock on October 18, 2007, upon instructions from Mr. Shaughnessy, the Company withheld 4,033 shares to pay federal withholding taxes on account of that vesting event, such that the net number of shares delivered to Mr. Shaughnessy was 11,218.

(5)	On November 1, 2005, the Compensation Committee awarded to Mr. DiNapoli 125,000 shares of restricted stock pursuant to our 2004 Plan that vest in nine installments as follows: 13,888 shares on December 31, 2006, 13,889 shares on December 31, 2007, 13,889 shares on December 31, 2008, 13,889 shares on December 31, 2009, 13,889 shares on December 31, 2010, 13,889 shares on December 31, 2011, 13,889 shares on December 31, 2012, 13,889 shares on December 31, 2013, 13,889 shares on December 31, 2014, such that the restricted stock will be fully vested on December 31, 2014. The Company released 13,889 shares of common stock that vested on December 31, 2006 on January 3, 2007 due to holiday and closure of federal government offices. The information of that vesting event is included in this table for the year ended December 31, 2007. Upon instructions from Mr. DiNapoli, the Company withheld 5,119 shares to pay federal withholding taxes on account of that vesting event, such that the net number of shares delivered to Mr. DiNapoli was 8,769. Upon the vesting of 13,889 shares of restricted stock on December 31, 2007, upon instructions from Mr. DiNapoli, the Company withheld 6,005 shares to pay federal withholding taxes on account of that vesting event, such that the net number of shares delivered to Mr. DiNapoli was 7,884.

EMPLOYMENT AGREEMENTS AND POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Agreements

     Jack B. Dunn, IV

     We entered into an employment agreement with Jack B. Dunn, IV as of November 5, 2002, to replace the employment agreement that we previously had with him. That employment agreement was amended as of September 23, 2004. The employment agreement, as amended, provides that Mr. Dunn will serve as our President and CEO and a director of the Company. The three-year initial term of Mr. Dunn’s employment agreement will automatically extend by one year effective at the close of business on the day before the first, second, third, fourth and fifth anniversaries of its November 5, 2002 initial effective date, unless by such date we or Mr. Dunn gives the other notice of an intention not to further extend the term. With all extensions, Mr. Dunn’s employment term will expire on November 4, 2010. As of November 5, 2007, extension options have become effective that extend the term of Mr. Dunn’s employment agreement to November 4, 2010. If Mr. Dunn’s employment term expires or earlier terminates other than upon death, disability or termination by the Company for “cause” (as defined in his employment agreement), Mr. Dunn will continue to provide services to us as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period at our offices in Maryland. During his transition term, in lieu of his salary, we will pay Mr. Dunn five annual transition payments of $500,000. Mr. Dunn is also entitled to benefits and perquisites, including, the use of a car during his transition term. Mr. Dunn’s equity awards will continue to vest during the transition term. Mr. Dunn’s agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been our client, customer, employee, contractor or vendor to terminate their relationship with us. Mr. Dunn also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “— Potential Payments upon Termination or Change in Control.”

     Dennis J. Shaughnessy

     We entered into an employment agreement with Dennis J. Shaughnessy as of September 20, 2004, with an effective date of October 18, 2004. Mr. Shaughnessy’s employment agreement provides that he will serve as our full-time Chairman of the Board of Directors, which is an executive officer’s position, reporting to the Board and our CEO. Mr. Shaughnessy also serves as a director. Mr. Shaughnessy’s employment agreement has a five-year term, expiring October 17, 2009, unless it terminates earlier. If Mr. Shaughnessy’s employment term expires or earlier terminates other than upon death, disability or termination by the Company for “cause” (as defined in his employment agreement), Mr. Shaughnessy will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our chief executive officer or Board, of not more than 500 hours of service per 12-month period at our offices in Maryland. As of April 23, 2007, we entered into an amendment to Mr. Shaughnessy’s employment agreement, increasing the amount payable during the transition term, in lieu of his salary, to $400,000 from $200,000 for each year of the transition term. Mr. Shaughnessy is also entitled to benefits and perquisites, including, the use of a car during his transition term. Mr. Shaughnessy’s equity awards will continue to vest during the transition term. Mr. Shaughnessy’s agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr. Shaughnessy also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “— Potential Payments upon Termination or Change in Control.”

     Dominic DiNapoli

     On November 1, 2005, we entered into an employment agreement with Dominic DiNapoli effective as of that date that superseded and replaced his employment agreement dated July 17, 2002 and the letter agreement dated March 24, 2004. The effective date of the employment agreement is November 1, 2005 and it terminates on December 31, 2011. During the term of his employment agreement, Mr. DiNapoli will serve as our full-time Executive Vice President and Chief Operating Officer. The Compensation Committee has approved a minimum bonus amount of $500,000 per year at a minimum target of $1.00 consolidated earnings per share for the term of the employment agreement pursuant to the Incentive Plan, or its successor plan. Mr. DiNapoli will be eligible to earn additional bonus amounts pursuant to that plan, subject to the discretion of the Compensation Committee, and the recommendation of our CEO or Chairman. If Mr. DiNapoli’s employment term expires or earlier terminates other than upon death, disability, termination by the Company for “cause” (as defined in his employment agreement) or the resignation of Mr. DiNapoli without “good reason” (as defined in his employment agreement), Mr. DiNapoli will continue to provide services to us as a part-time employee for three years (his transition term), at such dates and time as may be mutually agreed to by him and us, and upon the request and direction of the chief executive officer, of not more than 500 hours of service per 12-month period. During the transition term, in lieu of his salary, we will pay Mr. DiNapoli annual transition payments of $500,000. Mr. DiNapoli is also entitled to benefits and perquisites, including, the use of a car during his transition term. Mr. DiNapoli’s equity awards will continue to vest during the transition term. Mr. DiNapoli’s agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. DiNapoli also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of ours to terminate its relationship with us. Mr.

DiNapoli also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “— Potential Payments upon Termination or Change in Control.”

     Jorge A. Celaya

     Jorge A. Celaya joined us as our Executive Vice President and Co-Chief Financial Officer in July 2007. Mr. Celaya assumed the role of sole Chief Financial Officer in November 2007. Pursuant to the offer letter extended by the Company and accepted by Mr. Celaya, Mr. Celaya’s employment with us is “at-will.” As an “at-will” employee he is not subject to non-competition and non-solicitation agreements. See “— Potential Payments upon Termination or Change in Control — Termination Payments to our NEOs who are not Parties to Written Employment Agreements.”

     Theodore I. Pincus

     We entered into an employment agreement with Theodore I. Pincus as of November 5, 2002. The employment agreement provided that during its term, Mr. Pincus will serve as our Executive Vice President and Chief Financial Officer. As of March 21, 2006, we entered into an amendment to Mr. Pincus’ employment agreement, pursuant to which the term of Mr. Pincus’ employment, which would have expired on November 4, 2006, was extended until November 2, 2007 (the “Continuation Date”) and, thereafter, the term will automatically renew for one additional year from year to year (each an “Annual Renewal,” and collectively the “Annual Renewals”) unless either party provides written notice of non-renewal to the other party at least 45 days prior to end of the Continuation Date or the expiration of such Annual Renewal term, as applicable. As of November 2, 2007, we entered into a second amendment to Mr. Pincus’ employment agreement to extend the term of his employment through December 31, 2007. Effective November 12, 2007, Mr. Pincus resigned as Chief Financial Officer of the Company. As of January 1, 2008, we entered into a third amendment to Mr. Pincus’ employment agreement extending the term through March 31, 2008. If Mr. Pincus’ employment term expires or earlier terminates other than upon death, disability or termination by the Company for “cause” (as defined in his employment agreement), Mr. Pincus will continue to provide services to us as a part-time employee for three years (his transition term), providing, at the request and direction of the chief executive officer or the Board, not more than 500 hours of service per 12-month period at our offices in Maryland. Mr. Pincus’ transition term commenced on April 1, 2008. During the transition term, in lieu of his salary, we will pay Mr. Pincus three annual transition payments of $325,000 plus $650.00 per hour for each hour worked in excess of 500 hours per year. In addition, Mr. Pincus will have a special bonus opportunity of up to $325,000 that could be earned following completion of the first six months of his transition term in the discretion of the Compensation Committee. Mr. Pincus is also entitled to benefits and perquisites, including, the use of a car during his transition term. Mr. Pincus’ equity awards will continue to vest through his transition term. Mr. Pincus’ employment agreement contains non-competition terms that will continue for three years after the last day of his transition term. During this period, Mr. Pincus also will be prohibited from soliciting any entity or person that has been our client, customer, employee, contractor or vendor to terminate their relationship with us. Mr. Pincus also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term will terminate if he breaches his obligations not to compete or solicit pursuant to the employment agreement. See “-Potential Payments upon Termination or Change in Control.”

     David G. Bannister

     David G. Bannister joined us as our Executive Vice President – Business Development in May 2005. Pursuant to the offer letter extended by the Company and accepted by Mr. Bannister, Mr. Bannister’s employment with us is “at-will.” As an “at-will” employee he is not subject to non-competition and non-solicitation agreements. See “— Potential Payments upon Termination or Change in Control — Termination Payments to our NEOs who are not Parties to Written Employment Agreements.”

Potential Payments upon Termination or Change in Control

     The NEOs will receive various payments described below upon termination of employment or a change in control of the Company. We believe that these payment rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEO and serve as a deterrent to the NEO voluntarily leaving the Company’s employ, and serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “— Employment Agreements” above.

     The NEOs will be entitled to various payments upon termination of their employment, including termination by the Company without “cause,” termination by the employee with “good reason” and termination upon or in anticipation of a “change in control” or words of similar import. The terms “cause,” “good reason” and “change in control” have the meanings given them in the applicable NEO’s employment agreement or offer letter, as the case may be. Generally, a NEO’s employment agreement provide that the Company may terminate such executive’s employment for “cause” if, and only if, executive: (i) commits a material breach of his obligations or agreements under his employment agreement; (ii) commits an act of gross negligence or otherwise acts with willful disregard for the best interests of the Company and its affiliates; (iii) fails or refuses to perform any duties delegated to him that are consistent with the duties of similarly-situated executives or are otherwise required under his employment agreement; (iv) is convicted or pleads guilty or no contest to a felony, or violates any federal or state securities or tax laws, or with respect to his employment, commits either a material dishonest act or common law fraud; (v) seizes a corporate opportunity for himself instead of offering such opportunity to the Company or its affiliates; (vi) is absent (and not traveling on business) for a reason other than illness, vacation, or approved leave for more than 30 consecutive days; or (vii) commits a material violation of a material Company policy. Generally, a NEO’s employment agreement provides that the executive may resign for “good reason” if, without executive’s prior written consent, the Company: (i) assigns executive duties materially and adversely inconsistent with executive’s positions as described in his employment agreement; (ii) materially reduces executive’s target annual bonus level for any year below the target for the preceding year, other than as a result of a decline in the Company’s results of operations or other adverse event; (iii) materially breaches a material provision of his employment agreement; or (iv) changes executive’s principal place of employment to a place more than 50 miles from executive’s principal place of employment on the first date of his employment agreement.

     Generally, “change in control” or words of similar import mean: (i) the acquisition, in one or more transactions, by any person of the beneficial ownership of 50% or more of (A) all shares of capital stock of the Company to be outstanding immediately following such acquisition or (B) the combined voting power of all shares of capital stock of the Company to be outstanding immediately following such acquisition that are entitled to vote generally in the election of directors (the shares in clauses (A) and (B), collectively “Company Voting Stock”); (ii) the closing of a sale or conveyance of all or substantially all of the assets of the Company; or (iv) the effective time of any merger, share exchange, consolidation or other business combination involving the Company if immediately after such transaction, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held Company Voting Stock.

Payments by the Company upon Termination (Including Termination by the Company With “Cause” or by the Executive Without “Good Reason”)

     Regardless of the manner of in which a NEO’s employment terminates, he will be entitled to receive the following payments (collectively, “Accrued Compensation”) earned during his term of employment:

  accrued but unpaid base salary;

  unpaid amount, if any, of earned and unpaid incentive bonus for the year preceding the year of termination;

  unreimbursed substantiated business expenses; and

  vested benefits, if any, under our employee benefit plans in which the NEO was a participant.

Payments upon Termination by the Company Without “Cause” or by the Executive With “Good Reason”

     Our NEOs who are parties to written employment agreements will be entitled to receive the following payments upon (a) termination of such NEO’s employment by us without “cause” (as defined in such NEO’s employment agreement) (b) termination of employment by such NEO with “good reason” (as defined in such NEO’s employment agreement) or (c) termination by an acquirer following a “change in control” (as defined in such NEO’s employment agreement) other than as described in “— Potential Payments upon Termination or Change-in Control – Payments on or after Certain “Change in Control” Events.”:

  Accrued Compensation;

  continued payment of base salary for the remainder of the employment term;

  transition payments as described under “— Employment Agreements;”

  pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or if the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years;

  additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding fiscal year;

  full and immediate vesting of all stock options and other equity awards and the continued right to exercise the options for at least 12 months (but not beyond their stated terms); and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     If such NEO breaches his obligations not to compete or solicit pursuant to his employment agreement, the Company may cease paying the executive the payments described above.

Payments on or after Certain “Change in Control” Events

     Our NEOs who are parties to written employment agreements will be entitled to receive all or substantially all of the following payments upon termination if such NEO’s employment is terminated (a) by such NEO for any or no reason coincident with or during the 12-month period after a “change in control” (as defined in such NEO’s employment agreement) occurs or (b) by such NEO for “good reason” (as defined in such NEO’s employment agreement) coincident with or during the 24-month period after a “change in control” occurs or (c) by the Company without “cause” (as defined in such NEO’s employment agreement) coincident with or during the 24-month period after a “change in control” occurs:

  Accrued Compensation;

  pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or if the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years;

  lump sum severance payment equal to three times the sum of (A) executive’s annualized base salary as in effect immediately before executive’s termination of employment (without regard to any reduction in salary that may have given rise to a termination for “good reason” right), plus (B) the greater of the target annual incentive bonus for the year in which the termination occurs or the highest annual incentive bonus earned within the immediately prior three years, plus (C) the aggregate amount of any other bonuses, including special bonuses, earned by the executive within the immediately prior year;

  full and immediate vesting of all stock options and other equity awards and the continued right to exercise the options for at least 12 months (but not beyond their stated terms); and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     If such NEO breaches his obligations not to compete or solicit pursuant to his employment agreement, the Company may cease paying the executive the payments described above.

     If such NEO is terminated without “cause” or if such NEO terminates his employment for “good reason” after or in anticipation of a “change in control” other than within the time periods set forth in the lead-in to this discussion, such NEO will be entitled to payments under his contract pursuant to the sections relating to payments upon a termination by the Company without “cause” or a termination by the executive with “good reason.”

Payments upon Death or “Disability”

     Our NEOs who are parties to an employment agreement will be entitled to receive all or substantially all of the following payments if such NEO’s employment is terminated due to death or “disability” (as defined in his employment agreement):

  Accrued Compensation;

  only if such death or “disability” occurs during the employment term (as opposed to the transition term), pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year, the highest incentive bonus earned within the preceding three years;

  full and immediate vesting of all stock options and other equity awards and the continued right to exercise the options for at least 12 month (but not beyond their stated terms); and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the remaining balance of the employment term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the employment term.

Payments Due upon Expiration of the Primary Employment Term

     Our NEO’s who are parties to written employment agreements will be entitled to receive all or substantially all of the following payments upon expiration of the primary employment term of such NEO’s contract (whether or not as a result of a notice of non-renewal by such NEO or the Company):

  Accrued Compensation;

  transition payments;

  pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year, the highest incentive bonus earned within the preceding three years; and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost of such coverage during the transition term will be split between the Company and the executive, in the same ratio as the cost-sharing in effect under our policies and procedures for our executives at that time, and, thereafter, will be borne 100% by the executive, or, if such coverage is not available, cash payments sufficient to reimburse the executive on an after-tax basis, for a proportionate amount of the reasonable cost of comparable coverage through the end of the transition term.

     If such NEO breaches his obligations not to compete or solicit pursuant to his employment agreement, the Company may cease paying the executive the payments described above.

Payments Due upon Expiration of the Transition Term

     Our NEOs who are parties to written employment agreements will be entitled to receive all or substantially all of the following payments upon expiration of such NEO’s transition term:

  unreimbursed substantiated business expenses;

  vested benefits, if any, under our employee benefit plans in which the NEO was a participant; and

  continuing group health and group life insurance coverage for the executive and his spouse and dependents for their respective lifetimes or until a dependent is no longer eligible for coverage, on the same terms as provided generally to employees; provided, that the cost will be borne 100% by the executive or his spouse.

     In the case of our Chief Operating Officer, we also have agreed to transfer his country club membership in effect as of November 1, 2005 (if still in effect on the date of termination) to him, including all rights to the initiation deposit of $75,000, at no cost to him.

     In addition to the above payments, in the event it is determined that any payment or distribution by the Company would be subject to an excise tax under the Internal Revenue Code, the Company will reimburse the executive for all such taxes and related interest and penalties.

Termination Payments to our NEOs who are not Parties to Written Employment Agreements

     Jorge Celaya, our Executive Vice President and Chief Financial Officer, pursuant to his offer letter will be entitled to the following payments if his employment is terminated by the Company without “cause” or terminated by the executive with “good reason,” (i) within three years from the effective date of his employment or (ii) after three years from the effective date of his employment during the one year period following a “change in control”:

  base salary;

  the higher of his target bonus for the year of termination or the actual bonus earned prior to termination;

  accelerated vesting of all stock option and restricted stock awards upon death, disability, termination by the Company without “cause,” and termination by the executive with “good reason;” and continuation of medical benefits for 18 months for the executive and/or his spouse and dependents, at the Company’s expense, after death, disability, termination by the Company without “cause,” and termination by the executive with “good reason.”

     David Bannister’s offer letter does not contain provisions relating to cash payments on termination. In the case of Mr. Bannister, unvested shares of restricted stock will vest upon the occurrence of a “change in control,” termination of his employment by the Company without “cause,” termination of employment by the executive for “good reason,” death or disability. Unvested stock options will vest upon death and will continue to be exercisable for 12 months thereafter. Unvested stock options will continue to vest and be exercisable for 12 months following a “disability” event. In the event of any transaction resulting in a “change in control” of the Company, outstanding stock options and other awards that are payable in or convertible into Common Stock under the Plan will terminate upon the effective time of such “change in control” unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination as described in the first sentence, (A) the outstanding stock options and other awards that will terminate upon the effective time of the “change in control” will become fully vested immediately before the effective time of the “change in control,” and (B) the holders of stock options and other awards will be permitted, immediately before the “change in control,” to exercise or convert all portions of such stock options or other awards that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the “change in control.”

     For the above purposes, the terms “cause,” “good reason,” “change in control” and “disability” will be defined in the same manner as such terms are defined in the employment agreements of the other executive officers of the Company. With respect to the treatment of stock options and shares of restricted stock the term “change in control” will have the meaning provided in the relevant equity plan under which they were granted.

Potential Termination and Change in Control Payment Amounts

     The following tables show the potential payments upon a termination or change in control of the Company that a NEO could receive pursuant to the terms of his employment agreement or offer letter if the termination or change in control occurred as of December 31, 2007. Some of the amounts are estimates and may differ substantially from the actual amounts paid to the NEO.

					Termination by (1)
					the Executive for Any or
					No Reason Coincident
					With or During the
					12-Month Period After
					a Change in Control,
			Termination		(2) by the Executive for
			by the Company		Good Reason
			Without Cause		Coincident With or
			or by the		During the 24-Month
			Executive		Period After a Change
			With Good		in Control, or
			Reason or		(3) by the Company
	Termination	Termination	After a Change		Without Cause
	by the	by the	in Control		Coincident With or	Termination	Termination
	Company	Executive	Other Than		During the 24-Month	at End of	at End of
	for	Without	as Provided in		Period After a Change	Employment	Transition		Death and
	Cause	Good Reason	Column (e)		In Control	Term	Period		Disability
Name	($)	($)	($)		($)	($)	($)		($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)
Jack B. Dunn, IV:

Accrued Compensation(1)	—	—	—		—	—	—		—

Cash Compensation:
Base Salary(2)	n/a	n/a	3,910,274		n/a	n/a	n/a		n/a
Transition Payments(3)	n/a	2,500,000	2,500,000		2,500,000	2,500,000	n/a		n/a

Short-Term Incentives:
Cash Incentive Bonus(4)	n/a	n/a	1,850,000	(11)	1,475,000	1,475,000	n/a		1,475,000	(4)

Equity and Long-Term
Incentives:
Restricted Stock	n/a	n/a	3,559,279	(12)	3,559,279	—	3,559,279	(13)	3,559,279	(12)
Stock Options	n/a	n/a	3,376,800	(14)	3,376,800	—	3,376,800	(15)	3,376,800	(14)

Benefits & Perquisites:
Dental and Medical Benefits(5)	n/a	56,038	56,038		56,038	56,038	n/a		n/a
Life and ADD Insurance(6)	n/a	5,374	5,374		5,374	5,374	n/a		n/a
Long- and Short-Term
Disability Insurance(7)	n/a	6,690	6,690		6,690	6,690	n/a		n/a
Accrued Unpaid Vacation	n/a	n/a	n/a		n/a	n/a	n/a		n/a
Tax Gross-up	n/a	n/a	n/a		n/a	n/a	n/a		n/a
Automobile/Car Allowance(8)	n/a	113,916	113,916		113,916	113,916	n/a		n/a
401(k)(9)	n/a	33,750	33,750		33,750	33,750	n/a		n/a
Club Dues(10)	n/a	61,250	61,250		61,250	61,250	n/a		n/a

Severance:
Cash Severance	n/a	n/a	n/a		10,800,000	n/a	n/a		n/a

Total	n/a	2,777,018	15,473,371		21,988,097	4,252,018	6,936,079		8,411,079
____________________

n/a means not applicable

(1)	Assumes there would have been no Accrued Compensation due and payable as of December 31, 2007.

(2)	Assumes base salary continuation payments for the period January 1, 2008 to and including December 31, 2009 of $1,375,000 per annum. Assumes a pro rated base salary continuation payment for the period January 1, 2010 to and including November 4, 2010 of $1,160,274 based on a 365 day year.

(3)	Executive will continue to provide not more than 500 hours of service per year for a period of five years at an annual base compensation of $500,000 per annum.

(4)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years. Assumes payment of incentive bonus of $1,475,000 for the year of termination based on the 2007 EPS target performance goal of $1.85. On February 19, 2008, the Compensation Committee authorized a 2007 bonus payment of $1,750,000 based on achieving the 2007 EPS performance goal of $2.00.

(5)	Assumes no increase of the Company’s aggregate annual cost of $11,208 as of December 31, 2007 to provide dental and medical benefits to the executive during the five-year transition period.

(6)	Assumes no increase of the aggregate annual premiums of $1,075 as of December 31, 2007 for life insurance and accidental death and dismemberment insurance during the five-year transition period.

(7)	Assumes no increase of the aggregate annual premiums of $1,338 as of December 31, 2007 for long- and short-term disability insurance during the five-year transition period.

(8)	Assumes no increase of the Company’s annual cost as of December 31, 2007 of $22,783 for a company car or automobile allowance during the transition period.

(9)	Assumes annual Company match under our 401(k) Plan of $6,750 (the maximum match permitted for 2007) during the five-year transition term.

(10)	Assumes no increase of the annual dues of $12,250 as of December 31, 2007 for club memberships during the five-year transition period.

(11)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years, plus an additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding year. Assumes payment of incentive bonus of $1,475,000 for the year of termination based on the 2007 EPS target performance goal of $1.85, plus $375,000 which is 50% of the $750,000 bonus paid for 2006. On February 19, 2008, the Compensation Committee authorized a 2007 bonus payment of $1,750,000 based on achieving the 2007 EPS performance goal of $2.00.

(12)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2007. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007.

(13)	The unvested shares of restricted stock will continue to vest during the five-year transition term, which will result in all currently unvested shares of restricted stock vesting by the end of the transition period. Represents the aggregate market value of such shares of restricted stock for which vesting will occur or has occurred, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007. Assumes that any performance conditions to be satisfied during the transition period have been satisfied. Assumes any market price conditions to vesting have been satisfied during the transition period.

(14)	The vesting of all unvested stock option awards will accelerate as of December 31, 2007. Represents the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price.

(15)	The unvested stock option awards will continue to vest during the five-year transition term, which will result in all currently unvested stock options vesting by the end of the transition period. Represents the aggregate market value of such stock options for which vesting will occur or has occurred, determined by multiplying (a) the number of shares issuable upon exercise of the options by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price. Assumes that any performance conditions to be satisfied during the transition period have been satisfied. Assumes any market price conditions to vesting have been satisfied during the transition period.

(16)	$10,800,000 or three times $3,600,000, which is the sum of (a) $1,375,000 (executive’s annual base salary), plus (b) the greater of (i) $1,475,000 (the 2007 EPS target bonus at $1.85 for the year in which termination occurs) or (ii) $1,069,000 (the highest annual bonus earned within the immediately prior three years), plus (c) $750,000, which was the aggregate amount of any other bonuses (including special bonuses) earned by the executive for 2006 (the immediately prior year).

Termination by
the Company
			Termination	Without Cause
			by the Company	or by the Executive
			Without Cause	With Good Reason
			or by the Executive	after July 9, 2010
	Termination	Termination	With Good	and During the
	by the	By the Executive	Reason on	One Year Period
	Company with	Without Good	or Prior to	Following a Change	Death and
	Cause	Reason	July 9, 2010	in Control	Disability
Name	($)	($)	($)(1)	($)	($)
(a)	(b)	(c)	(d)	(e)	(g)
Jorge A. Celaya:(2)

Accrued Compensation(3)	—	—	—	—	—

Cash Compensation:
Base Salary(4)	n/a	n/a	1,100,000	1,100,000	n/a
Transition Payments	n/a	n/a	n/a	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus	n/a	n/a	n/a	n/a	n/a

Equity and Long-Term
Incentives:
Restricted Stock(5)	n/a	n/a	616,400	616,400	616,400
Stock Options(6)	n/a	n/a	1,678,500	1,678,500	1,678,500

Benefits & Perquisites:
Dental and Medical Benefits(7)	n/a	n/a	16,811	16,811	16,811
Life and ADD Insurance			n/a	n/a	n/a
Long- and Short- Term
Disability Insurance	n/a	n/a	n/a	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a
Automobile/Car Allowance	n/a	n/a	n/a	n/a	n/a
401(k)	n/a	n/a	n/a	n/a	n/a
Club Dues	n/a	n/a	n/a	n/a	n/a

Severance:
Cash Severance	n/a	n/a	n/a	n/a	n/a

Total	n/a	n/a	3,411,711	3,411,711	2,311,711
____________________

n/a means not applicable

(1)	Assumes executive has been terminated effective December 31, 2007, which is less than one year after commencement of employment with the Company.

(2)	Executive is an at-will employee, except that he will be entitled to the payments on termination by the Company without “cause,” termination by the executive with “good reason” or a “change in control” as provided in his Offer Letter dated June 14, 2007.

(3)	There would have been no Accrued Compensation due and payable as of December 31, 2007.

(4)	Assumes lump sum cash payment of $1,100,000 (a) Mr. Celaya’s then current salary of $550,000 per annum, plus the (b) higher of (i) the amount of his target bonus for the year of $550,000 or (ii) the actual bonus earned prior to termination.

(5)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2007 if termination is due to death, disability, termination by the Company without “cause,” by the executive with “good reason,” or upon a change in control. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007.

(6)	The vesting of all unvested stock option awards will accelerate upon death, disability, termination by the Company without cause, resignation by the employee with good reason and a “change in control.” Upon termination by the Company without “cause” or by the executive with “good reason” vested stock options will continue to be exercisable for 90 days. Upon death or disability stock options will continue to be exercisable for 12 months. Represents the aggregate market value of such stock options for which vesting accelerates, determined by multiplying (a) the number of options by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price.

(7)	Upon termination due to death, disability, by the Company without cause and within one year of a change in control or resignation by the executive for good reason, the Company will provide health benefits for a period of 18 months to executive and his spouse and dependents at the Company’s cost. Assumes no increase of the Company’s aggregate annualized cost of $11,208 as of December 31, 2007 to provide health benefits for a period of 18 months following termination.

Termination by (1)
the Executive for Any or
No Reason Coincident
With or During the
12-Month Period After
a Change in Control,
(2) by the Executive for
Termination	Good Reason
by the Company	Coincident With or
Without Cause	During the 24-Month
or by the Executive	Period After a Change
With Good	in Control, or
Reason or	(3) by the Company
Termination	Termination	After a Change	Without Cause
by the	by Executive	in Control	Coincident With or	Termination	Termination
Company	Without	Other Than	During the 24-Month	at End of	at End of
for	Good	as Provided in	Period After a Change	Employment	Transition	Death and
Cause	Reason	Column (e)	in Control	Term	Period	Disability
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dennis J. Shaughnessy:

Accrued Compensation(1)	—	—	—	—	—	—	—

Cash Compensation:
Base Salary(2)	n/a	n/a	1,797.260	n/a	n/a	n/a	n/a
Transition Payments(3)	n/a	2,000,000	2,000,000	2,000,000	2,000,000	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus(4)	n/a	n/a	1,850,000	(11)	1,475,000	(4)	1,475,000	(4)	n/a	1,475,000	(4)

Equity and Long-Term
Incentives:
Restricted Stock	n/a	n/a	9,662,871	(12)	9,662,871	(12)	—	(13)	7,782,604	(13)	9,662,871	(12)
Stock Options	n/a	n/a	5,278,500	(14)	5,278,500	(14)	—	(15)	5,278,500	(15)	5,278,500	(14)

Benefits & Perquisites:
Dental and Medical
Benefits(5)	n/a	56,038	56,038	56,038	56,038	n/a	n/a
Life and ADD Insurance(6)	n/a	3,805	3,805	3,805	3,805	n/a	n/a
Long- and Short-Term
Disability Insurance(7)	n/a	61,695	61,695	61,695	61,695	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Automobile/Car Allowance(8)	n/a	106,201	106,201	106,201	106,201	n/a	n/a
401(k)(9)	n/a	33,750	33,750	33,750	33,750	n/a	n/a
Club Dues (17)	n/a	23,535	23,535	23,535,	23,535	n/a	n/a

Severance:
Cash Severance	n/a	n/a	n/a	9,675,000	(16)	n/a	n/a	n/a

Total	n/a	2,285,024	20,873,655	28,376,395	3,760,024	13,061,104	16,416,371
____________________

n/a means not applicable

(1)	Assumes there would have been no Accrued Compensation due and payable as of December 31, 2007.

(2)	Assumes base salary continuation payments for the period January 1, 2008 to and including December 31, 2008 of $1,000,000 per annum. Assumes a pro rated base salary continuation payment for the period January 1, 2009 to and including October 18, 2009 of $797,260 based on a 365 day year.

(3)	Executive will continue to provide not more than 500 hours of service per year for a period of five years at an annual base compensation of $400,000 per annum.

(4)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years. Assumes payment of incentive bonus of $1,475,000 for the year of termination at based on the 2007 EPS target performance goal of $1.85. On February 19, 2008, the Compensation Committee authorized a 2007 bonus payment of $1,750,000 based on achieving the 2007 EPS performance goal of $2.00.

(5)	Assumes no increase of the Company’s aggregate annual cost of $11,208 as of December 31, 2007 to provide dental and medical benefits to the executive during the five-year transition period.

(6)	Assumes no increase of the aggregate annual premiums of $761 as of December 31, 2007 for life insurance and accidental death and dismemberment insurance during the five-year transition period.

(7)	Assumes no increase of the aggregate annual premiums of $12,339 as of December 31, 2007 for long- and short term disability insurance during the five-year transition period.

(8)	Assumes no increase of the Company’s annual cost as of December 31, 2007 of $21,240 for a company car or automobile allowance during the five-year transition period.

(9)	Assumes annual Company match under our 401(k) Plan of $6,750, the maximum match permitted for 2007, during the five-year transition term.

(10)	Assumes no increase of the annual dues of $4,707 as of December 31, 2007 for club memberships during the five-year transition period.

(11)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years, plus an additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding year. Assumes payment of incentive bonus of $1,475,000 for the year of termination based on the 2007 EPS target performance goal of $1.85, plus $375,000, which is 50% of the $750,000 bonus payment for 2006. On February 19, 2008, the Compensation Committee authorized a 2007 bonus payment of $1,750,000 based on achieving the 2007 EPS performance goal of $2.00.

(12)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2007. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007.

(13)	Unvested shares of restricted stock will continue to vest during the five-year transition term, which will result in the forfeiture of 30,504 shares of restricted stock held by Mr. Shaughnessy, which were granted to him on October 18, 2004, at the end of the transition term. Represents the aggregate market value of such shares of restricted stock for which vesting will occur or has occurred, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007. Assumes that any performance conditions to be satisfied during the transition period have been satisfied.

(14)	The vesting of all unvested stock option awards will accelerate as of December 31, 2007. Represents the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price.

(15)	Unvested stock option awards will continue to vest during the five-year transition term and as a result all currently unvested stock options held by Mr. Shaughnessy will vest by the end of the transition term. Represents the aggregate market value of such stock options for which vesting will occur or has occurred, determined by multiplying (a) the number of shares issuable upon exercise of the options by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price. Assumes that any performance conditions to be satisfied during the transition period have been satisfied.

(16)	$9,675,000, three times $3,225,000, which is the sum of (a) $1,000,000 (executive’s annual base salary), plus (b) the greater of the (i) $1,475,000 (the specified 2007 EPS target bonus at $1.85 for the year in which termination occurs) or (ii) $1,069,000 (highest annual bonus earned within the immediately prior three years), plus (c) $750,000, which was the aggregate amount of any other bonuses (including special bonuses) earned by the executive for 2006 (the immediately prior year).

					Termination by (1)
					the Executive for Any or
					No Reason Coincident
					With or During the
					12-Month Period After
					a Change in Control,
			Termination		(2) by the Executive for
			by Company		Good Reason
			Without Cause		Coincident With or
			or by the Executive		During the 24-Month
			With Good		Period After a Change
		Termination	Reason or		in Control, or (3) by
		by the	After a Change in		the Company Without
	Termination	Executive	Control		Cause Coincident With	Termination		Termination
	by the	Without	Other Than		or During the 24-Month	at End of		at End of
	Company for	Good	as Provided in		Period After a Change	Employment		Transition		Death and
	Cause	Reason	Column (e)		in Control	Term		Period		Disability
Name	($)	($)	($)		($)	($)		($)		($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)		(h)
Dominic DiNapoli:

Accrued Compensation(1)	—	—	—		—	—		—		—

Cash Compensation:
Base Salary(2)	n/a	n/a	8,000,000		n/a	n/a		n/a		n/a
Transition Payments(3)	n/a	n/a	1,500,000		1,500,000	1,500,000		n/a		n/a

Short-Term Incentives:
Cash Incentive Bonus(4)	n/a	n/a	750,000	(11)	500,000	500,000	(4)	n/a		500,000	(4)

Equity and Long-Term
Incentives:
Restricted Stock	n/a	n/a	5,992,826	(12)	5,992,826	—	(13)	2,568,354	(13)	5,992,826	(12)
Stock Options	n/a	n/a	—	(14)	—	—	(15)	—	(15)	—	(14)

Benefits & Perquisites:
Dental and Medical Benefits(5)	n/a	n/a	33,623		33,623	33,623		n/a		n/a
Life and ADD Insurance(6)	n/a	n/a	1,218		1,218	1,218		n/a		n/a
Long- and Short-Term
Disability Insurance(7)	n/a	n/a	4,014		4,014	4,014		n/a		n/a
Accrued Unpaid Vacation	n/a	n/a	n/a		n/a	n/a		n/a		n/a
Tax Gross-up	n/a	n/a	n/a		n/a	n/a		n/a		n/a
Automobile/Car Allowance(8)	n/a	n/a	45,900		45,900	45,900		n/a		n/a
401(k)(9)	n/a	n/a	20,250		20,250	20,250		n/a		n/a
Club Dues	n/a	n/a	96,750	(13)	96,750	96,750	(13)	75,000	(16)	n/a

Severance:
Cash Severance	n/a	n/a	n/a		10,338,000	n/a		n/a		n/a

Total	n/a	n/a	16,444,580		18,532,580	2,201,754		2,643,354		6,492,826
____________________

n/a means not applicable

(1)	Assumes there would have been no Accrued Compensation due and payable as of December 31, 2007.

(2)	Assumes base salary continuation payments for the period January 1, 2008 to and including December 31, 2011 of $2,000,000 per annum.

(3)	Executive will continue to provide not more than 500 hours of service per year for a period of three years at an annual base compensation of $500,000 per annum.

(4)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years. Assumes payment of incentive bonus of $500,000 for the year of termination based on the 2007 EPS target performance goal of $1.85. On February 19, 2008, the Compensation Committee authorized a 2007 bonus payment of $800,000 based on achieving the 2007 EPS performance goal of $2.00.

(5)	Assumes no increase of the Company’s aggregate annual cost of $11,208 as of December 31, 2007 to provide dental and medical benefits to the executive during the three-year transition period.

(6)	Assumes no increase of the aggregate annual premiums of $406 as of December 31, 2007 for life insurance and accidental death and dismemberment insurance during the three-year transition period.

(7)	Assumes no increase of the aggregate annual premiums of $1,338 as of December 31, 2007 for long- and short term disability insurance during the three-year transition period.

(8)	Assumes no increase of the Company’s annual cost as of December 31, 2007 of $15,300 for a company car or automobile allowance during the three-year transition period.

(9)	Assumes annual Company match under our 401(k) Plan of $6,750, the maximum match permitted for 2007, during the three-year transition term.

(10)	Assumes no increase of the Company’s annual cost of $7,250 of executive’s club membership(s) during the three-year transition period, plus transfer of the $75,000 initiation deposit for membership in such country club. The Company has agreed to transfer executive’s country club membership in effect as of November 1, 2005 (if still in effect on the date of termination), including all rights to the initiation deposit at no cost to the executive.

(11)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years, plus an additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding year. Assumes payment of incentive bonus of $750,000 for the year of termination based on an incentive bonus of $500,000 based on the 2007 EPS target performance goal of $1.85, plus $250,000 which is 50% of the incentive bonus payment for 2006. On February 19, 2008, the Compensation Committee authorized a 2007 bonus payment of $800,000 based on achieving the 2007 EPS performance goal of $2.00.

(12)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2007. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007.

(13)	Unvested shares of restricted stock will continue to vest during the three-year transition term, which will result in the executive forfeiting as of December 31, 2007, 55,556 shares of the outstanding restricted stock award granted on November 1, 2005. Represents the aggregate market value of such shares of restricted stock for which vesting will occur or has occurred, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007. Assumes that any performance conditions to be satisfied during the transition period have been satisfied.

(14)	All stock options outstanding as of December 31, 2007 have vested as of that date.

(15)	Unvested stock option awards will continue to vest during the three-year transition term, which will result all currently unvested stock options vesting by the end of the transition term. Represents the aggregate market value of such stock options for which vesting will occur or has occurred, determined by multiplying (a) the number of shares issuable upon exercise of the options by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 29, 2006 and (ii) the applicable option exercise price. Assumes that any performance conditions to be satisfied during the transition period have been satisfied.

(16)	Represents the $75,000 initiation deposit for executive’s country club membership. The Company has agreed to transfer executive’s country club membership in effect as of November 1, 2005 (if still in effect on the date of termination), including all rights to the initiation deposit at no cost to the executive. Represents the $75,000 initiation deposit for executive’s country club membership. The Company has agreed to transfer executive’s country club membership in effect as of November 1, 2005 (if still in effect on the date of termination), including all rights to the initiation deposit at no cost to the executive.

(17)	$10,338,000 or three times $3,446,000, which is the sum of (a) $2,000,000 (executive’s annual base salary), plus (b) the greater of the (i) $500,000 (the specified 2007 EPS target bonus at $1.85 for the year in which termination occurs) or (ii) $946,000 (highest annual bonus earned within the immediately prior three years), plus (c) $500,000, which was the aggregate amount of any other bonuses (including special bonuses) earned by the executive in 2006 (the immediately prior year).

Termination
		by the	Termination by the
	Termination	Executive	Company Without
	by the	Without	Cause or by the
	Company with	Good	Executive With	Change in
	Cause	Reason	Good Reason	Control	Death	Disability
Name	($)	($)	($)(1)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
David G. Bannister:(2)

Accrued Compensation(3)	—	—	—	—	—	—

Cash Compensation:			n/a	n/a	n/a	n/a
Base Salary(2)	n/a	n/a			n/a	n/a
Transition Payments	n/a	n/a	n/a	n/a	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus	n/a	n/a	n/a	n/a	n/a	n/a

Equity and Long-Term
Incentives:
Restricted Stock(4)	n/a	n/a	1,541,000	1,541,000	1,541,000	1,541,000
Stock Options(5)	n/a	n/a	—	3,630,500	3,630,500	1,817,000

Benefits & Perquisites:
Dental and Medical Benefits	n/a	n/a	n/a	n/a	n/a	n/a
Life and ADD Insurance			n/a	n/a	n/a	n/a
Long- and Short- Term Disability
Insurance	n/a	n/a	n/a	n/a	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a	n/a
Automobile/Car Allowance	n/a	n/a	n/a	n/a	n/a	n/a
401(k)	n/a	n/a	n/a	n/a	n/a	n/a
Club Dues	n/a	n/a	n/a	n/a	n/a	n/a

Severance:
Cash Severance	n/a	n/a	n/a	n/a	n/a	n/a

Total	n/a	n/a	1,541,000	5,171,500	5,171,500	3,412,000
____________________

n/a means not applicable

(1)	Assumes executive has been terminated effective December 31, 2007.

(2)	Executive is an at-will employee, except that he will be entitled to the payments on termination by the Company without “cause,” termination by the executive with “good reason” or a “change in control” as provided in the award agreements representing grants of stock options and restricted stock to the executive.

(3)	There would have been no Accrued Compensation due and payable as of December 31, 2007.

(4)	The vesting of all unvested shares of restricted stock will accelerate as of December 31, 2007 if termination is due to death, disability, termination by the Company without “cause,” by the executive with “good reason,” or upon a change in control. Represents the aggregate market value of such shares of restricted stock for which vesting has accelerated, determined by (a) multiplying the number of shares of restricted stock by (b) $61.64, the closing price per share of our common stock as reported on the NYSE for December 31, 2007.

(5)	The vesting of all unvested stock option awards will accelerate only upon death or a change in control. Stock options will continue to vest and be exercisable for 12 months if the termination is due to disability. Upon termination by the Company with or without “cause” or by the executive with or without “good reason” unvested stock options will terminate. Represents the aggregate market value of stock options for which vesting accelerates and stock options that will continue to vest, determined by multiplying (a) the number of options by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price.

Termination by (1)
the Executive for Any or
No Reason Coincident
With or During the
12-Month Period After
a Change in Control,
(2) by the Executive for
Termination	Good Reason
by Company	Coincident With or
Without Cause	During the 24-Month
or by the Executive	Period After a Change
With Good	in Control, or
Reason or	(3) by the Company
After a Change in	Without Cause
Termination	Termination	Control	Coincident With or	Termination	Termination
by the	by the Executive	Other Than	During the 24-Month	at End of	at End of
Company for	Without Good	as Provided in	Period After a Change	Employment	Transition	Death and
Cause	Reason	Column(e)	in Control	Term	Period	Disability
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Theodore I. Pincus:

Accrued Compensation(1)	—	—	—	—	—	—	—

Cash Compensation:
Base Salary(2)	n/a	n/a	162,055	n/a	n/a	n/a	n/a
Transition Payments(3)	n/a	975,000	975,000	975,000	975,000	n/a	n/a

Short-Term Incentives:
Cash Incentive Bonus(4)	n/a	n/a	293,923	(10)	118,923	(4)	118,923	(4)	n/a	118,923	(4)

Equity and Long-Term
Incentives:
Restricted Stock	n/a	n/a	—	—	—	—	—
Stock Options	n/a	n/a	586,512	(11)	586,512	(11)	—	(13)	586,512	586,512	(11)

Benefits & Perquisites:
Dental and Medical Benefits(5)	n/a	23,433	23,433	23,433	23,433	n/a	n/a
Life and ADD Insurance(6)	n/a	3,435	3,435	3,435	3,435	n/a	n/a
Long-and Short-Term
Disability Insurance(7)	n/a	8,535	8,535	8,535	8,535	n/a	n/a
Accrued Unpaid Vacation	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Tax Gross-up	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Automobile/Car Allowance(8)	n/a	62,273	62,273	62,273	n/a	n/a
401(k)(9)	n/a	20,250	20,250	20,250	n/a	n/a
Club Dues	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Severance:
Cash Severance	n/a	n/a	n/a	4,506,000	(12)	n/a	n/a	n/a

Total	n/a	1,092,926	2,135,416	6,304,361	1,211,849	5,865,512	705,435

____________________

n/a means not applicable

(1)	Assumes that there was no Accrued Compensation due and payable as of December 31, 2007.

(2)	Assumes base salary of $650,000 for 2007. Assumes employment agreement expiration date of March 31, 2008. Assumes a pro rated base salary continuation payment for the period January 1, 2008 to and including March 31, 2008 of $162,055 based on a 365 day year.

(3)	Executive will continue to provide not more than 500 hours of service per year for a period of three years at an annual base compensation of $325,000 per annum.

(4)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years. The highest incentive bonus within the preceding three years was $477,000.

(5)	Assumes no increase of the Company’s aggregate annual cost of $7,811 as of December 31, 2007 to provide dental and medical benefits to the executive during the three-year transition period.

(6)	Assumes no increase of the aggregate annual premiums of $1,145 as of December 31, 2007 for portable and non-portable life insurance and accidental death and dismemberment insurance during the three-year transition period.

(7)	Assumes no increase of the aggregate annual premiums of $2,845 as of December 31, 2007 for long- and short-term disability insurance during the three-year transition period.

(8)	Assumes no increase of the Company’s annual cost as of December 31, 2007 of $20,758 for a company car or automobile allowance during the three-year transition period.

(9)	Assumes annual Company match under our 401(k) Plan of $6,750, the maximum match permitted for 2007, during the three-year transition term.

(10)	Executive will be entitled to a pro rated incentive bonus for the year of termination based on the target annual incentive bonus for the year or, if no target annual incentive bonus was established for the year or the target annual incentive bonus for the year was materially reduced so as to constitute “good reason,” the highest incentive bonus earned within the preceding three years, plus an additional incentive bonus equal to one-half of the annual incentive bonus paid to the executive on account of the immediately preceding year. Assumes highest bonus paid in preceding three years was $477,000, which was the bonus amount paid for 2005 plus $175,000, which is 50% of the bonus paid for 2006.

(11)	The vesting of all unvested stock option awards will accelerate as of December 31, 2007. Represents the aggregate market value of such stock options for which vesting has accelerated, determined by multiplying (a) the number of option shares by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price.

(12)	Unvested stock option awards will continue to vest during the three-year transition term, which will result in the currently unvested stock options vesting by the end of the transition term. Represents the aggregate market value of such stock options for which vesting will occur or has occurred, determined by multiplying (a) the number of shares issuable upon exercise of the options by (b) the difference between (i) $61.64, the closing price per share of our common stock as reported by the NYSE for December 31, 2007 and (ii) the applicable option exercise price. Assumes that any performance conditions to be satisfied during the transition period have been satisfied.

(13)	$4,506,000 or three times $1,502,000, which is the sum of (a) $650,000 (executive’s annual base salary), plus (b) the greater of the (i) $325,000 (the specified target bonus for set by contract) or (ii) $477,000 (the highest annual bonus earned within the immediately prior three years as no target bonus was set for Mr. Pincus for 2007), plus (c) $375,000, which was the aggregate amount of any other bonuses (including special bonuses) earned by the executive for 2006 (the immediately prior year).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On December 11, 2006, the Board approved an amendment to the Charter of the Audit Committee to provide that the Audit Committee will review and approve all related party transactions that are required to be reported under Rule 404 of Regulation S-K promulgated by the SEC. The Audit Committee Charter provides that it will review and approve all related party transactions, including contracts or other transactions between or among the Company or a subsidiary and an officer or a director, or an immediate family member of an officer or director, or another company, firm or entity in which an officer or director serves as an officer or director, or any person who is known to be the beneficial owner of more than 5% of our common stock that we are required to report. Mr. Stamas is a partner of Kirkland & Ellis, a law firm that has been engaged during the last fiscal year to provide legal services to us in the ordinary course of business. At the Audit Committee meeting held in February 2007, the Audit Committee considered and approved the Company’s use of Kirkland & Ellis to provide legal services. For the year ended December 31, 2007, fees paid by us to Kirkland & Ellis were approximately $768,602. Mr. Stamas owns 2,863 shares of FTI’s common stock and stock options for 102,945 shares of common stock that are currently exercisable or will be exercisable on or before June 10, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of FTI’s financial reporting process, FTI’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

     The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of December 11, 2006. We review and reassess the Charter annually, and more frequently as necessary to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the amended and restated Charter of the Audit Committee is publicly available and can be found on the Company’s website at http://www.fticonsulting.com/web/about/Governance.html. The Charter of the Audit Committee has also been incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 29, 2008.

     The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board on May 16, 2007: Gerard E. Holthaus (Chair), Mark H. Berey, James W. Crownover and Gary C. Wendt. The Audit Committee and the Board have determined that Mr. Holthaus qualifies as an “audit committee financial expert,” based on his designation as a certified public accountant and his public accounting experience and experience as a chief financial officer of a publicly held company. All of the members of the Audit Committee qualify as financially literate and able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes.

     The independent registered public accounting firm is responsible for performing an independent audit of FTI’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews FTI’s quarterly financial statements. Management is responsible for FTI’s financial statements and the financial reporting process, including internal controls. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with FTI’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and FTI’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any management letter comments with FTI’s independent registered public accounting firm and management’s response.

     During fiscal 2007, the Audit Committee engaged KPMG as FTI’s independent registered public accounting firm for the quarters and year ended December 31, 2007. KPMG attended 11 of 12 regular and special meetings of the Audit Committee and met four times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. Management attended 12 regular and special meetings of the Audit Committee, and met two times with the Audit Committee in closed session with respect to audit, financial reporting and internal control matters. The Audit Committee met with the head of internal audit of the Company three times in closed session during 2007. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the head of internal audit without management and other committee members being present and he reported back to the other members of the Audit Committee with respect to those meetings.

      In this context, the Audit Committee hereby reports as follows:

1.	We have reviewed and discussed FTI’s audited consolidated financial statements as of and for the year ended December 31, 2007 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of FTI were prepared in accordance with U.S. generally accepted accounting principles.

2.	The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of FTI Consulting, Inc., and accounting principles, as applied to the financial reporting of FTI Consulting, Inc.

3.	The Audit Committee received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this proxy statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve all audit and permitted non-audit services performed by KPMG.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K of FTI for the fiscal year ended December 31, 2007, for filing with the SEC. We have concluded that KPMG, FTI’s independent registered public accounting firm for fiscal 2007, is independent from FTI and its management.

      We have retained KPMG as FTI’s independent registered public accounting firm for 2008.

      This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI.

Audit Committee

      Gerard E. Holthaus, Chair
      Mark H. Berey
      James W. Crownover
      Gary C. Wendt

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the second, third and fourth quarters and year ended December 31, 2006 and for the full year ended December 31, 2007. In connection with the audit of the 2006 and 2007 financial statements, we entered into an engagement agreement with KPMG that set forth the terms by which KPMG performs audit services for FTI. Our engagement letter with KPMG is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

	2007	2006
	(in thousands)
Audit Fees	$1,550	$1,321
Audit-Related Fees	392	58
Tax Fees	510	180
All Other Fees	2	—

     Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2007, approximately $1,407,000 in fees were incurred for audit (including the audit of internal controls over financial reporting), statutory audit and quarterly review services provided in connection with periodic reports filed under the Exchange Act, approximately $46,000 in fees were incurred related to the audit of FTI Capital Advisors, LLC, a NASD member firm, and approximately $97,000 in fees were incurred for the filing of registration statements under the Securities Act of 1933, as amended (the “Securities Act”) and other filings with the SEC, including comfort letter procedures. Audit-related fees principally include professional services related to assistance in financial due diligence for our acquisitions of other businesses. Tax fees primarily include tax compliance and planning services.

     KPMG has confirmed to us that it is in compliance with all rules, standards and policies of the ISB, PCAOB and SEC governing auditor independence.

     The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

     Ernst & Young LLP (“E&Y”) was our independent registered public accounting firm for the interim period ended March 31, 2006. The following table sets forth the aggregate fees for services rendered by E&Y as our independent registered public accounting firm for the period ended March 31, 2006 as well as services provided by E&Y during the year ended December 31, 2007. Our engagement letter with E&Y was subject to alternative dispute resolution procedures and an exclusion of punitive damages.

	2007	2006
	(in thousands)	(in thousands)
Audit Fees	$123	$259
Audit-Related Fees	—	—
Tax Fees	183	66
All Other Fees	—	—

     Audit fees for 2007 are fees we paid E&Y for consents issued by E&Y, of which approximately $108,000 was for consents covering the financial statements for the years ended December 31, 2004 and December 31, 2005 audited by E&Y and included in registration statements filed under the Securities Act in 2007 and approximately $15,000 was for consents covering the financial statements for the years ended December 31, 2004 and December 31, 2005 in connection with periodic reports filed under the Exchange Act. Audit fees for 2006 are fees we paid E&Y for the quarterly review for the period ended March 31, 2006 and procedures performed by E&Y in connection with issuing consents and reissuing audit reports for various filings during 2006. Tax fees primarily include tax compliance and planning services. E&Y did not provide any other services to us in 2007 and 2006.

     E&Y informed us during the first quarter of 2006 that they wished to retain us as a vendor on various matters. Depending on the scope and nature of such engagements, E&Y advised us that their independence could become impaired and thereby would preclude the firm from continuing to serve as our independent registered public accounting firm. On April 25, 2006, the Audit Committee approved, and on April 26, 2006, our Board ratified and approved, changing our independent registered public accounting firm from E&Y to KPMG. On April 26, 2006, the Board’s decision was communicated to E&Y and we mutually agreed to terminate E&Y’s services as our independent registered public accounting firm effective as of the completion of its review of our quarterly report on Form 10-Q for the quarter ended March 31, 2006.

     The reports of E&Y on our consolidated financial statements as of December 31, 2005 and 2004 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our the fiscal years ended December 31, 2005 and 2004 and through the interim period ended March 31, 2006, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused E&Y to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2005 and 2004 and through the interim period ended March 31, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     E&Y furnished us with letters dated April 26, 2006 and May 8, 2006 addressed to the SEC stating that it agrees with the above statements.

     For 2006, E&Y confirmed to us that it is in compliance with all rules, standards and policies of the ISB, PCAOB and SEC governing auditor independence.

     For 2006 and 2007, the Audit Committee or a subcommittee of the Audit Committee, pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by each of E&Y and KPMG, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our directors, officers and beneficial owners of more than ten percent of our total outstanding common shares who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2007, except that one Form 4 filed by Dominic DiNapoli reporting the withholding of shares of common stock on December 31, 2007 to pay the tax withholding liability upon the vesting of shares of restricted stock was filed on January 8, 2008, more than two business days following the filing deadline because of an inadvertent error.

PROPOSALS FOR THE 2009 ANNUAL MEETING

     If you want to present a proposal in the proxy statement at our 2009 annual meeting, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

     Stockholders intending to present a proposal at our 2008 annual meeting must comply with the requirements and provide the information set forth in our By-Laws. Under our By-Laws, a stockholder must deliver notice of a proposal and any required information to our Corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder’s notice to the Corporate Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock, which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For our annual meeting in 2009, we must receive stockholder proposals no earlier than December 22, 2008 and no later than January 21, 2009. If any stockholder proposal is received before December 22, 2008 or after January 21, 2009, it will be considered untimely, and we will not be required to present it at the 2009 annual meeting if submitted outside the processes of Rule 14a-8. If a stockholder wishes to submit a proposal at the 2009 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting, which will be December 22, 2008.

Appendix A

FTI CONSULTING, INC.
2006 GLOBAL LONG-TERM INCENTIVE PLAN

[Amended and Restated Effective as of June 10, 2008]

1. Establishment, Purpose and Types of Awards

     FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI”), hereby establishes the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan (the “Plan”). The general purposes of the Plan are to promote the long-term financial interest of FTI, including growth in the value of FTI’s equity and enhancement of long-term stockholder return, by: (i) attracting and retaining persons eligible to participate in the Plan; (ii) motivating Plan participants, by means of appropriate incentives, to achieve long-range goals; (iii) providing incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further aligning Plan participants’ interests with those of other stockholders of FTI through compensation that is based on FTI’s common stock.

2. Definitions

      Under the Plan, except where the context otherwise indicates, the following definitions apply:

(a)	“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

(b)	“Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan, or any cash-based awards granted pursuant to the provisions of the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change in Control” means: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares or the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that for purposes of any Award or sub-plan that constitutes a “nonqualified deferred compensation plan” or that provides for the “deferral of compensation,” as such terms are defined under Code Section 409A, the Committee, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A under any Award or sub-plan; provided, further, that the Committee may specify a different definition of Change in Control for any Award as the Committee deems necessary or desirable. For purposes of this Section 2(d), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)	“Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised of directors who are independent directors as defined in the New York Stock Exchange’s Listed Company Manual, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

(g)	“Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(i)	“Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan. For all purposes under the Plan, the term “relevant date” as used in this Section 2(i) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion.

(j)	“Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

3. Administration

(a)	Administration of the Plan. The Plan shall be administered by the Committee.

(b)

Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares to be covered by or used for reference purposes for each Award; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; (5) subject to the limitations of Sections 6(a)(2) and 6(b)(2), modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards ( provided however, that, except as otherwise specifically provided under the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company or its Affiliate; provided, however, (a) the Board may accelerate vesting terms and conditions and lapse of restrictions of outstanding Awards for reasons of (i) death, (ii) disability, (iii) Change in Control, (iv) retirement, or (v) an event of termination (including termination by the Company or its Affiliate without cause, termination by grantee for good reason, or settlement or waiver of claims or proceedings arising out of a termination by the Company or its Affiliate without cause), and (b) no such waiver or acceleration of lapse restrictions shall (i) be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted under such Code section, or (ii) be made with respect to a performance-based stock Award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code Section 162(m); and (7) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate administrative and ministerial duties to officers or employees of the Company as the Committee deems necessary or advisable in its sole and absolute discretion. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

(c)	Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)	Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.

(e)	Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

(f)	Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan and Awards issued hereunder pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. Shares Available for the Plan; Maximum Awards

     Subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 4,500,000 shares of Common Stock. Stock appreciation rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares issued upon settlement of the stock appreciation right. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(c) of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated as to any shares, or if any shares of Common Stock are repurchased by the Company in connection with any Award, the shares subject to such Award and the repurchased shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are repurchased by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

     Subject to adjustments as provided in Section 7(c) of the Plan, the following additional maximums are imposed under the Plan:

(1)	The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year to any one individual under this Plan shall be limited to 750,000 shares. Such per-individual limit shall not be adjusted to reflect any Award (and related shares of Common Stock) of an individual which is terminated, surrendered or canceled.

(2)	The maximum number of shares of Common Stock that may be issued with respect to Awards granted under the Plan that are described in Section 6(c), 6(d), 6(e), 6(f) or 6(h) shall not exceed an aggregate of 2,100,000 shares of Common Stock.

(3)	Not more than five percent (5%) of stock based Awards granted under the Plan that are described in Section 6(c), 6(d), 6(e) or 6(f) shall be granted with pro rata vesting periods ending less than (a) in the case of stock based Awards granted under the Plan that are described in Section 6(e), one- year measured from the date of grant, and (b) in the case of stock based Awards granted under the Plan that are described in Section 6(c), 6(d) or 6(f), three years measured from the date of grant.

(4)	The maximum dollar award that may be paid to any one individual as cash based Awards under the Plan as described in Section 6(g) in any year shall not exceed the aggregate amount of $15.0 million.

5. Participation

     Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Committee from time to time, subject to any restrictions imposed by applicable law. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6. Awards

     The Committee, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. Subject to any applicable requirements of Code Section 409A, the Committee may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. The maximum term for any Award shall not exceed ten years from the date of the grant of such Award.

(a)	Stock Options.

	(1)	In General. The Committee may from time to time grant to eligible participants Awards of incentive stock options or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. All stock options must have an exercise price at least equal to Fair Market Value as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option, and which otherwise meets the requirements of Section 422 of the Code.

	(2)	Prohibition on Option Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any option granted under the Plan, (i) through cancellation and replacement or regrant with lower priced options, (ii) through exchange, replacement, or buyouts of awarded options with cash, or (iii) by lowering the option exercise price of a previously granted Award, without the prior approval of FTI’s stockholders.

(b)	Stock Appreciation Rights.

	(1)	In General. The Committee may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of the Common Stock on the grant date. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of

Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(2) Prohibition on SAR Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any SAR granted under the Plan, (i) through cancellation and replacement or regrant with lower priced SARs, (ii) through exchange, replacement, or buyouts of awarded SARs with cash, or (iii) by lowering the SAR base price of a previously granted Award, without the prior approval of FTI’s stockholders.

(c)	Stock Awards. The Committee may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

(d)	Phantom Stock. The Committee may from time to time grant Awards to eligible participants denominated in stock-equivalent units (referred to as “phantom stock”, “phantom stock units”, “restricted stock units”, and “stock units”) in such amounts and on such terms and conditions as it shall determine. Stock-equivalent units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of stock-equivalent units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock-equivalent unit solely as a result of the grant of a stock-equivalent unit to the grantee.

(e)	Performance Awards. The Committee may, in its discretion, grant performance awards which become vested or payable on account of attainment of one or more performance goals during a specified period as established by the Committee. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. Performance goals established by the Committee shall be based on objectively determinable performance goals selected by the Committee that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate. For Awards intended to be “performance-based compensation,” the grant of the performance awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m) and in accordance with Code Section 409A to the extent applicable.

The performance goals shall be based on one or more of the following criteria: EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. EBITDA means earnings before interest, taxes, depreciation and amortization. At any time prior to the final determination of the performance awards, the Committee may adjust the performance goals and awards for participants to the extent the Committee deems appropriate considering the requirements of Section 162(m) of the Code. Upon completion of a performance period, the Committee shall determine whether the performance goals have been met and certify in writing to the extent such goals have been satisfied.

(f)	Other Stock-Based Awards. The Committee may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee.

(g)	Cash-Based Awards. The Committee may from time to time grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets, and shall be payable in cash.

(h)	Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 4, (b) increases the number of shares available under the Plan, as set forth in Section 4; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to Section 162(m) of the Code. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

7. Miscellaneous

(a)	Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or any of its Affiliates, or make provision satisfactory to the Committee for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or any of its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or any of its Affiliates of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)	Transferability. No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(c)	Adjustments for Corporate Transactions and Other Events.

(1) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Section 4 of the Plan and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board, in its sole discretion, determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made with respect to any or all particular Awards. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

	(2)	Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(c)(1), and subject to the limitations of Sections 6(a)(2) and 6(b)(2), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, in its discretion and without the consent of the holders of the Awards, may make: (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

	(3)	Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. Notwithstanding the foregoing, the terms of the Grant Agreement shall control to the extent that it otherwise provides different treatment for an Award in the event of any transaction resulting in a Change in Control of the Company. In the event of such termination as described in the first sentence hereof, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

	(4)	Unusual or Nonrecurring Events. The Committee is authorized to make, in its discretion and without the consent of holders of Awards, and subject to the limitations of Sections 6(a)(2) and 6(b)(2), adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)	Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as the result of a merger or consolidation of the employing entity with the Company or any of its Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(e)	Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion hereof at any time; provided, however, that without approval of stockholders of FTI, no such amendment or modification shall be made that (i) would increase the total number of shares of Common Stock that may be granted under the Plan, in the aggregate, with respect to any type of Award, or with respect to any individual during any one calendar year, as provided in Section 4 of the Plan, in either case except as provided in Section 7(c) and (ii) is required to be submitted to stockholders of the Company for approval pursuant to the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other governmental or regulatory authority (including any other securities exchange) to which the Company is subject or on which the Company’s equity securities are then listed. Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

The Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan.

To the extent any provision of the Plan or any Award, or action by the Board or Committee would subject any participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and any Awards will comply with Code Section 409A to the extent applicable, and the Plan and any Awards shall be interpreted and construed on a basis consistent with such intent. The Plan or any Award may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the participant.

(f)	Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan.

(g)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)	Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(i)	Effective Date; Termination Date. The Plan was initially adopted by the Board on March 29, 2006 and was further adopted by the Board on May 26, 2006, subject to approval by the FTI stockholders. The Plan shall be effective as of the date of approval of FTI’s stockholders (the “Effective Date”). No Award shall be granted under the Plan after the tenth anniversary of the Effective Date (or, if applicable, after the tenth anniversary of the latest stockholder approval of the Plan, including without limitation, any stockholder approval of any amendment to the Plan to increase the share award capacity hereunder). Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(j)	Compliance with Securities Laws; Listing and Registration. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state or foreign laws. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

(k)	No Lien or Security Interest. No Award and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of FTI, and any purported pledge, attachment, or encumbrance thereof other than in favor of FTI shall be void and unenforceable against FTI or any Affiliate.

(l)	Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)	Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(n)	Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock or restricted stock awards, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.

(o)	Treatment for other compensation purposes. Payments and other benefits received by a participant pursuant to an Award shall not be deemed part of a participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

(p)	Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for any participant’s election, attempt to elect or failure to elect to include the value of a restricted stock Award or other Award subject to Section 83 in the participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

(q)	No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of a stock option or SAR will impose no obligation upon the participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a participant of the date on which any Award lapses except in the Grant Agreement.

(r)	Right to Offset. Notwithstanding any provisions of the Plan to the contrary, the Company may offset any amounts to be paid to a participant (or, in the event of the participant’s death, to his beneficiary or estate) under the Plan against any amounts that such participant may owe to the Company.

(s)	Furnishing Information. A participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

(t)	Construction. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

(u)	Effect on other plans. The FTI Consulting, Inc. 2004 Long-Term Incentive Plan, FTI Consulting, Inc. Non-Employee Director Compensation Plan, and the Company’s 1997 Stock Option Plan shall remain in full force and effect on and after the Effective Date. Nothing contained in the Plan shall be deemed to preclude other compensation or equity plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.

ATTN: JOANNE CATANESE 500 EAST PRATT STREET SUITE 1400 BALTIMORE, MD 21202
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by FTI Consulting, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FTI Consulting, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, MARK, SIGN, DATE AND PROMPTLY RETURN THE PORTION BELOW IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FTICO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FTI CONSULTING, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR CLASS III DIRECTORS AND FOR PROPOSALS 2 and 3 LISTED BELOW.

Vote on Directors

1.	ELECTION OF THREE CLASS III DIRECTORS.

Nominees:
	01)	Mark H. Berey
	02)	Jack B. Dunn, IV
	03)	Gerard E. Holthaus

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	APPROVE THE ADDITION OF 1,000,000 SHARES OF COMMON STOCK TO THE FTI CONSULTING, INC. 2006 GLOBAL LONG-TERM INCENTIVE PLAN.	☐	☐	☐

3.	RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and adjournment or postponement thereof to the extent permitted by law.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized person.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to Be Held on June 10, 2008:
The Annual Report and Notice and Proxy Statement are available at http://ww3.ics.adp.com/streetlink/fCN

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoint(s) Messrs. Jack B. Dunn, IV and Jorge A. Celaya, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 10, 2008 at the executive office of the Company located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202 at 9:30 a.m. Eastern Time, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on March 19, 2008, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)